UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

BLUEROCK RESIDENTIAL GROWTH REIT, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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712 Fifth Avenue, 9th Floor
New York, New York 10019
Proxy Statement and
Notice of Annual Meeting of Stockholders
To Be Held September 28, 2018
Dear Stockholder:
You are cordially invited to attend the annual meeting of stockholders (the “Annual Meeting”) of Bluerock Residential Growth REIT, Inc. (the “Company”) to be held at 12:00 P.M. Eastern time on September 28, 2018. The Annual Meeting will be held at the Warwick Hotel, 65 West 54th Street at 6th Avenue, New York, New York 10019, in the Westminster Room (33rd Floor). Directions to the meeting can be obtained by calling (212) 843-1601.
At the Annual Meeting, you will be asked to consider and vote on the following proposals:
1.
Third Amended 2014 Incentive Plans.   Approve the amendment and restatement of each of our Second Amended 2014 Individuals Plan and our Second Amended 2014 Entities Plan (together, the “Second Amended 2014 Incentive Plans,” and as amended and restated pursuant to this proposal, the “Third Amended 2014 Incentive Plans”). See “Proposal 1: Third Amended 2014 Incentive Plans” beginning on page 11 of the accompanying proxy statement.

2.
Election of Directors.   Elect the five director nominees named in the accompanying proxy statement to hold office until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified. See “Proposal 2: Election of Directors” beginning on page 23 of the accompanying proxy statement.

3.
Ratification of Independent Auditor.   Ratify the selection of BDO USA, LLP as our independent registered public accounting firm for fiscal year ending December 31, 2018. See “Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm” beginning on page 72 of the accompanying proxy statement.

4.
Other Business.   Attend to such other business as may properly come before the meeting and any adjournment or postponement thereof.

After careful consideration of each of the proposals above, THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS TO BE CONSIDERED AND VOTED ON AT THE ANNUAL MEETING.
Only stockholders of record of our Class A common stock (the “Class A Common Stock”) and our Class C common stock (the “Class C Common Stock”) at the close of business on August 8, 2018 will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.
This notice and the enclosed proxy statement, proxy card, and annual report to stockholders is being mailed to our stockholders on or about August 10, 2018.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 28, 2018:

Our proxy statement, form of proxy card and 2017 annual report to stockholders are also available at http://www.bluerockresidential.com.

If you have any questions or require any assistance with respect to voting your shares, please contact the Company’s proxy solicitor at the contact listed below:
Morrow Sodali LLC
470 West Avenue
Stamford CT, 06902
Banks and Brokerage Firms Call: (203) 658-9400
Stockholders Call Toll Free: (800) 662-5200
E-mail: BRG@morrowsodali.com
By Order of the Board of Directors,
Michael L. Konig
Secretary
August 10, 2018

BLUEROCK RESIDENTIAL GROWTH REIT, INC.
712 Fifth Avenue
9th Floor
New York, New York 10019
(212) 843-1601

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on September 28, 2018.
This proxy statement is available
at http://www.bluerockresidential.com/.
The accompanying proxy is solicited by the board of directors of Bluerock Residential Growth REIT, Inc. (the “Company,” “we,” “our,” or “us”) for use in voting at the 2018 annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will be held at 12:00 P.M. Eastern time on September 28, 2018, at the Warwick Hotel, 65 West 54th Street at 6th Avenue, New York, New York 10019, in the Westminster Room (33rd Floor), and at any adjournment or postponement thereof, for the purposes set forth herein. For information on how to obtain directions to attend the Annual Meeting and vote in person, please contact our Investor Relations department at (888) 558-1031 or via email at investor.relations@bluerockre.com.
This proxy statement, proxy card, and annual report to stockholders is being mailed to stockholders on or about August 10, 2018.
In this proxy statement, we refer to our sponsor, Bluerock Real Estate, L.L.C., as “Bluerock,” and BRG Manager, LLC, as our “former Manager.” We refer to our operating partnership, Bluerock Residential Holdings, L.P. as our “Operating Partnership,” and to its wholly owned subsidiary, Bluerock REIT Operator, LLC, as “REIT Operator.”

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Q:
Why did you send me this proxy statement?

A:
We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”), and is designed to assist you in voting. You are invited to attend the Annual Meeting to vote in person on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card as described below.

Q:
What is a proxy?

A:
A proxy is a person who votes the shares of stock of another person who could not attend a meeting. The term “proxy” also refers to the proxy card or other method of appointing a proxy. When you submit your proxy, you are appointing R. Ramin Kamfar and Jordan B. Ruddy, each of whom is an officer of the Company, as your proxies, and you are giving them permission to vote your shares of common stock at the Annual Meeting. The appointed proxies will vote all of your shares of common stock as you instruct, unless you submit your proxy without instructions. In this case, they will vote FOR each of the five director nominees named in this proxy statement. With respect to any other proposals to be voted upon, they will vote in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion. If you do not submit your proxy, they will not vote your shares of common stock. Accordingly, it is important for you to return the proxy card to us as soon as possible, whether or not you plan on attending the Annual Meeting.

Q:
When is the Annual Meeting and where will it be held?

A:
The Annual Meeting will be held on September 28, 2018, at 12:00 P.M. Eastern time at the Warwick Hotel, 65 West 54th Street at 6th Avenue, New York, New York, 10019, in the Westminster Room (33rd Floor).

Q:
Who is entitled to vote at the Annual Meeting?

A:
Anyone who owned shares of our Class A Common Stock or our Class C Common Stock at the close of business on August 8, 2018, the record date for the Annual Meeting (the “Record Date”), or their duly appointed proxies, are entitled to vote at the Annual Meeting. Our Class A Common Stock and our Class C Common Stock are the only classes of our common stock, and are the only classes of securities entitled to vote at the Annual Meeting.

Q:
Who can attend the Annual Meeting?

A:
All holders of our Class A Common Stock or our Class C Common Stock at the close of business on the Record Date, or their duly appointed proxies, are authorized to attend the Annual Meeting. In order to be admitted to the Annual Meeting, you must present proof of ownership of our stock on the Record Date. Such proof can consist of: a brokerage statement or letter from a broker indicating ownership on the Record Date; a proxy card; a voting instruction form; or a legal proxy provided by your broker or nominee. Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of the proof of ownership.

Q:
How many shares of Class A Common Stock and Class C Common Stock are outstanding?

A:
As of August 8, 2018 (i.e., the Record Date), there were 23,665,211 shares of our Class A Common Stock and 76,603 shares of our Class C Common Stock outstanding and entitled to vote. The Class C Common Stock is entitled to fifty votes for each share held; thus, for purposes of the Annual Meeting, a total of 27,495,361 shares of our common stock are deemed outstanding and entitled to vote.

Q:
What will constitute a quorum at the Annual Meeting?

A:
A quorum consists of the presence, in person or by proxy, of stockholders holding at least a majority of the aggregate number of shares of our Class A Common Stock outstanding and shares of our Class C Common Stock deemed outstanding on the Record Date. There must be a quorum present in order for the Annual Meeting to be a duly held meeting at which business can be conducted. If you submit your proxy, even if you abstain from voting, you will be considered in determining the presence of a quorum.

Q:
How many votes do I have?

A:
You are entitled to one vote for each share of Class A Common Stock and fifty votes for each share of Class C Common Stock you held as of the Record Date.

Q:
What am I voting on?

A:
At the Annual Meeting, you will be asked to vote on the following proposals:

1.
To approve the Third Amended 2014 Incentive Plans.

2.
To elect each of the five director nominees to serve on our board of directors until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified

3.
To approve the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

4.
You may also be asked to vote on any other business as may properly come before the Annual Meeting.

Q:
How may I vote on each proposal?

A:
You may vote on each proposal as follows:

Proposal 1:
You may vote for, against or abstain on the vote to approve the Third Amended 2014 Incentive Plans.

Proposal 2:
You may vote for any or each of the five director nominees named in this proxy statement to serve on the board of directors, withhold from any particular director nominee, or withhold from all director nominees.

Proposal 3:
You may vote for, against or abstain from voting to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Proposal 4:
You may vote for, against or abstain on the vote to approve any other business as may properly come before the Annual Meeting.

Q:
How does the board of directors recommend I vote on each of the proposals?

A:
The recommendations of the board of directors are set forth together with the description of each item in this proxy statement. In summary, the board of directors recommends a vote:

•
FOR the approval of the Third Amended 2014 Incentive Plans (see Proposal 1);

•
FOR the election as directors of the five director nominees named in this proxy statement (see Proposal 2); and

•
FOR the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (see Proposal 3).

Should any business not described above properly come before the Annual Meeting, the persons named in the proxy will vote in accordance with their judgment.

Q:
How can I vote?

A:
You can vote in person at the Annual Meeting or by proxy. You may authorize a proxy by completing, dating, signing and promptly returning the proxy card in the pre-addressed, postage-paid envelope provided with this proxy statement. You may also authorize a proxy to vote by telephone, or via the internet by following the procedures described in your proxy card. Those stockholders of record authorizing a proxy to vote by telephone or via the internet must do so no later than 11:59 p.m. Eastern Time, on September 27, 2018.

If you elect to attend the Annual Meeting, you can submit your vote in person, and any previous votes that you submitted by mail will be superseded.
Q.
Are voting procedures different if I hold my shares in the name of a broker, bank or other nominee?

A.
If your shares are held in a “street name” through a broker, bank or other nominee, please refer to the instructions provided by such nominee regarding how to vote your shares or to revoke your voting instructions. The availability of telephone, fax and Internet proxy authorization depends on the voting processes of the broker, bank or other nominee.

Q:
What if I submit my proxy and then change my mind?

A:
You have the right to revoke your proxy at any time before the Annual Meeting by:

(1)
providing written notice of the revocation to Michael L. Konig, our Secretary;

(2)
attending the Annual Meeting and voting in person; or

(3)
submitting another proxy card dated after your first proxy card by telephone, or via the internet, if we receive it no later than 11:59 p.m. Eastern Time on September 27, 2018.

Only the most recent proxy vote will be counted, and all others will be discarded, regardless of the method of voting.
Q:
Will my vote make a difference?

A:
Yes. Your vote could affect the composition of our board of directors, as well as the outcome of the proposal regarding our Company’s ability to incentivize and retain our management and non-employee directors through awards under the Third Amended 2014 Incentive Plans, and the ratification of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Moreover, your vote is needed to ensure that these proposals can be acted upon. Because we are a widely held company, YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Q:
What is a broker “non-vote,” and how are such votes cast and counted?

A:
A “broker non-vote” occurs when a broker does not receive voting instructions from the beneficial owner of shares of common stock on a particular matter and indicates on the proxy delivered with respect to such shares of common stock that it does not have discretionary authority to vote on that matter.

SEC rules prohibit brokers from voting their customers’ shares on proposals considered by the rules of the NYSE American to be “non-routine” matters without receiving voting instructions from the customer. Under the rules of the NYSE American, Proposal 1 (the vote to approve the Third Amended 2014 Incentive Plans) and Proposal 2 (the election of directors) are considered “non-routine” matters. Beneficial owners of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted in connection with these proposals.
Proposal 3 (the ratification of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018) is the only matter to be presented at the Annual Meeting that is considered “routine” under NYSE American rules, and on which brokers may vote in their discretion on behalf of beneficial owners who have not provided voting instructions.

Broker non-votes will be considered “present” for the purpose of determining whether a quorum exists, but for Proposal 1 and Proposal 2, will not be counted as votes cast, and will have no effect on the result of the vote.
Q:
How are abstentions counted?

A:
Abstentions will be considered “present” for the purpose of determining whether a quorum exists. Under Maryland law, abstentions are not considered to be votes cast on a proposal. However, with respect to matters for which stockholder approval is a prerequisite to the listing of shares, the NYSE American has taken the position that abstentions should be treated as votes cast. Since the approval of Proposal 1 (the vote to approve the Third Amended 2014 Incentive Plans) would require the listing on the NYSE American of the increased number of shares of our Class A Common Stock issuable under the Third Amended 2014 Incentive Plans, an abstention with respect to Proposal 1 will be treated as a vote cast, and will thus have the same effect as a vote “against” Proposal 1.

For the other proposals, consistent with Maryland law, abstentions will not be treated as votes cast and will have no effect on the result of the vote.
Q:
What are the voting requirements to approve Proposals 1 and 3?

A:
Under our bylaws, the affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required to approve Proposal 1 (the vote to approve the Third Amended 2014 Incentive Plans) and Proposal 3 (the vote to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018).

This means that Proposals 1 and 3 need to receive more “for” votes than “against” votes in order to be approved. In the event that no option receives a majority of the votes cast on any such proposal, we will consider the option that receives the most votes to be the option selected by stockholders on such proposal.
Q:
What are the voting requirements to approve Proposal 2?

A:
Under our bylaws, in order to be elected as a director as described in Proposal 2, a director nominee must receive the affirmative vote of a plurality of all votes cast at the Annual Meeting at which a quorum is present. This means that a director nominee with the most votes for a particular board seat is elected to that seat. Because the number of director nominees does not exceed the number of board seats, a director nominee need only receive a single “for” vote to be elected. “Withhold” votes and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, but will be considered “present” for the purpose of determining the presence of a quorum. If an incumbent director nominee fails to receive the required number of votes for reelection, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualified.

Q:
How will voting on any other business be conducted?

A:
We do not know of any business to be considered at the Annual Meeting other than the vote to approve the Third Amended 2014 Incentive Plans, the election of directors, and the ratification of the selection of our independent registered public accounting firm for the fiscal year ending December 31, 2018. However, if any other business is properly presented at the Annual Meeting, your submitted proxy gives authority to R. Ramin Kamfar and Jordan B. Ruddy, and each of them, to vote on such matters in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.

Q:
When are the stockholder proposals for the next annual meeting of stockholders due?

A:
Stockholders interested in nominating a person as a director or presenting any other business for consideration at our annual meeting of stockholders in 2019 may do so by following the procedures prescribed in Article II, Section 11 of our Bylaws. To be eligible for presentation to and action by the stockholders at the 2019 annual meeting, director nominations and other stockholder proposals must be received by Michael L. Konig, our Secretary, no earlier than the 150th day, nor later than 5:00 P.M. Eastern Time on the 120th day, prior to the first anniversary of the date of this proxy statement (i.e., no earlier than March 13, 2019 and no later than April 12, 2019). However, if we hold our 2019 annual meeting before August 29, 2019, or after October 28, 2019, stockholders must submit proposals no earlier than 150 days prior to the 2019 annual meeting date and no later than the later of 120 days prior to the 2019 annual meeting date or ten (10) days after announcement of the 2019 annual meeting date.
Q:
Who will solicit and pay the cost of soliciting proxies for the Annual Meeting?

A:
We will bear all expenses incurred in connection with the solicitation of proxies. We have retained Morrow Sodali LLC, a proxy solicitation firm, to solicit proxies in connection with the Annual Meeting at a cost of approximately $15,000 plus expenses. Additionally, our officers, directors and employees may solicit proxies by mail, personal contact, letter, telephone, telegram, facsimile or other electronic means. They will not receive any additional compensation for those activities, but they may be reimbursed for their out-of-pocket expenses.

Q.
If I plan to attend the Annual Meeting in person, should I notify anyone?

A.
While you are not required to notify anyone in order to attend the Annual Meeting, if you do plan to attend the Annual Meeting, we would appreciate it if you would contact our Investor Relations department at (888) 558-1031 or via email at investor.relations@bluerockre.com.

Q:
Who can I contact with questions on how to vote?

A:
If you have questions regarding the Annual Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help in voting your shares of common stock, please contact our Proxy Solicitor:

Morrow Sodali LLC
470 West Avenue
Stamford CT, 06902
Banks and Brokerage Firms Call: (203) 658-9400
Stockholders Call Toll Free: (800) 662-5200
E-mail: BRG@morrowsodali.com
Q:
How can I contact the Company?

A:
The Company’s principal executive offices are located at 712 Fifth Avenue, 9th Floor, New York, New York 10019. The Company’s telephone number is (212) 843-1601, and the telephone number for our Investor Relations department is (888) 558-1031.

Q:
Where can I find more information?

A:
We file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information we file with the SEC on the web site maintained by the SEC at http://www.sec.gov. Our SEC filings are also available to the public at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 or 1-202-551-7900 for further information regarding the public reference facilities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below sets forth, as of August 8, 2018 (i.e., the Record Date), certain information regarding the beneficial ownership of shares of our Class A Common Stock and shares of our Class C Common, as well as shares of our Class A Common Stock issuable upon redemption of units of limited partnership interest in the Operating Partnership (“OP Units”) and long-term incentive plan units of the Operating Partnership (“LTIP Units”), for (1) each person who is the beneficial owner of 5% or more of our outstanding shares of common stock, (2) each of our directors and named executive officers (“NEOs”) and other executive officers (our NEOs and other executive officers, collectively, the “Executive Officers,” and each, an “Executive Officer”), and (3) all of our directors and Executive Officers as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The extent to which a person will hold shares of Class A Common Stock or Class C Common Stock as opposed to OP Units or LTIP Units is set forth in the table below.
The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, our shares of common stock subject to options, vesting or other rights (as set forth above) held by that person that are exercisable or will become exercisable or vest within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.
Name of Beneficial Owner	Title of Class of Securities Owned	Amount and Nature of Beneficial Ownership	Percent of Class(6)
Named Executive Officers and Directors:(1)
R. Ramin Kamfar	Class A Common Stock(2)	14,763	*
	Class C Common Stock(2)	41,979	54.80%
	OP Units(2)	4,332,723	69.54%
	LTIP Units(2)(3)	707,584	96.42%
Jordan B. Ruddy(4)	Class A Common Stock	6,000	*
	Class C Common Stock	8,670	11.32%
	OP Units	424,845	6.82%
James G. Babb(4)	Class A Common Stock	9,480	*
	Class C Common Stock	10,916	14.25%
	OP Units	594,626	9.54%
Ryan S. MacDonald(4)	Class A Common Stock	2,057	*
	Class C Common Stock	2,729	3.56%
	OP Units	139,597	2.24%
Christopher J. Vohs(4)	Class A Common Stock	2,575	*
Michael L. Konig(4)	Class C Common Stock	8,670	11.32%
	OP Units(5)	472,296	7.58%
Brian D. Bailey, Independent Director	Class A Common Stock	15,274	*
	LTIP Units	8,763	1.19%*
Elizabeth Harrison, Independent Director	—	—	—
I. Bobby Majumder, Independent Director	Class A Common Stock	14,225	*
	LTIP Units	8,763	1.19%*

Name of Beneficial Owner	Title of Class of Securities Owned	Amount and Nature of Beneficial Ownership	Percent of Class(6)
Romano Tio, Independent Director	Class A Common Stock	18,244	*
	LTIP Units	8,763	1.19%*
All Named Executive Officers and Directors as a Group(3)(4)(6)		6,853,542	22.32%
5% Stockholders:
BlackRock, Inc.(7) 55 East 52nd Street New York, NY 10022	Class A Common Stock	1,555,701	6.6%
Renaissance Technologies LLC(8) Renaissance Technologies Holdings Corporation 800 Third Avenue New York, NY 10022	Class A Common Stock	1,391,896	5.88%

*
Less than 1%.

(1)
The address of each beneficial owner listed is 712 Fifth Avenue, 9th Floor, New York, New York 10019.

(2)
10,148 shares of Class A Common Stock, 4,000,437 OP Units and 509,243 LTIP Units reflected in totals are pledged as a security in connection with third party loans.

(3)
Totals do not include 361,043 remaining unvested LTIP Units issued to Mr. Kamfar on January 1, 2018 pursuant to his Executive Agreement, which will vest and become nonforfeitable in accordance with the vesting periods (and any applicable performance criteria and targets) of each initial award, subject to continued employment and other conditions.

(4)
Totals do not include the following remaining unvested LTIP Units issued to each such Executive Officer on January 1, 2018 pursuant to their Executive Agreement: (a) 160,496 unvested LTIP Units issued to Mr. Ruddy; (b) 160,496 unvested LTIP Units issued to Mr. Babb; (c) 155,489 unvested LTIP Units issued to Mr. MacDonald; (d) 58,191 unvested LTIP Units issued to Mr. Vohs; and (e) 160,496 unvested LTIP Units issued to Mr. Konig. The remaining unvested LTIP Units attributable to each such Executive Officer will vest and become nonforfeitable in accordance with the vesting periods (and any applicable performance criteria and targets) of each initial award, subject to continued employment and other conditions.

(5)
472,296 OP Units reflected in total are pledged as a security in connection with a third party loan.

(6)
Percentages per class are based on 23,665,211 shares of Class A Common Stock outstanding, 76,603 shares of Class C Common Stock outstanding, 6,230,757 OP Units outstanding and 733,873 vested LTIP Units outstanding, in each case as of August 8, 2018 (i.e., the Record Date). (As of August 8, 2018, there were a total of 1,790,084 LTIP Units outstanding. However, percentages per class for LTIP Units reflect only the 733,873 vested LTIP Units outstanding, and do not reflect the additional 1,056,211 unvested LTIP Units outstanding as of August 8, 2018 as set forth in footnotes 3 and 4 above.) Percentages for all NEOs is based on the total of all shares of Class A Common Stock, Class C Common Stock, OP Units and vested LTIP Units combined, for a total of 30,706,444, as each is an equivalent unit of ownership.

(7)
Based on the Schedule 13G/A filed with the SEC on January 29, 2018. This report includes holdings of various subsidiaries of BlackRock, Inc.

(8)
Based on the Schedule 13G filed with the SEC on February 14, 2018. This report is a joint filing of Renaissance Technologies LLC and Renaissance Technologies Holding Corporation.

PROPOSAL 1
APPROVAL OF THIRD AMENDED 2014 INCENTIVE PLANS
Summary of the Third Amended 2014 Incentive Plans
We currently have in effect the Second Amended and Restated 2014 Equity Incentive Plan for Individuals (the “Second Amended 2014 Individuals Plan”) and the Second Amended and Restated 2014 Equity Incentive Plan for Entities (the “Second Amended 2014 Entities Plan”). We refer to these plans together as the “Second Amended 2014 Incentive Plans.” We are asking our stockholders to consider and approve the Third Amended 2014 Equity Incentive Plan for Individuals and the Third Amended 2014 Equity Incentive Plan for Entities (which we refer to together as the “Third Amended 2014 Incentive Plans”). The Third Amended 2014 Incentive Plans were adopted by our board of directors on August 9, 2018, subject to the approval of our stockholders. Copies of the Third Amended 2014 Incentive Plans are attached hereto as Appendices A and B. This summary of the provisions of the Third Amended 2014 Incentive Plans is qualified in its entirety by reference to the full text of each of the Third Amended 2014 Incentive Plans. To the extent of any conflict between this summary and the Third Amended 2014 Incentive Plans, the Third Amended 2014 Incentive Plans will govern. Capitalized terms used but not defined herein will have the meanings ascribed to them in the Third Amended 2014 Incentive Plans.
Background and Purpose
The Company’s incentive plans were originally adopted by our board of directors on December 16, 2013, and approved by our stockholders on January 23, 2014, as the 2014 Equity Incentive Plan for Individuals (the “2014 Individuals Plan”) and the 2014 Equity Incentive Plan for Entities (the “2014 Entities Plan,” and together with the 2014 Individuals Plan, the “2014 Incentive Plans”). The 2014 Incentive Plans were subsequently amended and restated by the Amended 2014 Incentive Plans as adopted by our board of directors on April 7, 2015 and approved by our stockholders on May 28, 2015.
On August 3, 2017 and October 18, 2017, our board of directors adopted, and on October 26, 2017 our stockholders approved, the Second Amended 2014 Incentive Plans, which superseded and replaced in their entirety the Amended 2014 Incentive Plans. Under the Second Amended 2014 Incentive Plans, we have reserved and authorized an aggregate of 1,550,000 shares of our common stock for issuance (which includes shares of our common stock issued pursuant to awards granted on and after May 28, 2015 under the Amended 2014 Incentive Plans).
Our board of directors considers the Second Amended 2014 Incentive Plans an integral part of our ability to attract and retain independent directors, executive officers and other key employees, including employees of the Operating Partnership, and (while we were externally managed), employees of the former Manager, and their affiliates, as well as other service providers, including (while we were externally managed) the former Manager. The Second Amended 2014 Incentive Plans provide for the grant of options to purchase shares of our common stock, stock awards, stock appreciation rights, performance units, incentive awards and other equity-based awards. Our board of directors believes that the Second Amended 2014 Incentive Plans have benefited the Company by (i) assisting in recruiting and retaining the services of individuals and other service providers with high ability and initiative, (ii) providing greater incentives for participants who provide valuable services to the Company and its affiliates, and (iii) associating the interests of participants with the Company and its stockholders.
On August 9, 2018, our board of directors approved the amendment and restatement of each of the Second Amended 2014 Individuals Plan (the “Third Amended 2014 Individuals Plan”), and the Second Amended 2014 Entities Plan (the “Third Amended 2014 Entities Plan”), as described herein, subject to the approval of our stockholders.

The significant changes included in the Third Amended 2014 Incentive Plans can be summarized as follow:
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The aggregate number of shares of our Class A Common Stock authorized for issuance under the Third Amended 2014 Incentive Plans is 3,800,000 shares (which includes shares of our common stock issued pursuant to awards granted on and after May 28, 2015 under the Amended 2014 Incentive Plans and the Second Amended 2014 Incentive Plans). This represents an increase in the aggregate share authorization of 2,250,000 shares from the authorization under the Second Amended 2014 Incentive Plans.

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As described in our proxy statement for the 2017 annual meeting of stockholders, upon the consummation of the internalization of the management functions of our former Manager on October 31, 2017 (the “Internalization”), the former Manager ceased to be eligible for grants under the Second Amended 2014 Entities Plan, and its officers and employees ceased to be eligible for grants under the Second Amended 2014 Individuals Plan by virtue of their service to the former Manager in such capacities. Accordingly, the Third Amended 2014 Incentive Plans reflect the removal of the former Manager and its officers and employees as eligible participants thereunder.

The more significant features of the Third Amended 2014 Incentive Plans are summarized below. The summary of the Third Amended 2014 Incentive Plans is qualified in its entirety by reference to the plan documents, copies of which are attached as Appendix A and Appendix B to this proxy statement. Copies of the Third Amended 2014 Incentive Plans also may be accessed from the Securities and Exchange Commission’s Web site at www.sec.gov.
The Board of Directors recommends that you vote “FOR” Proposal 1.
Administration of the Third Amended 2014 Incentive Plans
The Third Amended 2014 Incentive Plans will be administered by the compensation committee of our board of directors, except that the Third Amended 2014 Incentive Plans will be administered by our board of directors with respect to awards made to directors who are not employees. This summary uses the term “administrator” to refer to the compensation committee or our board of directors, as applicable. The administrator will approve who will receive grants under the Third Amended 2014 Incentive Plans, determine the type of award that will be granted and will specify the number of shares of our Class A Common Stock subject to each grant; provided, however, that a member of our board who is not also our employee or an employee of the Operating Partnership or an affiliate of the Company may not be granted awards in any calendar year with respect to more than 40,000 shares of common stock. Up to five percent (5%) of the aggregate number of shares of our Class A Common Stock authorized for issuance under the Third Amended 2014 Incentive Plans (or 190,000 shares based on a total authorization of 3,800,000 shares) may be granted by the administrator without regard to the minimum vesting periods described below. The administrator also may accelerate the vesting or exercisability of any award if the acceleration is effected in connection with the termination of the participant’s employment or service.
As of March 31, 2015, 194,562 shares of Class A Common Stock (comprised of 179,562 shares of Class A Common Stock underlying LTIP Unit awards and 15,000 restricted shares of Class A Common Stock) had been issued under the 2014 Incentive Plans (prior to their amendment and restatement as the Amended 2014 Incentive Plans). As of August 8, 2017, 475,000 additional shares of Class A Common Stock (comprised of 467,500 shares of Class A Common Stock underlying LTIP Unit awards and 7,500 restricted shares of Class A Common Stock) had been issued under the Amended 2014 Incentive Plans (prior to their further amendment and restatement as the Second Amended 2014 Incentive Plans). As of August 8, 2018, 1,075,000 additional shares of Class A Common Stock (comprised of 1,075,000 shares of Class A Common Stock underlying LTIP Unit awards) had been issued under the Second Amended 2014 Incentive Plans (prior to their further amendment and restatement as the Third Amended 2014 Incentive Plans, as proposed by this Proposal 1).

Except as otherwise indicated in this proxy statement, awards under the Third Amended 2014 Incentive Plans will be made at the administrator’s discretion. We are unable to determine who will be selected to receive awards other than those described herein, or the type, size or terms of any such awards that may be granted.
Eligibility
Employees and officers of our Company and our affiliates (including employees of our Operating Partnership and REIT Operator), and members of our board of directors, will be eligible to receive grants under the Third Amended 2014 Individuals Plan. In addition, individuals who provide significant services to us or an affiliate, including individuals who provide services to us or an affiliate by virtue of employment with, or providing services to, our Operating Partnership or REIT Operator, will be eligible to receive grants under the Third Amended 2014 Individuals Plan. Currently, the Company has five (5) directors, six (6) officers and no employees who will be eligible for grants under the Third Amended 2014 Individuals Plan, and our Operating Partnership and REIT Operator collectively have approximately fifty (50) employees who will be eligible for grants under the Third Amended 2014 Individuals Plan.
If our stockholders approve the Third Amended 2014 Incentive Plans pursuant to this Proposal 1, other entities that provide significant services to us or our affiliates that are selected by the administrator may also receive grants under the Third Amended 2014 Entities Plan. However, the former Manager will not be eligible for grants under the Third Amended 2014 Entities Plan, and any officers and employees thereof  (if any) will not be eligible for grants under the Third Amended 2014 Individuals Plan by virtue of their service to the former Manager in such capacities.
Share Authorization
Currently, the aggregate number of shares of our Class A Common Stock that may be issued under the Second Amended 2014 Incentive Plans is equal to 1,550,000 shares. As of August 8, 2018, all 1,550,000 shares of Class A Common Stock available for issuance under the Second Amended 2014 Incentive Plans, including shares of Class A Common Stock underlying LTIP Unit awards, had been issued, as further described below.
The aggregate number of shares of our Class A Common Stock that will be authorized for issuance under the Third Amended 2014 Incentive Plans is 3,800,000 shares, which total includes the 1,550,000 shares previously issued under the Second Amended 2014 Incentive Plans. For that reason, the aggregate number of additional shares of our Class A Common Stock that will be available for issuance under the Third Amended 2014 Incentive Plans with respect to awards granted on and after stockholder approval is equal to 2,250,000 shares. (The prior issuance of 194,562 shares pursuant to awards granted under the 2014 Incentive Plans will not reduce the number of shares authorized or available for issuance under the Third Amended 2014 Incentive Plans.)
The issuance of shares or awards under the Third Amended 2014 Individuals Plan reduces the number of shares that may be issued under the Third Amended 2014 Entities Plan, and vice versa.
In connection with stock splits, dividends, recapitalizations and certain other events, our board of directors will make equitable adjustments that it deems appropriate in the aggregate number of shares of our Class A Common Stock that may be issued under the Third Amended 2014 Incentive Plans, the individual grant limit for Nonemployee Directors described below, and the terms of outstanding awards.
If any options or stock appreciation rights terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or are paid in cash without delivery of common stock or if any stock awards, performance units or other equity-based awards are forfeited (including any such awards granted under the 2014 Incentive Plans, the Amended 2014 Incentive Plans, and/or the Second Amended 2014 Incentive Plans that are forfeited, exchanged, etc. after approval of the Third Amended 2014 Incentive Plans), the shares of our Class A Common Stock subject to such awards will again be available for purposes of the Third Amended 2014 Incentive Plans. Shares of our Class A Common Stock tendered or withheld to satisfy the exercise price of an award or for tax withholding are not available for future grants under the Third Amended 2014 Incentive Plans. If shares of common stock are issued upon the exercise of a stock appreciation right, the number of shares available for future awards under the Third Amended 2014 Incentive Plans shall be reduced by the number of shares for which the stock appreciation right was exercised rather than the number of shares issued to the participant.
Awards Under the Third Amended 2014 Incentive Plans
Options
The Third Amended 2014 Individuals Plan authorizes the grant of incentive stock options (under Section 422 of the Code) and both the Third Amended 2014 Individuals Plan and the Third Amended 2014 Entities Plan authorize the grant of options that do not qualify as incentive stock options. The exercise price of each option will be determined by the administrator, provided that the price cannot be less than 100% of the fair market value of the shares of our Class A Common Stock on the date on which the option is granted (or 110% of the shares’ fair market value on the grant date in the case of an incentive stock option granted to an individual who is a “ten percent stockholder” under Sections 422 and 424 of the Code). Except for adjustments to equitably reflect stock splits, stock dividends or similar events, the exercise price of an outstanding option may not be reduced and no payment may be made to cancel an “underwater” option without the approval of our stockholders. The exercise price for any option is generally payable (i) in cash, (ii) by certified check, (iii) by the surrender of shares of our Class A Common Stock (or attestation of ownership of shares of our Class A Common Stock) with an aggregate fair market value on the date on which the option is exercised, equal to the exercise price, or (iv) by payment through a broker in accordance with procedures established by the Federal Reserve Board. The term of an option cannot exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to an individual who is a “ten percent stockholder”). The administrator will prescribe when an option will become exercisable, but options generally will not become exercisable before the first anniversary of its grant, except in the event of the death or disability of the holder or a Change in Control of the Company, and further provided that awards for up to five percent (5%) of the aggregate number of shares of Class A Common Stock authorized for issuance under the Third Amended 2014 Incentive Plans may be granted or awarded without regard to the one-year minimum vesting requirement, in the discretion of the administrator. A participant cannot sell or dispose of more than fifty percent of the shares acquired under an option before the earlier of the first anniversary of the date of the option exercise or the date the participant is no longer employed by or providing services to us, or the Operating Partnership or REIT Operator. Incentive stock options may only be granted under the Third Amended 2014 Individuals Plan to our employees and employees of our subsidiaries.
Stock Awards
The Third Amended 2014 Incentive Plans also provide for the grant of stock awards. A stock award is an award of shares of our Class A Common Stock that are subject to vesting requirements, restrictions on transfer and other restrictions as the administrator determines in its sole discretion on the date of grant, including the attainment of performance objectives. The restriction period generally will be at least one year, except in the event of the death or disability of the holder or a Change in Control of the Company, and further provided that awards for up to five percent (5%) of the aggregate number of shares of Class A Common Stock authorized for issuance under the Third Amended 2014 Incentive Plans may be granted or awarded without regard to the one-year minimum vesting requirement, in the discretion of the administrator. A participant may not sell or dispose of more than fifty percent of the shares acquired under a stock award before the earlier of the first anniversary of the date the stock award vests or the date the participant is no longer employed by or providing services to us, or the Operating Partnership. A participant who receives a stock award will have all of the rights of a stockholder as to those shares, including, without limitation, voting rights and the right to receive distributions; provided that if a stock award does not vest solely on the basis of continued employment or service, dividends will be accumulated and paid only when, and to the extent that, the stock award vests. During the period when stock awards are non-transferable or forfeitable, (i) a participant is prohibited from selling, transferring, pledging, exchanging, hypothecating or otherwise disposing of the participant’s stock award shares, (ii) the Company will retain custody of any certificates and (iii) a participant must deliver a stock power to the Company for each stock award.

Stock Appreciation Rights
The Third Amended 2014 Incentive Plans authorize the grant of stock appreciation rights. A stock appreciation right provides the participant with the right to receive, upon exercise of the stock appreciation right, a payment in cash, shares of our Class A Common Stock or a combination of the two. The amount that the participant will receive upon exercise of the stock appreciation right generally will equal the excess of the fair market value of the shares of our Class A Common Stock on the date of exercise over the shares’ fair market value on the date of grant. Stock appreciation rights will become exercisable in accordance with terms determined by the administrator but generally will not become exercisable before the first anniversary of the grant, except in the event of the death or disability of the holder or a Change in Control of the Company, and further provided that awards for up to five percent (5%) of the aggregate number of shares of Class A Common Stock authorized for issuance under the Third Amended 2014 Incentive Plans may be granted or awarded without regard to the one-year minimum vesting requirement, in the discretion of the administrator. A participant cannot sell or dispose of more than fifty percent of the shares acquired under a stock appreciation right before the earlier of the first anniversary of the date the stock appreciation right is exercised or the date the participant is no longer employed by or providing services to us, or the Operating Partnership or REIT Operator. Stock appreciation rights may be granted in tandem with an option grant or as independent grants. The term of a stock appreciation right cannot exceed ten years from the date of grant or five years in the case of a stock appreciation right granted under the Third Amended 2014 Individuals Plan in tandem with an incentive stock option awarded to an individual who is a “ten percent stockholder.”
Performance Units
The Third Amended 2014 Incentive Plans also authorize the grant of performance units. Performance units represent the participant’s right to receive an amount, based on the value of a specified number of shares of our Class A Common Stock, if performance goals or other requirements established by the administrator are met. The administrator will determine the applicable performance period, the performance goals and such other conditions that apply to the performance unit. If the performance goals are met, payment will be made with respect to the performance units. Performance units will become earned or vested in accordance with terms determined by the administrator, but generally will not become earned or vested before the first anniversary of their grant, except in the event of the death or disability of the holder or a Change in Control of the Company, and further provided that awards for up to five percent (5%) of the aggregate number of shares of Class A Common Stock authorized for issuance under the Third Amended 2014 Incentive Plans may be granted or awarded without regard to the one-year minimum vesting requirement, in the discretion of the administrator. Performance units will be paid in cash, shares of our Class A Common Stock, other equity-based awards (including LTIP Units), other securities or property or a combination thereof. No more than fifty percent of the shares issued in settlement of performance units may be sold or disposed of before the first anniversary of the date that the shares were issued or the date that the participant is no longer employed by or providing services to us, or the Operating Partnership or REIT Operator.
Incentive Awards
The Third Amended 2014 Incentive Plans also authorize us to make incentive awards. An incentive award entitles the participant to receive a payment if certain requirements are met. The administrator will establish the requirements that must be met before an incentive award is earned and the requirements may be stated with reference to one or more performance measures or criteria prescribed by the administrator. A performance goal or objective may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index and may be adjusted for unusual or non-recurring events, changes in applicable tax laws or accounting principles. The period in which the performance will be measured will be at least one year, and the administrator will determine the applicable performance goals and such other conditions that apply to the incentive award. If the performance goals are met, the incentive award will be paid. Incentive awards will become earned or vested in accordance with terms determined by the administrator, but generally will not become earned or vested before the first anniversary of their grant, except in the event of the death or disability of the holder or a Change in Control of the Company, and further provided that awards for up to five percent (5%) of the aggregate number of shares of Class A

Common Stock authorized for issuance under the Third Amended 2014 Incentive Plans may be granted or awarded without regard to the one-year minimum vesting requirement, in the discretion of the administrator. An incentive award that is earned will be settled in a single payment which may be in cash, Class A Common Stock, an other equity-based award (including LTIP Units), or a combination thereof. No more than fifty percent of the shares issued in settlement of an incentive award may be sold or disposed of before the first anniversary of the date that the shares are issued or the date that the participant is no longer employed by or providing services to us, or the Operating Partnership or REIT Operator.
Other Equity-Based Awards
The administrator may grant other types of stock-based awards as other equity-based awards, including LTIP Units, under the Third Amended 2014 Incentive Plans. Other equity-based awards are payable in cash, shares of our Class A Common Stock or shares or units of such other equity, or a combination thereof, as determined by the administrator. The terms and conditions of other equity-based awards are determined by the administrator, and will include a requirement that performance objectives or other criteria be satisfied. Other equity-based awards generally will not become earned or vested before the first anniversary of their grant, except in the event of the death or disability of the holder or a Change in Control of the Company, and further provided that awards for up to five percent (5%) of the aggregate number of shares of Class A Common Stock authorized for issuance under the Third Amended 2014 Incentive Plans may be granted or awarded without regard to the one-year minimum vesting requirement, in the discretion of the administrator. In addition, a participant may not sell or dispose of more than fifty percent of the shares of common stock or other equity interests (including LTIP Units) covered by an other equity-based award before the earlier of the first anniversary of the date that the shares or interests become vested or the date that the participant is no longer employed by or providing services to us, or the Operating Partnership or REIT Operator.
LTIP Units are a special class of partnership interest in our Operating Partnership. Each LTIP Unit awarded will be deemed equivalent to an award of one share of Class A Common Stock under the Third Amended 2014 Incentive Plans, reducing their aggregate share authorization for other awards on a one-for-one basis. We will not receive a tax deduction for the value of any LTIP Units granted to participants. The vesting period for any LTIP Units, if any, will be determined at the time of issuance. LTIP Units, whether vested or not, will receive the same quarterly per-unit distributions as OP Units, which distributions will generally equal the per share distributions on shares of our Class A Common Stock. This treatment with respect to quarterly distributions is similar to the expected treatment of our stock awards, which will generally receive full dividends whether vested or not. Initially, LTIP Units will not have full parity with OP Units with respect to liquidating distributions. Under the terms of the LTIP Units, our Operating Partnership will revalue its assets upon the occurrence of certain specified events, and any increase in the Operating Partnership’s valuation from the time of the last revaluation until such event will be allocated first to the holders of LTIP Units to equalize the capital accounts of such holders with the capital accounts of holders of OP Units. Upon equalization of the capital accounts of the holders of LTIP Units with the other holders of OP Units, the LTIP Units will achieve full parity with OP Units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP Units may be converted into an equal number of OP Units at any time, and thereafter enjoy all the rights of OP Units, including redemption/exchange rights. However, there are circumstances under which such parity would not be reached. Until and unless such parity is reached, the value that a holder of LTIP Units will realize for a given number of vested LTIP Units will be less than the value of an equal number of shares of our Class A Common Stock.
Dividend Equivalent Rights
The administrator may grant dividend equivalent rights in connection with the grant of performance units, other equity-based awards and incentive awards granted under the Third Amended 2014 Incentive Plans. Dividend equivalent rights may be paid currently or accrued as contingent cash obligations (in which case they may be deemed to have been reinvested in shares of our Class A Common Stock or otherwise reinvested) except that if the underlying award will not vest solely on account of continued employment or service, any dividend equivalents will be accumulated and paid only when and to the extent that the underlying award vests.

Section 162(m)
Section 162(m) of the Code limits, to $1,000,000, the deduction that a public corporation may claim each year for compensation paid to each of its “covered employees.” Section 162(m) of the Code, as amended by the Tax Cuts and Jobs Act enacted on December 22, 2017 (the “TCJA”), provides that our chief executive officer, chief financial officer and our three other most highly compensated executives are “covered employees.” In addition, an individual who is a “covered employee” in any year after 2016 will remain a “covered employee” under Section 162(m) of the Code in later years, regardless of the individual’s officer status or level of compensation. The TCJA also eliminated the exception that allowed “performance based compensation” to be deductible without regard to the deduction limit.
The Company has determined that the deduction limitation has not limited the deductibility of our executives’ compensation and is not expected to affect the Company’s compensation deductions in the foreseeable future. The compensation committee of our board of directors will be assessing the impact of the changes to Section 162(m) of the Code to determine what adjustments to our executive compensation practices, if any, it considers appropriate. However, in order to maintain flexibility in compensating our Executive Officers in a manner designed to promote our corporate goals, including retaining and providing incentives to the NEOs, the compensation committee of our board of directors has not adopted a policy that all compensation must be deductible.
Change in Control
If we experience a Change in Control, the administrator may, at its discretion, provide that outstanding awards that are Time-Based Awards and that are not exercised prior to the Change in Control will be assumed by the surviving entity, or will be replaced by a comparable substitute award of substantially equal value granted by the surviving entity. Any Time-Based Awards so assumed or replaced with substitute awards in connection with the Change in Control will vest in accordance with their original terms, except that any such Time-Based Awards or substitute awards granted under the Third Amended 2014 Individuals Plan automatically become vested in full if  (A) the holder’s employment or service with the Company, the Successor Entity, or an affiliate thereof is terminated (i) involuntarily without Cause or following non-renewal of the holder’s employment agreement, (ii) voluntarily by the holder with Good Reason, or (iii) on account of the holder’s death or disability, and (B) the holder remained in the continuous employ or service of the Company, the Successor Entity, or the applicable affiliate thereof from the date of such Change in Control until the date of such termination of employment or service.
On the date of such Change in Control, all outstanding Time-Based Awards that are not assumed or replaced with substitute awards in connection with the Change in Control will become fully exercisable, restrictions and conditions on outstanding stock awards will lapse, and performance units, incentive awards or other equity-based awards will become earned and nonforfeitable in their entirety.
Performance Awards that are outstanding on the date of such Change in Control must be assumed or replaced with substitute awards granted under the Third Amended 2014 Incentive Plans in connection with the Change in Control. Such assumed or substituted Performance Awards will be of the same type of award as the original Performance Awards being assumed or replaced, and will have a value, as of the date of such Change in Control, that is substantially equal to the value of the original Performance Awards. In addition, such assumed or substituted Performance Awards will continue to vest in accordance with the terms and conditions of the original Performance Awards being assumed or replaced; provided, that the performance objectives and measures of the original Performance Awards being assumed or replaced shall be adjusted as the administrator determines is equitably required. Notwithstanding the preceding sentence (and solely with respect to assumed or substitute awards for Performance Awards originally granted under the Third Amended 2014 Individuals Plan), if  (A) the holder’s employment with the Company, the Successor Entity, or an affiliate thereof is terminated (i) involuntarily without Cause, (ii) following non-renewal of the employment agreement, if any, between the holder and the Company, the Successor Entity or the applicable affiliate thereof  (if the holder has an employment agreement requiring accelerated vesting in such case), (iii) voluntarily by the holder with Good Reason, or (iv) on account of the holder’s death or disability, and (B) the holder remained in the continuous employ of the Company, the Successor Entity or the applicable affiliate thereof from the date of such Change in Control until the date of such termination of employment, then the assumed or substituted Performance Awards will automatically become vested with respect to a pro rata number of the shares or other securities subject to such assumed or substituted Performance Awards based on the extent to which the performance or other objectives are achieved as of the date of such termination of employment or service. Any portion of any such Performance Awards that does not become so vested will be forfeited.
The administrator may also provide that any Time-Based Awards (or any portion thereof) that become vested in connection with the Change in Control as set forth above may be cancelled, in the sole discretion of the administrator, in exchange for a payment, in cash or shares of our common stock or other securities or consideration received by stockholders in the Change in Control transaction, in an amount substantially equal to (i) the price per share of Class A Common Stock received by stockholders (in the case of vested shares of Class A Common Stock), (ii) the amount by which the price per share of Class A Common Stock received by stockholders exceeds the option price or Initial Value (in the case of Options and SARs), and (iii) if applicable, the value of the other securities or property in which a Performance Unit or Other Equity-Based Award is denominated. However, in the case of Options and SARs, if the option price or Initial Value exceeds the price per share of Class A Common Stock received by stockholders in the Change in Control transaction, the Option or SAR may be cancelled without any payment to the holder.
In summary, a Change in Control under the Third Amended 2014 Incentive Plans occurs if:
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a person, entity or affiliated group (with certain exceptions) acquires, in a transaction or series of transactions, more than 50% of the total combined voting power of our outstanding securities;

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there occurs a merger, consolidation, reorganization, or business combination, unless the holders of our voting securities immediately prior to such transaction have more than 50% of the combined voting power of the securities in the successor entity or its parent;

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we (i) sell or dispose of all or substantially all of our assets or (ii) acquire assets or stock of another entity, unless the holders of our voting securities immediately prior to such transaction have more than 50% of the combined voting power of the securities in the successor entity or its parent; or

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during any period of twelve consecutive months, individuals who, at the beginning of such period, constitute our board of directors together with any new directors (other than individuals who become directors in connection with certain transactions or election contests) cease for any reason to constitute a majority of our board of directors.

The Code has special rules that apply to “parachute payments,” i.e., compensation or benefits the payment of which is contingent upon a Change in Control. If certain individuals receive parachute payments in excess of a safe harbor amount prescribed by the Code, the payor is denied a federal income tax deduction for a portion of the payments and the recipient must pay a 20% excise tax, in addition to income tax, on a portion of the payments.
If we experience a Change in Control, benefits provided under the Third Amended 2014 Incentive Plans could be treated as parachute payments. In that event, the Third Amended 2014 Incentive Plans provide that the benefits under the Third Amended 2014 Incentive Plans, and all other parachute payments provided under other plans and agreements, will be reduced to the safe harbor amount, i.e., the maximum amount that may be paid without excise tax liability or loss of deduction, if the reduction allows the participant to receive greater after-tax benefits. The benefits under the Third Amended 2014 Incentive Plans and other plans and agreements will not be reduced, however, if the participant will receive greater after-tax benefits (taking into account the 20% excise tax payable by the participant) by receiving the total benefits. The Third Amended 2014 Incentive Plans also provide that these provisions do not apply to a participant who has an agreement with us providing that the participant cannot receive payments in excess of the safe harbor amount.

Clawback Policy
Any award granted under the Third Amended 2014 Incentive Plans, and any payment made with respect to any such award, are subject to the condition that we may require such award to be returned, and any payment made with respect to such award to be repaid, if such action is required under the terms of any Company recoupment or “clawback” (forfeiture or repayment) policy as in effect on the date the award was granted or if recoupment is required by any law, rule, requirement or regulation.
Amendment; Termination
Our board of directors may amend or terminate the Third Amended 2014 Incentive Plans at any time, provided that no amendment may adversely impair the rights of participants under outstanding awards. Our stockholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. Our stockholders also must approve, among other things, any amendment that materially increases the benefits accruing to participants under the Third Amended 2014 Incentive Plans, materially increases the aggregate number of shares of our Class A Common Stock that may be issued under the Third Amended 2014 Incentive Plans (other than on account of stock dividends, stock splits, or other changes in capitalization as described above) or materially modifies the requirements as to eligibility for participation in the Third Amended 2014 Incentive Plans. For the avoidance of doubt, without the approval of stockholders, our board of directors may not (except on account of stock dividends, stock splits, or other changes in capitalization) (a) reduce the option price per share of an outstanding option or the exercise price of a stock appreciation right, (b) cancel an outstanding option or stock appreciation right when the option price or exercise prices applicable exceeds the fair market value of our common stock or (c) take any other action that may be treated as a repricing of an option or stock appreciation right under the rules and regulations of the principal exchange on which the common stock is listed for trading. Unless terminated sooner by our board of directors or extended with stockholder approval, the Third Amended 2014 Incentive Plans will terminate on the day before the tenth anniversary of the date our board of directors adopted the Third Amended 2014 Incentive Plans.
Federal Tax Consequences
Counsel advised us regarding the federal income tax consequences of the Third Amended 2014 Incentive Plans. No income is recognized by a participant at the time an option or stock appreciation right is granted. If the option is an incentive stock option, no income will be recognized upon the participant’s exercise of the incentive stock option. Income is recognized by a participant when he or she disposes of shares acquired under an incentive stock option. The exercise of a nonqualified stock option or a stock appreciation right generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option price or the amount paid in settlement of the stock appreciation right.
Income is recognized on account of the grant of a stock award or another equity-based award (other than LTIP Units) when the shares or other property subject to the award first become transferable or are no longer subject to a substantial risk of forfeiture. At that time, the participant recognizes ordinary income equal to the fair market value of the shares or other property, less any amount paid by the participant for the shares or other property.
A participant should not recognize income on account of the grant or vesting of LTIP Units. The amount received under the LTIP Units will be taxed as ordinary income or capital gain, depending on the character of the income received by the Operating Partnership. Upon a sale or exchange of an LTIP Unit a participant will recognize long-term or short-term capital gain, depending on the period that the participant held the LTIP Units.
No income is recognized upon the grant of performance units or incentive awards. Income will be recognized on the date that payment is made under the performance units or incentive award in an amount equal to the amount paid in settlement of the awards.
The employer (either the Company or its affiliate) generally will be entitled to claim a federal income tax deduction on the account of the exercise of a nonqualified stock option or stock appreciation right, the vesting of a stock award or other equity-based award and the settlement of performance units and incentive awards. The amount of the deduction generally is equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or exercise of an incentive stock option but may claim a federal income tax deduction on account of certain dispositions of shares acquired under an incentive stock option.
Proposed Third Amended 2014 Incentive Plans
This Proposal No. 1 requests stockholder approval of the Third Amended 2014 Incentive Plans as previously approved by our board of directors, which will reflect an aggregate of 3,800,000 shares authorized for issuance (an aggregate increase of 2,250,000 shares available for issuance).
Additional Shares Available for Issuance
When the Second Amended 2014 Incentive Plans were approved by stockholders in October 2017, they provided for the issuance of an aggregate of 1,550,000 shares (an increase of 1,075,000 shares from the limit in effect prior to such approval). As described in our proxy statement for the 2017 annual meeting of stockholders, the increased capacity under the Second Amended 2014 Incentive Plans was expected to provide sufficient additional shares for at least one additional year, inclusive of potential payments in 2018 of annual equity awards to our Executive Officers pursuant to their Executive Agreements, and annual equity grants to our independent directors, As reflected in the following table, on January 1, 2018, grants of LTIP Units were made under the Second Amended 2014 Incentive Plans to each of our Executive Officers pursuant to their Executive Agreements, and to each of our independent directors in payment of the equity portion of their annual retainer. As anticipated, as of August 8, 2018, all of the shares available for issuance under the Second Amended 2014 Incentive Plans have been issued, leaving no shares available for issuance thereunder. If the stockholders approve this Proposal No. 1, the aggregate number of shares available for issuance under the Third Amended 2014 Incentive Plans will be increased by 2,250,000 shares (so that the aggregate number of shares authorized for issuance under the Second Amended 2014 Incentive Plans and the Third Amended 2014 Incentive Plans will be 3,800,000 shares). As discussed in more detail below, we anticipate that such an increase will provide for adequate shares for approximately four (4) additional years. The following table reflects the activity that will have taken place since October 26, 2017 if this Proposal No. 1 is approved:
Shares Available For Future Grants
Shares available and reserved at inception of Second Amended 2014 Incentive Plans – October 26, 2017:	1,075,000
LTIP Units – Granted January 1, 2018:
R. Ramin Kamfar(1)	(361,043)
Jordan B. Ruddy(1)	(160,496)
James G. Babb, III(1)	(160,496)
Ryan S. MacDonald(1)	(155,489)
Christopher J. Vohs(1)	(58,191)
Michael L. Konig (through K&A)(1)	(160,496)
Brian D. Bailey(2)	(6,263)
I. Bobby Majumder(2)	(6,263)
Romano Tio(2)	(6,263)
Shares available under Second Amended 2014 Incentive Plans as of August 8, 2018:	0
Requested shares under Proposal No. 1:	2,250,000
Shares available under Third Amended 2014 Incentive Plans after authorized increase:(3)	2,250,000

(1)
On January 1, 2018, each of our Executive Officers received grants of LTIP Units pursuant to their Executive Agreements under the Second Amended 2014 Incentive Plans.

(2)
On January 1, 2018, each of our independent directors received a grant of 6,263 LTIP Units under the Second Amended 2014 Incentive Plans.

(3)
If the stockholders approve this Proposal No. 1, an aggregate of 2,250,000 shares will be available for issuance under the Third Amended 2014 Incentive Plans.

Reasons for the Requested Share Increase
As of August 8, 2018 (i.e., the Record Date), there were a total of 31,762,655 shares of our common stock, OP Units, and LTIP Units outstanding (comprised of 23,665,211 shares of Class A Common Stock, 76,603 shares of Class C Common Stock, 6,230,757 OP Units, and 1,790,084 LTIP Units). Since our IPO in April 2014, our stockholder equity has grown significantly through both common and preferred stock follow-on offerings, and since the adoption of the Second Amended 2014 Incentive Plans in October 2017, our stockholder equity has continued its growth through the Internalization and our continuous Series B Preferred Unit offering. We currently have no additional shares available for issuance under the Second Amended 2014 Incentive Plans, and with our continued growth, it is difficult to forecast how many shares we will need each year. We anticipate that increasing the aggregate number of shares that may be issued under the Third Amended 2014 Incentive Plans pursuant to awards granted on and after the date that stockholders approve the Third Amended 2014 Incentive Plans by 2,250,000 shares will provide for adequate shares for approximately four (4) additional years (reserving sufficient shares to cover (i) potential payment of time- and performance-based equity awards to our Executive Officers at maximum payment levels, and (ii) payment of the equity portion of the annual retainer payable to our independent directors). In determining that amount, we engaged a compensation consultant, FPL Associates L.P. (“FPL”), to provide an analysis of certain of our equity incentive compensation practices, including the number of shares reserved for issuance under our Second Amended 2014 Incentive Plans. In connection with this engagement, FPL conducted an analysis of the amounts of the performance-based equity awards under the Third Amended 2014 Incentive Plans for which our NEOs and other Executive Officers are eligible pursuant to the terms of their Executive Agreements, reviewed the Second Amended 2014 Incentive Plans relative to potential ISS and institutional investor concerns, and recommended an appropriate size of new share authorization for inclusion in the Third Amended 2014 Incentive Plans. The compensation committee and the board of directors utilized this information in recommending that stockholders approve the Third Amended 2014 Incentive Plans. However, this is only an estimate, in the judgment of the compensation committee and the board of directors, based on current circumstances. The total number of shares that may be awarded under the Third Amended 2014 Incentive Plans in any one year or from year to year may change based on any number of variables, including, without limitation, the value of our Class A Common Stock (as higher stock prices generally require the issuance of fewer shares to produce awards of the same grant date fair value), changes in the compensation practices of our competitors or in the market generally, changes in the number of our employees, changes in the number of our directors, NEOs and/or other Executive Officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, the need to attract, retain and incentivize key talent, the type of awards we grant, and how we choose to balance total compensation between cash and equity-based awards.
In determining the appropriate size of new share authorization for inclusion in the Third Amended 2014 Incentive Plans, the compensation committee and the board of directors also considered the total amount of awards outstanding under existing grants. As of August 8, 2018, there were a total of 1,056,211 unvested LTIP Units. The 1,056,211 outstanding unvested LTIP Units represent approximately 3.3% of our outstanding shares of Class A Common Stock (inclusive of shares of Class A Common Stock underlying outstanding Class C Common Stock, OP Units and LTIP Units). We believe that our success could not have been achieved without the efforts of our management. The demand and competition for qualified personnel in the real estate investment industry remains high, and without a strong retention program, it would be extremely difficult to retain qualified personnel. We believe that the ability to grant awards under the Third Amended 2014 Incentive Plans is necessary to retain our management team, and our non-employee directors, and to remain competitive in our industry. Without stockholder approval of the

Third Amended 2014 Incentive Plans, there will be no awards available to our management team, or our non-employee directors, and we will be forced to either reduce or eliminate long-term incentive awards or replace them with cash compensation. If we eliminate long-term awards, it will likely diminish our ability to retain our management team. If we instead pay compensation in cash, the amount of capital that we have available to reinvest in our growth will be reduced. We believe that both of these alternatives may reduce stockholder value.
Appraisal Rights
Under Maryland law and our charter, you will not be entitled to rights of appraisal with respect to the approval of the Third Amended 2014 Incentive Plans. Accordingly, to the extent that you object to the Third Amended 2014 Incentive Plans, you will not have the right to have a court judicially determine (and you will not receive) the fair value for your shares of common stock under the provisions of Maryland law governing appraisal rights.
Vote Required
The affirmative vote of a majority of the votes cast by stockholders present in person or by proxy at the Annual Meeting is required to approve this proposal.
For purposes of the vote on this proposal, both broker non-votes and abstentions will be considered present for the purpose of determining the presence of a quorum.
However, under the NYSE American rules, brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote. Broker non-votes and other shares not voted will not be counted as votes cast, and will therefore have no effect on the result of the vote on this proposal.
In addition, under the NYSE American rules, abstentions will be counted as votes cast, and will therefore have the same effect as votes “against” the proposal.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE THIRD AMENDED 2014 INCENTIVE PLANS.

PROPOSAL 2.
ELECTION OF DIRECTORS
At the Annual Meeting, stockholders will vote on the election of all five members of our board of directors. Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be fewer than the minimum number required by the Maryland General Corporation Law, nor more than fifteen (15). In July 2018, Gary T. Kachadurian notified the board of his decision not to stand for re-election to the board at the Annual Meeting, and resigned from his position as a director of the Company, effective July 10, 2018. To fill the vacancy resulting from Mr. Kachadurian’s resignation, on July 10, 2018, based upon the recommendation of the nominating and corporate governance committee, the Board elected Elizabeth Harrison as a director with immediate effect, to serve for the remaining term of the Company’s current directors until the Annual Meeting and when her successor is duly elected and qualifies.
As a result, we currently have the following five (5) directors, including four independent directors: R. Ramin Kamfar, Brian D. Bailey, Elizabeth Harrison, I. Bobby Majumder and Romano Tio. The term of each such incumbent director expires at the Annual Meeting and when his or her respective successor is duly elected and qualified.
Effective July 10. 2018, 2018, upon the recommendation of the nominating and corporate governance committee (which is comprised solely of independent directors), our board of directors nominated incumbent directors R. Ramin Kamfar, Brian D. Bailey, Elizabeth Harrison, I. Bobby Majumder and Romano Tio to stand for re-election for the five director positions at the Annual Meeting, with each to hold office until our annual meeting of stockholders in 2019 and when his or her respective successor is duly elected and qualified..
Each of the five nominees has consented to serve a one-year term and has consented to be named in this proxy statement. If for any reason any of the nominees becomes unavailable for election, our board of directors may designate a substitute nominee. In such case, the persons named as proxies in the accompanying proxy card will vote for the substitute nominee designated by our board of directors. Alternatively, our board of directors may reduce the size of the board of directors, or leave the position vacant.
Nominees for Election — Directors’ Backgrounds and Qualifications
We have provided below certain information about each nominee for election as a director.
Name	Position(s)	Age*	Year First Became a Director
R. Ramin Kamfar	Chairman of the Board, Chief Executive Officer	54	2008
Brian D. Bailey	Independent Director	52	2009
I. Bobby Majumder	Independent Director	49	2009
Romano Tio	Independent Director	58	2009
Elizabeth Harrison	Independent Director	53	2018

*
As of July 1, 2018.

R. Ramin Kamfar has served as a member of our board of directors, including as Chairman of the Board, since August 2008.
Mr. Kamfar serves as our Chairman of the Board and as our Chief Executive Officer. Mr. Kamfar also served as our President from April 2014 until October 2017. Mr. Kamfar also served as Chief Executive Officer of our former advisor, Bluerock Multifamily Advisor, LLC, from August 2008 to February 2013. He has also served as the Chairman of the Board and Chief Executive Officer of Bluerock since its inception in October 2002, where he has overseen the acquisition and development of approximately 21,400 apartment units, and over 2.5 million square feet of office space. In addition, Mr. Kamfar has served as Chairman of the Board of Trustees and as a Trustee of Total Income (plus) Real Estate Fund, a closed-end interval fund organized by Bluerock, since 2012. Mr. Kamfar has approximately 30 years of experience in various aspects of real estate, mergers and acquisitions, private equity investing, investment banking, and public and private financings. From 1988 to 1993, Mr. Kamfar worked as an investment banker at Lehman Brothers Inc., New York, New York, where he specialized in mergers and acquisitions and corporate finance. In 1993 Mr. Kamfar left Lehman to focus on private equity transactions, and from 1993 to 2002, Mr. Kamfar executed a growth/consolidation strategy to build a startup into a leading public company in the ‘fast casual’ market now known as Einstein Noah Restaurant Group, Inc. with approximately 800 locations and $400 million in gross revenues. From 1999 to 2002, Mr. Kamfar also served as an active investor, advisor and member of the Board of Directors of Vsource, Inc., a technology company subsequently sold to Symphony House (KL: SYMPHNY), a leading business process outsourcing company focused on the Fortune 500 and Global 500. Mr. Kamfar received an M.B.A. degree with distinction in Finance in 1988 from The Wharton School of the University of Pennsylvania, located in Philadelphia, Pennsylvania, and a B.S. degree with distinction in Finance in 1985 from the University of Maryland located in College Park, Maryland.
Mr. Kamfar’s knowledge of the Company based on his years of service, as well as the experience noted above, led the nominating and corporate governance committee to conclude Mr. Kamfar should continue to serve as a member of our board of directors.
Brian D. Bailey has served as one of our independent directors since January 2009.
Mr. Bailey has more than 20 years of experience in sourcing, evaluating, structuring and managing investments, including real estate and real estate-related debt financing. Mr. Bailey founded and currently serves as Managing Member of Carmichael Partners, LLC, a private equity investment firm based in Charlotte, North Carolina. He also currently serves as a director for Bandwidth Inc. (Nasdaq: BAND), a software company based in Raleigh, North Carolina. Prior to founding Carmichael Partners, Mr. Bailey served as Managing Partner (2000 – 2008) and Senior Advisor (2008 – 2009) of Carousel Capital, LLC, a private equity investment firm in Charlotte, North Carolina. Earlier in his career, Mr. Bailey was a team member of Forstmann Little & Co., a private equity investment firm in New York, New York, and a Principal at the Carlyle Group, a private equity investment firm in Washington, DC. Mr. Bailey also previously worked in the leveraged buyout group at CS First Boston in New York, New York and in the mergers and acquisitions group at Bowles Hollowell Conner & Company in Charlotte, North Carolina. Mr. Bailey also served in the public sector, as Assistant to the Deputy Chief of Staff and Special Assistant to the President at the White House from 1994 to 1996 and as Director of Strategic Planning and Policy at the U.S. Small Business Administration in 1994. Mr. Bailey received a B.A. degree in Mathematics and Economics in 1988 from the University of North Carolina at Chapel Hill and an M.B.A. degree in 1992 from the Stanford Graduate School of Business, located in Stanford, California.
Mr. Bailey’s knowledge of the real estate industry, as well as the experience noted above, led the nominating and corporate governance committee to conclude Mr. Bailey should continue to serve as a member of our board of directors.
I. Bobby Majumder has served as one of our independent directors since January 2009.
In addition, since May 2017, Mr. Majumder has served as our lead independent director and presides over executive sessions of our non-employee directors. Mr. Majumder is a partner at the law firm of Perkins Coie, where he serves as the Managing Partner of the firm’s Dallas office and firmwide Co-Chair of the firm’s India practice. Mr. Majumder specializes in corporate and securities transactions with an emphasis on the representation of underwriters, placement agents and issuers in both public and private offerings, private investment in public equity (PIPE) transactions and venture capital and private equity funds. Prior to Perkins Coie, Mr. Majumder was a partner in the law firm of K&L Gates LLP from May 2005 to March 2013. From January 2000 to April 2005, Mr. Majumder was a partner at the firm of Gardere Wynne Sewell LLP. Through his law practice, Mr. Majumder has gained significant experience relating to the acquisition of a number of types of real property assets including raw land, improved real estate and oil and gas interests. Mr. Majumder also has served as an independent Trustee on the Board of Trustees of Total Income (plus) Real Estate Fund, a closed-end interval fund organized by Bluerock, since July 2012. He is an active member of the Park Cities Rotary Club, a charter member of the Dallas Chapter of The Indus

Entrepreneurs and an Associates Board member of the Cox School of Business at Southern Methodist University. Mr. Majumder received a J.D. degree in 1993 from Washington and Lee University School of Law, located in Lexington, Virginia, and a B.A. degree in 1990 from Trinity University, located in San Antonio, Texas.
Mr. Majumder’s previous experience as a partner in Perkins Coie and his legal education, as well as the experience noted above, led the nominating and corporate governance committee to conclude Mr. Majumder should continue to serve as a member of our board of directors.
Romano Tio has served as one of our independent directors since January 2009.
In addition, from February 2016 to May 2017, Mr. Tio served as our lead independent director and presided over executive sessions of our non-employee directors. Mr. Tio serves as Senior Managing Director at Ackman-Ziff, an institutional real estate capital advisory firm. From May 2009 to June 2017, Mr. Tio served as Managing Director of RM Capital Management LLC, a boutique real estate investment and advisory firm. From January 2008 to May 2009, Mr. Tio served as a Managing Director and co-head of the commercial real estate efforts of HCP Real Estate Investors, LLC, an affiliate of Harbinger Capital Partners Funds, a $10+ billion private investment firm specializing in event/distressed strategies. From August 2003 until December 2007, Mr. Tio was a Managing Director at Carlton Group Ltd., a boutique real estate investment banking firm where he was involved in over $2.5 billion worth of commercial real estate transactions. Earlier in his career, Mr. Tio was involved in real estate sales and brokerage for 25 years. Mr. Tio also has served as an independent Trustee of the Board of Trustees of Total Income (plus) Real Estate Fund, a closed-end interval fund organized by Bluerock, since July 2012. Mr. Tio served as an independent member of the Board of Directors of Yangtze River Development Ltd. from January 2016 until February 2017. Mr. Tio received a B.S. degree in Biochemistry in 1982 from Hofstra University located in Hempstead, New York.
Mr. Tio’s knowledge of the real estate industry, as well as the experience noted above, led the nominating and corporate governance committee to conclude Mr. Tio should continue to serve as a member of our board of directors.
Elizabeth Harrison has served as one of our independent directors since July 2018.
Ms. Harrison has over 23 years of branding and marketing experience. Ms. Harrison serves as the CEO and Principal of Harrison & Shriftman (“H&S”), a full-service marketing, branding and public relations agency with offices in New York, Miami and Los Angeles, which she co-founded in 1995. In 2003, Ms. Harrison organized the sale of H&S to Omnicom Group (NYSE: OMC), a leading global marketing and corporate communications company, and continued to serve as CEO where she is responsible for the company’s operations and strategic development, while overseeing communications, partnerships and marketing for clients that include real estate developers, luxury hotel properties and travel technology companies on a global level. In 2011, H&S became the complementary sister-agency of Ketchum, a leading global communications consultancy. Ms. Harrison is the co-author of several books and is frequently invited to share her luxury branding expertise at high-profile conferences and summits, most recently including Harvard’s 5th Annual CEO Roundtable: Building Leading Brands and Driving Growth. Ms. Harrison has also served as a panelist for Step Up Women’s Network’s “View from the Top” seminar. Ms. Harrison has served on the boards of Love Heals and the Alison Gertz Foundation for AIDS Education, and also works closely with the Ars Nova Theater Group. Ms. Harrison received a B.A. degree in 1986 from Sarah Lawrence College, located in Bronxville, New York.
Ms. Harrison’s extensive leadership and entrepreneurial experience, background in luxury branding and marketing, and additional experience noted above led the nominating and corporate governance committee to conclude Ms. Harrison should serve as a member of our board of directors.
The appointed proxies will vote your shares of common stock as you instruct, unless you submit your proxy without instructions. In this case, they will vote FOR all of the director nominees listed above. If any nominee becomes unable or unwilling to stand for re-election, the board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Vote Required
Under our charter, the affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present is required for the election of the directors. This means that a director nominee with the most votes for a particular board seat is elected to that seat. Because the number of director nominees does not exceed the number of board seats, a director nominee need only receive a single “for” vote to be elected. “Withhold” votes and broker non-votes will have no effect on the outcome of the election, but they will count toward the establishment of a quorum. If an incumbent director nominee fails to receive the required number of votes for reelection, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualified.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” ALL FIVE NOMINEES
LISTED FOR ELECTION AS DIRECTORS

CORPORATE GOVERNANCE
The Board of Directors
We operate under the direction of our board of directors. The board of directors oversees our operations and makes all major decisions concerning our business.
Board Leadership Structure
The board of directors is currently composed of R. Ramin Kamfar, our Chief Executive Officer, and four independent directors: Brian D. Bailey, Elizabeth Harrison, I. Bobby Majumder and Romano Tio. The board composition and our corporate governance guidelines ensure strong oversight by independent directors. The board of directors’ audit committee, compensation committee and nominating and corporate governance committee are each composed entirely of independent directors, while the board of directors’ investment committee is composed of one of our Executive Officers and two independent directors. The board of directors is led by Mr. Kamfar, who has served as Chairman of the Board since our inception in 2008. Mr. Kamfar also served as our Chief Executive Officer and the Chief Executive Officer of our former advisor, Bluerock Multifamily Advisor, LLC, from our inception in 2008 until February 2013. As Chairman of the Board, Mr. Kamfar is responsible for leading board meetings and meetings of stockholders, generally setting the agendas for board meetings (subject to the requests of other directors) and providing information to the other directors in advance of meetings and between meetings. As Chief Executive Officer, Mr. Kamfar manages our business under the direction of the board of directors and implements our policies as determined by the board of directors. Pursuant to our corporate governance guidelines, the board of directors does not require the role of the Chairman of the Board and Chief Executive Officer to be separated. However, our corporate governance guidelines do require the appointment of a lead independent director if the Chairman of the Board is not an independent director. Our lead independent director is I. Bobby Majumder, an independent director since January 2009, who was elected lead independent director by the nominating and corporate governance committee (comprised solely of the independent members of our board of directors). The role of our lead independent director includes the following duties:
•
call meetings of the independent directors, as needed;

•
develop the agendas for meetings of the independent directors;

•
preside at executive sessions of the independent directors;

•
confer regularly with the Chief Executive Officer; and

•
serve as a liaison between the Chief Executive Officer and the independent directors.

The Role of the Board of Directors in our Risk Oversight Process
Our Executive Officers are responsible for the day-to-day management of risks faced by the Company, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. No less than quarterly, our entire board reviews information regarding the Company’s liquidity, borrowings, operations, legal and regulatory compliance and actual and expected material developments in our business, as well as the risks associated with each. In addition, each year the board of directors reviews our investment strategies and objectives and their continued viability, and each quarter the directors review variances in major line items between our current results and our budget from the prior quarter, review all significant changes to our projections for future periods and discuss risks related to our property portfolio. The audit committee oversees risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The investment committee oversees risk management with respect to specific real estate investments proposed by management and our investment policies and procedures. The compensation committee reviews and approves, on an annual basis, the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any, evaluating our Chief Executive Officer’s performance in light of such goals. The compensation committee further reviews and approves, on an annual basis, the compensation, if any, of all of our other officers, and also administers our incentive compensation equity-based plans. The nominating and corporate governance committee is responsible for identifying and recommending to our full board of directors qualified candidates for election as directors, developing and recommending to our board of directors corporate governance guidelines, and implementing and monitoring such guidelines. Although the audit committee, investment committee, compensation committee and nominating and corporate governance committee are responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through reporting by each such committee about such risks, as well as through regular reports directly from the Executive Officers responsible for oversight of particular risks within the Company.
Director Independence
A majority of the members of our board of directors, and all of the members of our audit committee, are “independent.” One of our current directors, R. Ramin Kamfar, is affiliated with us and we do not consider Mr. Kamfar to be an independent director. Our other current directors, Brian D. Bailey, Elizabeth Harrison, I. Bobby Majumder and Romano Tio, qualify as “independent directors” as defined under the rules of the New York Stock Exchange American. Messrs. Majumder and Tio each serve as an independent Trustee of the Board of Trustees of Total Income (plus) Real Estate Fund, a closed-end interval fund organized by Bluerock (“TI+”). Serving as a director or trustee of, or having an ownership interest in, another program sponsored by Bluerock will not, by itself, preclude independent director status. None of these directors has ever served as (or is related to) an employee of ours or any of our predecessors or acquired companies or received or earned any compensation from us or any such other entities except for compensation directly related to service as a director of us or TI+. The board of directors has determined that Ms. Harrison and Messrs. Bailey, Majumder and Tio each satisfy the criteria necessary to qualify as an “independent director.” Therefore, we believe that all of these directors are independent directors.
Nomination of Directors
Our nominating and corporate governance committee, which consists of three of our independent directors, has adopted a nominating and corporate governance committee charter that details the committee’s principal functions. These functions include identifying and recommending to our full board of directors qualified candidates for election as directors, and recommending nominees for election as directors at the annual meeting of stockholders. Our bylaws provide that nominations of individuals for election to the board of directors at an annual meeting of stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors or (3) by a stockholder who is a stockholder of record both at time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting on the election or proposal of other business and who has complied with the advance notice procedures of our bylaws. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) by or at the direction of the board of directors or (2) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the special meeting, who is entitled to vote at the meeting on the election and who has complied with the advance notice provisions of our bylaws.
Board Membership Criteria
As a real estate investment trust that focuses on developing and acquiring a diversified portfolio of institutional-quality highly amenitized apartment communities, the Company’s business involves a wide range of real estate, financing, accounting, management and financial reporting issues. In light of the Company’s business and structure, the full board of directors annually reviews the appropriate experience, skills and characteristics required of directors in the context of the then-current membership of the board of directors, and the nominating and corporate governance committee considers the experience, mix of skills, and other qualities of the directors and nominees with respect to all director nominations to ensure appropriate board composition. This assessment includes, in the context of the perceived needs of the board at that time, issues of knowledge, experience, judgment and skills, such as an understanding of the real estate and real estate finance industries, accounting or financial management expertise, or marketing and branding experience. Our nominating and corporate governance committee and board of directors seek to nominate directors with diverse backgrounds, experiences and skill sets that complement each other so as to maximize the collective knowledge, experience, judgment and skills of the entire board. In particular, the nominating and corporate governance committee and board of directors believe that directors and nominees with the following qualities and experiences can assist in meeting this goal:
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Senior Leadership Experience.   Directors with experience in significant leadership positions provide the Company with perspective in analyzing, shaping and overseeing the execution of operational, organizational and strategic issues at a senior level. Further, such persons have a practical understanding of balancing operational and strategic goals and risk management.

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Business Entrepreneurship and Transactional Experience.   Directors who have a background in entrepreneurial businesses and growth transactions can provide insight into developing and implementing strategies for partnering in joint ventures and/or growing via mergers and acquisitions. Further, such directors have a practical understanding of the valuation of transactions and business opportunities and management’s plans for integration with existing operations.

•
Financial and Accounting Experience.   An understanding of the financial markets, corporate finance, accounting requirements and regulations and accounting and financial reporting processes allows directors to understand, oversee and advise management with respect to the Company’s operating and strategic performance, capital structure, financing and investing activities, financial reporting and internal control of such activities. The Company seeks to have a number of directors who qualify as audit committee financial experts and expects all of its directors to be financially knowledgeable.

•
Real Estate Experience.   An understanding of real estate issues, particularly with respect to real estate investment trusts, real estate development and apartment communities, brings critical industry-specific knowledge and experience to our board of directors. Education and experience in the real estate industry is useful in understanding the Company’s acquisition and development of apartment communities and the competitive landscape of our industry.

•
Marketing and Branding Experience.   Directors with extensive marketing, branding and communications experience can offer advice and insights with regard to strategic, operational and financial aspects of the Company’s integrated and digital marketing. A background in brand management, customer engagement and e-commerce is valuable to the Company’s development and implementation of strategies to strengthen our branding and marketing initiatives and build our overall brand position.

Other considerations in director nominations include the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of time in preparation for those meetings. It also is expected that those nominated to serve as independent directors will be individuals who possess a reputation and hold positions or affiliations befitting a director of a publicly held company and who are actively engaged in their occupations or professions. The board of directors reviewed these criteria in connection with director nominations for the Annual Meeting, and determined that each of the nominees for election to our board of directors satisfies these criteria.
A vacancy in our board of directors may be filled only by the vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies or until his or her earlier death, resignation or removal. Any director may resign at any time. Our charter further provides that any or all of our directors may be removed from office for cause, and then only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors. For these purposes, “cause” means, with respect to any particular director, conviction of a felony or final judgment of a court of competent jurisdiction holding that such director caused demonstrable material harm to us through bad faith or active and deliberate dishonesty.
Each director will serve a term beginning on the date of his or her election and ending on the next annual meeting of the stockholders and when his or her successor is duly elected and qualifies. Because holders of common stock have no right to cumulative voting for the election of directors, at each annual meeting of stockholders, the holders of a plurality of the outstanding shares of common stock will be able to elect all of the directors.

Board and Committee Meetings and Director Attendance
During 2017, the board of directors held ten (10) separate meetings, and participated in one (1) joint meeting with the special committee. Also during 2017, the audit committee held six (6) separate meetings, the investment committee held one (1) separate meeting, and the audit committee and investment committee held one (1) joint meeting. In addition, during 2017, the compensation committee held five (5) separate meetings, the nominating and corporate governance committee held three (3) separate meetings, and the special committee held twenty-five (25) separate meetings. The foregoing totals do not include board of directors or committee action taken by written consent. Each of our directors attended all meetings of the board of directors held during the period for which he served as a director and all meetings held by all committees of the board of directors on which he served during the periods in which he served, except that Mr. Kamfar was unable to attend one meeting of the board of directors, Mr. Kachadurian was unable to attend the joint meeting of the board of directors and the special committee, and one meeting of the investment committee, and Mr. Tio was unable to attend two meetings of the special committee. For biographical information regarding our directors, see “Nominees for Election — Directors’ Backgrounds and Qualifications” above.
Director Attendance at Annual Meetings
Although we have no policy with regard to attendance by the members of the board of directors at our annual meetings, we invite and encourage all members of the board of directors to attend our annual meetings to foster communication between stockholders and the board of directors. Four of our five board members serving at the time attended our 2017 annual meeting of stockholders.
Committees of the Board of Directors
The board of directors has established four committees: an audit committee, an investment committee, a compensation committee and a nominating and corporate governance committee. All of our committees consist solely of independent directors, except that R. Ramin Kamfar, our Chief Executive Officer and Chairman of our board of directors, serves on the investment committee. The principal functions of these committees are briefly described below. Our board of directors may from time to time establish other committees to facilitate our management.
Audit Committee
Our board of directors has established an audit committee, which is comprised of three of our independent directors: Brian D. Bailey, I. Bobby Majumder, and Romano Tio. Mr. Bailey is the chairman of our audit committee, and is designated as the audit committee financial expert as defined by the applicable rules promulgated by the SEC and the NYSE American (formerly the NYSE MKT) corporate governance listing standards.
The audit committee meets on a regular basis, at least quarterly and more frequently as necessary. The audit committee’s primary functions are:
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to evaluate and approve the audit and non-audit services and fees of our independent registered public accounting firm;

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to periodically review the auditors’ independence; and

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to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, management’s system of internal controls and procedures, and the audit and financial reporting process.

The audit committee also reviews and approves certain related party transactions, as described under “Certain Relationships and Related Party Transactions — Related Party Transaction Policy.” The audit committee fulfills these responsibilities primarily by carrying out the activities enumerated in the audit committee charter, as updated and revised by the audit committee, dated as of March 26, 2014.
The audit committee charter is available on our web site at www.bluerockresidential.com.

Investment Committee
Our board of directors has established an investment committee, which is comprised of Romano Tio, R. Ramin Kamfar, and Brian D. Bailey. Mr. Tio is the chairman of our investment committee. For the year ended December 31, 2017, the members of the investment committee were Gary T. Kachadurian (chairman), Brian D. Bailey, and Romano Tio. In July 2018, in connection with his resignation from his position as a director of the Company, Mr. Kachadurian resigned as chairman and a member of the investment committee, effective July 10, 2018. In furtherance of the Board’s commitment to periodic committee rotation, on July 10, 2018, Mr. Kamfar was appointed to serve as a member of the investment committee, and on August 2, 2018, Mr. Tio was appointed to serve as chairman of the investment committee. The board of directors has delegated to the investment committee the authority (1) to approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, as well as all other investments in real estate consistent with our investment policy (each, an “Investment Transaction”) involving an equity investment amount equal to or in excess of ten percent (10%) of our Company equity at the time of consideration, and (2) to review our investment policies and procedures on an ongoing basis and recommend any changes to our board of directors.
Our board of directors has further delegated to a management committee comprised of members of our executive management team the authority (1) to approve Investment Transactions involving an equity investment amount of less than ten percent (10%) of our Company equity at the time of consideration, and (2) to review and recommend potential investments equal to or in excess of the 10% threshold for consideration by the investment committee. If the members of the investment committee or the management committee (as applicable) approve a given investment, then management will be directed to make such investment on our behalf, if such investment can be completed on terms approved by the applicable committee.
The investment committee charter is available on our web site at www.bluerockresidential.com.
Compensation Committee
Our board of directors has established a compensation committee, which is comprised of three of our independent directors: Brian D. Bailey, Elizabeth Harrison, and I. Bobby Majumder. Mr. Bailey is the chairman of our compensation committee. For the year ended December 31, 2017, the members of the compensation committee were Romano Tio, Brian D. Bailey, and I. Bobby Majumder. In furtherance of the Board’s commitment to periodic committee rotation, on July 10, 2018, Ms. Harrison was appointed to serve as a member of the compensation committee, and on August 2, 2018, Mr. Tio resigned as a member of the compensation committee and Mr. Bailey was appointed as chairman of the compensation committee. Our compensation committee charter details the principal functions of the compensation committee. These functions include:
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reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation; evaluating our Chief Executive Officer’s performance in light of such goals and objectives; and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;

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reviewing and approving the compensation of all of our other Executive Officers;

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reviewing our executive compensation policies and plans;

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implementing and administering our incentive compensation equity-based remuneration plans;

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assisting management in complying with our proxy statement and annual report disclosure requirements;

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producing a report on executive compensation to be included in our annual proxy statement; and

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reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

In addition, prior to the consummation of the Internalization on October 31, 2017, our compensation committee oversaw plans and programs related to the compensation of the former Manager, including fees payable to the former Manager pursuant to the Management Agreement.
The compensation committee charter is available on our web site at www.bluerockresidential.com.
Compensation Committee Interlocks and Insider Participation
Our compensation committee is comprised of three of our independent directors. None of these individuals has at any time served as an officer or employee of the Company. None of our Executive Officers has served as a director or member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our board of directors or compensation committee.
Nominating and Corporate Governance Committee
Our board of directors has established a nominating and corporate governance committee, which is comprised of three of our independent directors: I. Bobby Majumder, Elizabeth Harrison, and Romano Tio. Mr. Majumder is the chairman of our nominating and corporate governance committee. For the year ended December 31, 2017, the members of the nominating and corporate governance committee were I. Bobby Majumder, Brian D. Bailey, and Romano Tio. In furtherance of the Board’s commitment to periodic committee rotation, on July 10, 2018, Ms. Harrison was appointed to serve as a member of the nominating and corporate governance committee and on August 2, 2018, Mr. Bailey resigned as a member of the nominating and corporate governance committee. Our nominating and corporate governance committee charter details the principal functions of the nominating and corporate governance committee. These functions include:
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identifying and recommending qualified candidates to our full board of directors for election as directors, and recommending nominees for election as directors at the annual meeting of stockholders;

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developing and recommending corporate governance guidelines to our board of directors, and implementing and monitoring such guidelines;

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reviewing and making recommendations on matters involving the general operation of our board of directors, including board size and composition, and committee composition and structure;

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recommending nominees for each committee of our board of directors to our board of directors;

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annually facilitating the assessment of our board of directors’ performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE American (formerly the NYSE MKT) corporate governance listing standards; and

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overseeing our board of directors’ evaluation of management.

The nominating and corporate governance committee may form and delegate authority to subcommittees in its discretion, provided that such subcommittees must be composed entirely of independent directors, and each such subcommittee must have its own charter setting forth its purpose and responsibilities. The nominating and corporate governance committee charter is available on our web site at www.bluerockresidential.com.
Contacting the Board of Directors
Any stockholder who desires to contact members of the board of directors may do so by writing to: Bluerock Residential Growth REIT, Inc. Board of Directors, 712 Fifth Avenue, 9th Floor, New York, New York 10019, Attention: Secretary. Communications received will be distributed by our Secretary to such member or members of the board of directors as deemed appropriate by our Secretary, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal accounting controls and auditing matters are received, they will be forwarded by our Secretary to the audit committee for review.

Executive Officers
The following table sets forth our Executive Officers, followed by biographical information regarding each Executive Officer who is not also a director.
Name	Position(s)	Age*	Year First Became a Director
R. Ramin Kamfar	Chairman of the Board, Chief Executive Officer	54	2008
Jordan B. Ruddy	Chief Operating Officer and President	55	N/A
James G. Babb	Chief Investment Officer	53	N/A
Ryan S. MacDonald	Chief Acquisitions Officer	35	N/A
Michael L. Konig	Chief Legal Officer and Secretary	57	N/A
Christopher J. Vohs	Chief Financial Officer and Treasurer	42	N/A

*
As of July 1, 2018.

Jordan B. Ruddy, Chief Operating Officer and President.   Mr. Ruddy serves as our Chief Operating Officer and President. Mr. Ruddy also served as the President of our former Manager from February 2013 to October 2017. Mr. Ruddy joined Bluerock in 2002 and has continuously served in various senior management capacities for it and its affiliates, including as Bluerock’s President until January 2013, and as co-portfolio manager for the advisor of Total Income (plus) Real Estate Fund since October of 2013. Mr. Ruddy has approximately 30 years of experience in real estate acquisitions, financings, management and dispositions. From 2000 to 2001, Mr. Ruddy served as a real estate investment banker at Banc of America Securities LLC. From 1997 to 2000, Mr. Ruddy served as Vice President of Amerimar Enterprises, a real estate company specializing in value-added investments nationwide, where he managed acquisitions, financings, leasing, asset management and dispositions involving over 1.5 million square feet of commercial and multifamily real estate. From 1995 to 1997, Mr. Ruddy served as a real estate investment banker at Smith Barney Inc. From 1988 to 1993, Mr. Ruddy served in the real estate department of The Chase Manhattan Bank, most recently as a Second Vice President. Mr. Ruddy received an M.B.A. degree in Finance and Real Estate in 1995 from The Wharton School of the University of Pennsylvania, located in Philadelphia, Pennsylvania, and a B.S. degree with high honors in Economics in 1986 from the London School of Economics, located in London, England.
James G. Babb, III, Chief Investment Officer.   Mr. Babb serves as our Chief Investment Officer. Mr. Babb previously served as Chief Investment Officer of our former Manager from November 2013 until October 2017, as a director of the Company until April 2, 2014, as our Chief Investment Officer from July 2008 until November 2013, as our President from July 2008 until August 2012, and as the President of our former advisor from July 2008 until February 2013. Mr. Babb joined Bluerock in 2007 and served as its Chief Investment Officer through October 2017, and has been a Trustee of Total Income (plus) Real Estate Fund since 2012. He has been involved exclusively in real estate acquisition, management, financing and disposition for approximately 30 years. From 1992 to August 2003, Mr. Babb helped lead the residential and office acquisitions initiatives for Starwood Capital Group, or Starwood Capital. Starwood Capital was formed in 1992 and during his tenure raised and invested funds on behalf of institutional investors through seven private real estate funds, which in the aggregate ultimately invested approximately $8 billion in approximately 250 separate transactions. Mr. Babb was also active in Starwood Capital’s efforts to expand its platform to invest in Europe. From August 2003 to July 2007, Mr. Babb founded Bluepoint Capital, LLC, a private real estate investment company focused on the acquisition, development and/or redevelopment of residential and commercial properties. Mr. Babb received a B.A. degree in Economics in 1987 from the University of North Carolina at Chapel Hill.
Ryan S. MacDonald, Chief Acquisitions Officer.   Mr. MacDonald serves as our Chief Acquisitions Officer. Mr. MacDonald joined Bluerock in 2008 and has continuously served in various senior acquisition and disposition capacities for it and its affiliates, including as Senior Vice President — Investments of our former Manager from November 2013 through February 2016, and as Managing Director — Investments for our former Manager from March 2016 through October 2017. To date, with Bluerock, Mr. MacDonald has been involved with real estate transactions with an aggregate value of approximately $1.25 billion. Prior to joining Bluerock, from 2006 to 2008, Mr. MacDonald was an Analyst for PNC Realty Investors (formerly Mercantile Real Estate Advisors), where he served as part of an investment team that made more than $1.2 billion in investments within all tranches of the capital structure. From 2005 to 2006, Mr. MacDonald served in a corporate development role at Mercantile Bankshares, where he worked with Executive Management focusing on high level strategic initiatives for the $6 billion bank. Mr. MacDonald received a B.A. in Economics in 2005 from the University of Maryland, College Park.
Michael L. Konig, Chief Legal Officer and Secretary.   Mr. Konig serves as our Chief Legal Officer and Secretary. Previously, Mr. Konig served as our Chief Operating Officer, General Counsel and Secretary of both our Company and our former Manager from November 2013 through October 2017, and as Senior Vice President and General Counsel of our Company and our former advisor from August 2008 through November 2013. Mr. Konig joined Bluerock in 2004 and has continuously served in various senior legal and management capacities for it and its affiliates, including as General Counsel of Bluerock, and as Chief Legal Officer of the advisor of Total Income (plus) Real Estate Fund from October of 2012 to May 2018. Mr. Konig has over 25 years of experience in law and business. Mr. Konig was an attorney at the firms of Ravin Sarasohn Cook Baumgarten Fisch & Baime from September 1987 to September 1989, and Greenbaum Rowe Smith & Davis from September 1989 to March 1997, representing borrowers and lenders in numerous financing transactions, primarily involving real estate, distressed real estate and Chapter 11 reorganizations, as well as a broad variety of litigation and corporate law matters. From 1998 to 2002, Mr. Konig served as legal counsel, including as General Counsel, at New World Restaurant Group, Inc. (now known as Einstein Noah Restaurant Group, Inc.). From 2002 to December 2004, Mr. Konig served as Senior Vice President of Roma Food Enterprises, Inc. where he led operations and the restructuring and sale of the privately held company with approximately $300 million in annual revenues. Mr. Konig received a J.D. degree cum laude in 1987 from California Western School of Law, located in San Diego, California, an M.B.A. degree in Finance in 1988 from San Diego State University and a Bachelor of Commerce degree in 1982 from the University of Calgary.
Christopher J. Vohs, Chief Financial Officer and Treasurer.   Mr. Vohs serves as our Chief Financial Officer and Treasurer. Mr. Vohs previously served as our Chief Accounting Officer and Treasurer from August 2013 through October 2017. Mr. Vohs joined Bluerock in July 2010 and has continuously served in various senior accounting and financial capacities for it and its affiliates, including as Bluerock’s Chief Accounting Officer from July 2010 until October 2017. In his role as Chief Accounting Officer for Bluerock and our former advisor, Bluerock Multifamily Advisor, LLC, and our former Manager, all of which are affiliates of our Company, Mr. Vohs has been responsible for the oversight of all financial recordkeeping and reporting aspects of those companies. Previously, Mr. Vohs served as Corporate Controller for Roberts Realty Investors, Inc., a public multifamily REIT based in Atlanta, Georgia, from March 2009 to July 2010, where he was responsible for the accounting and financial reporting for the REIT. From October 2004 to March 2009, Mr. Vohs worked at Pulte Homes, a nationwide builder of single family homes, in various financial roles, including as Internal Audit Manager & Asset Manager and later as Vice President of Finance for Pulte’s Orlando and Southeast Florida operations. As Vice President of Finance, Mr. Vohs was responsible for all finance, accounting, and administrative operations of the division. From January 1999 to October 2004, Mr. Vohs worked as an Audit Manager for Deloitte & Touche, an international professional services firm, where he earned his CPA certification and focused on mid-size to large private and public companies in the manufacturing, finance, and communications industries. Mr. Vohs received his B.A. degree in Accounting from Michigan State University in 1998.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis
Our Compensation Discussion and Analysis provides information to assist with understanding our executive compensation program, objectives and policies for our named executive officers (“NEOs”) and other Executive Officers for fiscal year 2017. Our NEOs for fiscal year 2017 were R. Ramin Kamfar, Chief Executive Officer; Jordan B. Ruddy, President and Chief Operating Officer; James G. Babb, III, Chief Investment Officer; Michael L. Konig, Chief Legal Officer and Secretary; and Christopher J. Vohs, Chief Financial Officer and Treasurer. Where indicated, information is also provided for Ryan S. MacDonald, our Chief Acquisitions Officer.
Overview of Compensation Program and Philosophy
Pre-Internalization Compensation Summary
Prior to the completion of the Internalization on October 31, 2017, we had no employees, and were externally managed by our former Manager, BRG Manager, LLC, pursuant to the Management Agreement. The former Manager provided us with our executive officers and investment team, and administered our business activities and day-to-day operations. The former Manager paid our executive officers and others who provided services to us from the fees collected pursuant to the Management Agreement and other sources. For so long as we were externally managed, we did not pay any cash or other compensation to our NEOs, nor did we make any grants of awards under our Amended 2014 Incentive Plans of any kind to our NEOs. None of our executive officers received any options or stock directly from us, and we have not provided any of our executive officers with pension benefits or nonqualified deferred compensation plans. The former Manager made all decisions regarding the compensation of the executive officers, and any allocation by the former Manager of fees collected pursuant to the Management Agreement to compensation for our officers and other employee benefits was solely in the discretion of the former Manager.
During the period prior to the Internalization, all of our NEOs were employees of an affiliate of the former Manager. Each of our NEOs received compensation reflecting their aggregated services to us, the former Manager and/or its affiliates. We did not play a direct role in establishing or setting the level of compensation or the measures on which bonuses or long-term incentives, if any, would be based. During the period from January 1, 2017 through December 31, 2017, we paid the former Manager approximately $12.7 million in fees pursuant to the Management Agreement, and reimbursed the former Manager for approximately $1.4 million for out-of-pocket expenses. The former Manager used a portion of the fees collected pursuant to the Management Agreement, as well as other sources, to compensate its employees. None of our expense reimbursements to the former Manager were related to compensation expenses of the former Manager’s personnel.
Post-Internalization Compensation Summary
Upon the completion of the Internalization, REIT Operator, which became an indirect subsidiary of the Company in connection with the Internalization, entered into Employment Agreements with four of our current NEOs (Messrs. Kamfar, Babb, Ruddy, and Vohs), as well as our other Executive Officer (Mr. MacDonald), and entered into a Services Agreement with our fifth current NEO (Mr. Konig) through his wholly-owned law firm, Konig & Associates, LLC (“K&A”) (such agreements, collectively, the “Executive Agreements”), which Executive Agreements became effective at closing on October 31, 2017. At that time, Messrs. Kamfar, Babb, Ruddy, Vohs, and MacDonald became employees of, and Mr. Konig, through K&A, became an independent contractor with, REIT Operator, such that REIT Operator now pays them cash and other compensation in such capacities pursuant to their respective Executive Agreements. In connection with negotiations between us and the former Manager regarding the Internalization, we engaged FPL Associates L.P. (“FPL”), an independent executive compensation consulting firm, to advise the compensation committee on alternatives for post-Internalization executive compensation design. FPL provided the compensation committee with a market-based compensation benchmarking analysis summarizing the compensation practices among the Company’s peer companies, including with respect to base salary, annual target bonus opportunities, long-term target equity compensation opportunities, as well as severance and change in control arrangements at the Company’s peers. FPL also provided recommendations relating to the proposed compensation arrangements and terms of employment or service for the Company’s Executive Officers, including our NEOs, and supplemental market benchmarking data that summarized the typical compensation and perquisites provided to executives in the Company’s peer group. FPL also provided recommendations with respect to certain terms and conditions of the Second Amended 2014 Incentive Plans and the amounts of the equity awards for which our Executive Officers, including our NEOs, will be eligible pursuant to the terms of their Executive Agreements. This information was discussed and considered by the compensation committee in negotiating the terms and conditions of the Executive Agreements with each of our Executive Officers.
Following the closing of the Internalization, the compensation committee oversees the Company’s Second Amended 2014 Incentive Plans. The compensation committee also oversees the compensation of our Executive Officers pursuant to the terms of their Executive Agreements, including awarding bonuses and making equity awards pursuant to the Second Amended 2014 Incentive Plans.
The primary objective of our executive compensation program is to align the interests of our Executive Officers with those of our stockholders in a way that allows us to attract and retain the best executive talent. The compensation committee has designed a compensation program intended to reward, among other things, favorable stockholder returns, share appreciation, same store net operating income growth, on-time and on-budget completion of development projects and our competitive position within our segment of the real estate industry, as well as each Executive Officer’s long-term career contributions to our Company. Compensation incentives designed to further these goals and to incentivize long-term careers with the Company will take the form of annual cash compensation, as well as long-term vesting of one-time equity awards and both time- and performance-based incentive compensation, including annual performance bonuses and long-term equity awards, subject to performance criteria and targets established and administered by our compensation committee. In addition, our compensation committee may decide to make awards to new executive officers in order to attract talented professionals in the future.
Elements of Post-Internalization Executive Compensation and 2018 Compensation Decisions
Base Salary/Base Payment.   Our compensation committee believes that payment of a competitive base salary or base payment (as applicable) is a necessary element of any compensation program that is designed to attract and retain talented and qualified executives. Subject to our existing contractual obligations, we expect our compensation committee to consider base salary and base payment levels for our NEOs and other Executive Officers annually as part of our performance review process, as well as upon any promotion or other change in job responsibility. The goal of our base salary and base payment program is to provide such salaries and payments at a level that allows us to attract and retain qualified executives while preserving significant flexibility to recognize and reward individual performance with other elements of the overall compensation program. Base salary and base payment levels also affect the annual cash incentive compensation because the annual bonus target opportunity of each NEO and other Executive Officer is expressed as a percentage of base salary or base payment (as applicable). The following items are generally considered when determining base salary and base payment levels:
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market data provided by our outside consultants;

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our financial resources;

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the Executive Officer’s experience, scope of responsibilities, performance and prospects; and

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internal equity in relation to other Executive Officers with similar levels of experience, scope of responsibilities, performance, and prospects.

In connection with the hiring and engagement of our current Executive Officers and the negotiation and execution of their Executive Agreements, our compensation committee set the base salaries or base payment, as applicable, for the period between the date of closing of the Internalization and December 31, 2017, and for fiscal year 2018, as set forth in the table below.
Name and Principal Position	Base Salary/Base Payment
R. Ramin Kamfar Chief Executive Officer	$400,000
James G. Babb, III Chief Investment Officer	$325,000
Jordan B. Ruddy Chief Operating Officer and President	$300,000
Michael L. Konig (through K&A) Chief Legal Officer and Secretary	$300,000
Christopher J. Vohs Chief Financial Officer and Treasurer	$250,000
Ryan S. MacDonald Chief Acquisitions Officer	$250,000
Annual Cash Incentive Compensation.   It is the intention of our compensation committee to make a meaningful portion of each of our executives’ compensation in future years contingent on achieving certain performance targets and an executive’s individual objectives in that year. On March 14, 2018, the compensation committee of the board of directors approved payment of annual cash incentive bonuses to each of our Executive Officers for the stub period between the closing of the Internalization on October 31, 2017 and December 31, 2017, each in an amount equal to the pro-rated portion of such Executive Officer’s annual cash incentive bonus target amount as previously established by the compensation committee (the “Stub Period Bonuses”). The Stub Period Bonuses in the amount of  $66,667 for Mr. Kamfar, $50,000 for Mr. Konig (through K&A), $20,833 for Mr. Vohs, $54,167 for Mr. Babb, $41,667 for Mr. MacDonald, and $50,000 for Mr. Ruddy were determined by the compensation committee and paid pursuant to each Executive Officer’s respective Executive Agreement. Beginning in fiscal year 2018 and for each year thereafter during the term of their Executive Agreement, each of our current Executive Officers will be eligible to receive an annual cash incentive bonus with a target amount of  $400,000 for Mr. Kamfar, $300,000 for Mr. Konig (through K&A), $125,000 for Mr. Vohs, $325,000 for Mr. Babb, $250,000 for Mr. MacDonald, and $300,000 for Mr. Ruddy. The value of each such annual cash incentive bonus will be based on the attainment of performance criteria and targets established and administered by the compensation committee related to relative total stockholder return, relative same store net operating income growth, on-time and on-budget completion of development projects, and return on investment of redevelopment projects, as well as a subjective evaluation of the achievement of strategic objectives.
Long-Term Equity Incentive Awards.   Our long-term equity incentive awards are comprised of two primary components, each of which are administered by the compensation committee through our Second Amended 2014 Incentive Plan for Individuals: (1) a time-vested equity award component, and (2) a performance-vested equity award component.
1.
Time-Vested Equity Awards.   The objective of our time-vested equity award component is to attract and retain qualified personnel by offering an equity-based program that is competitive with our peer companies. Our compensation committee believes that these time-vested awards are necessary to successfully attract qualified executives, including our NEOs and other Executive Officers, and other employees of REIT Operator as may be determined by the compensation committee in the future, and will continue to be an important incentive for promoting executive and employee retention going forward. The initial awards to our NEOs and other Executive Officers under this component were determined by the compensation committee in consultation with FPL, and subsequently reviewed with the Chief Executive Officer (with respect to all awards except his own). The initial time-vested equity awards were determined in part based upon each Executive Officer’s duration of tenure with the former Manager’s affiliate and pay grade:
(A)
For the period between the date of closing of the Internalization and December 31, 2017, each of our NEOs and other Executive Officers was entitled to a prorated grant of time-vested equity awards in the form of long-term incentive plan units of the Operating Partnership (“LTIP Units”) (each such award to any recipient, a “Prorated Annual LTIP Award”). Pursuant to the Executive Agreements, on January 1, 2018, the Company granted the following Prorated Annual LTIP Awards: 9,636 LTIP Units to Mr. Kamfar; 3,212 LTIP Units to Mr. Babb; 2,810 LTIP Units to Mr. MacDonald; 3,212 LTIP Units to Mr. Ruddy; 803 LTIP Units to Mr. Vohs; and 3,212 LTIP Units to K&A. The amount of each such Prorated Annual LTIP Award was determined by dividing (x) the respective pro-rated amount of  $600,000 for Mr. Kamfar, $200,000 for Mr. Konig (through K&A), $50,000 for Mr. Vohs, $200,000 for Mr. Babb, $175,000 for Mr. MacDonald, and $200,000 for Mr. Ruddy, by (y) the volume weighted average price of a share of the Company’s Class A Common Stock, as reported on the NYSE American for the twenty (20) trading days immediately preceding the date of grant. Each such Prorated Annual LTIP Award will vest and become nonforfeitable as follows: (i) the first installment on December 31, 2018 in the amount of one-third (1/3) of the Prorated Annual LTIP Award, and (ii) the second and third installments on the second and third anniversary of the closing of the Internalization, respectively, in the amount of one-third (1/3) of the Prorated Annual LTIP Award, in each case subject to continued employment and other conditions.

(B)
Beginning in fiscal year 2018 and for each year thereafter during the term of their Executive Agreement, each of our NEOs and other Executive Officers will be entitled to an annual grant of time-vested equity awards in the form of LTIP Units (each, an “Annual LTIP Award”), in an amount determined by dividing (x) $600,000 for Mr. Kamfar, $200,000 for Mr. Konig (through K&A), $50,000 for Mr. Vohs, $200,000 for Mr. Babb, $175,000 for Mr. MacDonald, and $200,000 for Mr. Ruddy, by (y) the volume weighted average price of a share of the Company’s Class A Common Stock, as reported on the NYSE American (or then-applicable exchange), for the twenty (20) trading days immediately preceding the date of grant of such award. Pursuant to the Executive Agreements, on January 1, 2018, the Company granted the following Annual LTIP Awards: 57,814 LTIP Units to Mr. Kamfar; 19,271 LTIP Units to Mr. Babb; 16,862 LTIP Units to Mr. MacDonald; 19,271 LTIP Units to Mr. Ruddy; 4,818 LTIP Units to Mr. Vohs; and 19,271 LTIP Units to K&A. The amount of each such Annual LTIP Award was determined as set forth above. Each Annual LTIP Award will vest and become nonforfeitable in three equal installments on each anniversary of the date of grant, subject to continued employment and other conditions.

2.
Performance-Vested Equity Awards.   The objective of our performance-vested equity award component is to implement our objective of promoting a performance-focused culture by rewarding our NEOs and other Executive Officers, and other employees of REIT Operator as may be determined by the compensation committee in the future, based upon achievement of long term Company and individual performance targets. When determining the quantity and amounts of long term performance-vested equity awards (each, a “Long Term Performance Award”) to be granted to our NEOs and other Executive Officers, the compensation committee assessed the same factors considered in setting base salaries and base payments, as applicable, described above, but with a greater emphasis on performance measures we believe drive our long-term success:

(A)
For the period between the date of closing of the Internalization and December 31, 2017, no performance-vested equity awards were granted because of the short timeframe for measurement.

(B)
Beginning in fiscal year 2018 and for each year thereafter during the term of their Executive Agreement, each of our NEOs and other Executive Officers will be entitled to an annual grant of Long Term Performance Awards in the form of LTIP Units for a three-year performance period, with a threshold equal to 50% of that year’s Annual LTIP Award, a target equal to that year’s Annual LTIP Award and a maximum equal to 150% of that year’s Annual LTIP Award, subject to the performance criteria and targets established and administered by the compensation committee. Pursuant to the Executive Agreements, on January 1, 2018, the Company granted the following Long Term Performance Awards: 52,701 LTIP Units to Mr. Kamfar; 17,567 LTIP Units to Mr. Babb; 15,371 LTIP Units to Mr. MacDonald; 17,567 LTIP Units to Mr. Ruddy; 4,392 LTIP Units to Mr. Vohs; and 17,567 LTIP Units to K&A. The actual number of LTIP Units that become fully vested in respect of each such Long Term Performance Award will be based on the attainment, over the three-year performance period, of targets related to relative total stockholder return, relative same store net operating income growth, and inclusion in certain peer indices, as well as a subjective evaluation of the achievement of strategic objectives. Each such Long Term Performance Award will vest and become nonforfeitable effective as of the last day of the performance period. Due to limitations on the number of LTIP Units available for issuance under the Second Amended 2014 Incentive Plans, these Long Term Performance Awards were, in aggregate, approximately 39% lower than those to which the recipients were entitled pursuant to the terms of their respective Executive Agreements. If the stockholders approve the Third Amended 2014 Incentive Plans pursuant to Proposal No. 1, such remaining LTIP Units will become available for issuance thereunder, and will be issued by the Company to each such recipient at such time.
Initial Commitment Awards.   In order to further incentivize and retain our NEOs and other Executive Officers following the Internalization, each of the Executive Agreements provided for a one-time grant of an initial commitment award of LTIP Units (each, an “Initial Commitment Award”) under the Second Amended 2014 Incentive Plans. Pursuant to the Executive Agreements, on January 1, 2018, the Company granted the following Initial Commitment Awards: 240,892 LTIP Units to Mr. Kamfar; 120,446 LTIP Units to Mr. Babb; 120,446 LTIP Units to Mr. MacDonald; 120,446 LTIP Units to Mr. Ruddy; 48,178 LTIP Units to Mr. Vohs; and 120,446 LTIP Units to K&A. The amount of each Initial Commitment Award was determined by dividing (x) $2,500,000 for Mr. Kamfar, $1,250,000 for Mr. Babb, $1,250,000 for Mr. MacDonald, $1,250,000 for Mr. Ruddy, $500,000 for Mr. Vohs, and $1,250,000 for Mr. Konig (through K&A), by (y) the volume weighted average price of a share of the Company’s Class A Common Stock, as reported on the NYSE American for the twenty (20) trading days immediately preceding the date of grant. Each Initial Commitment Award will vest and become nonforfeitable as follows: (i) the first installment on December 31, 2018 in the amount of one-fifth (1/5) of the Initial Commitment Award and (ii) the second through fifth installments on the second through fifth anniversary of the closing of the Internalization, respectively, in an amount equal to one-fifth (1/5) of the Initial Commitment Award, in each case subject to continued employment and other conditions.
Distributions on LTIP Units.   Distributions on LTIP Units granted to our NEOs and other Executive Officers pursuant to the equity incentive awards described above will be paid from the date of grant; provided, that (i) solely with respect to LTIP Units granted as part of Long Term Performance Awards, distributions will be paid at the rate of ten percent (10%) of the distributions otherwise payable with respect to such LTIP Units until the last day of the three-year performance period (or the date of forfeiture, if earlier); and (ii) with respect to each LTIP Unit granted as part of a Long Term Performance Award that becomes fully vested in accordance with the terms of an Executive Officer’s Executive Agreement, such Executive Officer shall be entitled to receive, as of the date of such vesting, a single cash payment equal to the distributions payable with respect to each such LTIP Unit back to the date of grant, minus the distributions already paid on each such LTIP Unit in accordance with clause (i), in each case subject to certain potential limitations on distributions set forth in the limited partnership agreement of our Operating Partnership and intended to preserve the U.S. federal income tax treatment of such LTIP Units as “profits interests.”
Post-Termination Compensation.   The Executive Agreements with our NEOs and other Executive Officers provide for payments and other benefits if the executive’s employment terminates under specified circumstances. See “Executive Officer Compensation Tables — Narrative Discussion of Summary

Compensation Table — Employment Agreements” and “Executive Officer Compensation Tables — Potential Payments Upon Termination or Change-in-Control” for a description of these termination and severance benefits with our Executive Officers.
Peer Group
To assist the compensation committee in developing the post-Internalization compensation program for the Company’s NEOs and other Executive Officers, FPL was engaged to examine current market compensation practices. In connection with that process, FPL provided the compensation committee with a market-based compensation benchmarking analysis summarizing the executive compensation practices among a peer group of companies consisting of 15 REITs reasonably comparable in size to the Company based on total market capitalization and total return. The size-based peer group was utilized to assist the compensation committee in understanding current compensation structures and practices. However, the compensation committee did not rely solely upon benchmarking to determine the post-Internalization compensation of the Company’s NEOs and other Executive Officers, but used the compensation levels, structures and practices of the peer group as one of many factors to formulate the Company’s post-Internalization executive compensation structure. The post-Internalization compensation of the Company’s NEOs and other Executive Officers is not tied to a specified percentile of a peer group.
The size-based peer group was comprised of the following:
• Cedar Realty Trust, Inc.	• Rexford Industrial Realty, Inc.
• Chatham Lodging Trust	• Retail Opportunity Investments Corp.
• Cousins Properties Incorporated	• Silver Bay Realty Trust Corp.
• Easterly Government Properties, Inc.	• STAG Industrial, Inc.
• EastGroup Properties, Inc.	• TIER REIT, Inc.
• Education Realty Trust, Inc.	• Terreno Realty Corporation
• First Potomac Realty Trust	• Whitestone REIT
• Xenia Hotels & Resorts, Inc.
Say-on-Pay Vote
At our 2017 annual meeting of stockholders, we provided our stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our NEOs. A substantial majority of our stockholders (91.94%) that voted at the 2017 annual meeting of stockholders approved the compensation of our NEOs as described in our proxy statement for the 2017 annual meeting of stockholders, which descriptions included both the proposed annual salaries for each NEO for 2018, as well as the proposed formulas for the calculation of each element of incentive compensation for which our NEOs were proposed to be eligible in 2018. The compensation committee reviewed and considered the results of this advisory “say-on-pay” vote in determining specific award amounts granted to our NEOs for 2018. The compensation committee will also carefully consider the results of other future stockholder votes on executive compensation, along with other expressions of stockholder views it receives on specific policies and desirable actions.
Say-on-Frequency Vote
At our 2014 annual meeting of stockholders, our stockholders who voted recommended by a strong majority (77.15%) that we hold an advisory stockholder vote on the compensation of our NEOs every three years. As a result of this vote, the next advisory vote on the compensation of our NEOs will be held at our 2020 annual meeting of stockholders.
Cash and Other Compensation
While we were externally managed, we did not have any employees, and our executive officers were employed by an affiliate of the former Manager. We did not reimburse the former Manager for compensation paid to our executive officers.

Upon consummation of the Internalization on October 31, 2017, we became an internally managed REIT, and our Executive Officers and certain other employees formerly employed by an affiliate of the former Manager were employed or engaged by REIT Operator, which then became an indirect subsidiary of the Company. Messrs. Kamfar, Babb, MacDonald, Ruddy and Vohs have entered into Employment Agreements with REIT Operator, and Mr. Konig has entered into a Services Agreement with REIT Operator through K&A. Each such agreement became effective on October 31, 2017, and has an initial term through and including December 31, 2020. Our Executive Officers and employees are eligible for awards under the Second Amended 2014 Individuals Plan, as described below and as discussed in the Compensation Discussion and Analysis section of this proxy statement.
Second Amended 2014 Incentive Plans
The Company’s incentive plans were originally adopted by our board of directors on December 16, 2013, and approved by our stockholders on January 23, 2014, as the 2014 Equity Incentive Plan for Individuals (the “2014 Individuals Plan”) and the 2014 Equity Incentive Plan for Entities (the “2014 Entities Plan,” and together with the 2014 Individuals Plan, the “2014 Incentive Plans”). The 2014 Incentive Plans were subsequently amended and restated by the Amended and Restated 2014 Equity Incentive Plan for Individuals (the “Amended 2014 Individuals Plan”) and the Amended and Restated 2014 Equity Incentive Plan for Entities (the “Amended 2014 Entities Plan,” and together with the Amended 2014 Individuals Plan, the “Amended 2014 Incentive Plans”) as adopted by our board of directors on April 7, 2015 and approved by our stockholders on May 28, 2015.
On August 3, 2017 and October 18, 2017, our board of directors adopted, and on October 26, 2017 our stockholders approved, the second amendment and restatement of the 2014 Individuals Plan (the “Second Amended 2014 Individuals Plan”) and the 2014 Entities Plan (the “Second Amended 2014 Entities Plan,” and together with the Second Amended 2014 Individuals Plan, the “Second Amended 2014 Incentive Plans”), which superseded and replaced in their entirety the Amended 2014 Incentive Plans. Under the Second Amended 2014 Incentive Plans, we have reserved and authorized an aggregate of 1,550,000 shares of our common stock for issuance.
The purpose of the Second Amended 2014 Incentive Plans is to attract and retain independent directors, executive officers and other key employees, including officers and employees of our Operating Partnership and their affiliates, and other service providers, including, while we were externally managed, our former Manager and its affiliates. The Second Amended 2014 Incentive Plans provide for the grant of options to purchase shares of our common stock, stock awards, stock appreciation rights, performance units, incentive awards and other equity-based awards.
Equity Compensation Plan Information.   The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under our Second Amended 2014 Incentive Plans, as of December 31, 2017:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	—	1,075,000
Equity compensation plans not approved by security holders	—	—	—
Total:	—	—	1,075,000
Equity Compensation to Manager
In conjunction with the closing of the Internalization, 212,203 outstanding LTIP Units issued as incentive equity to our former Manager became vested in accordance with their original terms. The LTIP Units may be convertible into OP Units under certain conditions and then may be settled in shares of the Company’s Class A Common Stock. The LTIP Units provide for the payment of distribution equivalents at the same time distributions are paid to holders of the Company’s Class A Common Stock.

Stock Ownership Guidelines
On December 20, 2017, to further align the interests of our Executive Officers and directors with the interests of our stockholders, and to promote our commitment to sound corporate governance, our board of directors implemented stock ownership guidelines for our Executive Officers, including our NEOs, and our non-employee directors.
The stock ownership guidelines provide that, within five years of the later date of adoption of the guidelines or the date an individual first becomes subject to the guidelines upon becoming a director or Executive Officer:
•
our Chief Executive Officer is encouraged to own shares of our common stock, including restricted stock, valued at a minimum of six times annual base compensation;

•
all other Executive Officers are encouraged to own shares of our common stock, including restricted stock, valued at a minimum of three times annual base compensation; and

•
our non-employee directors are encouraged to own shares of our common stock valued at a minimum of three times their annual director compensation.

Any shares owned directly or indirectly (including shares owned in trust and including restricted stock) by the Executive Officer or director, or his or her spouse or minor children, constitute qualifying shares that count toward satisfaction of the stock ownership guidelines. Deferred or restricted stock units, OP Units and LTIP Units (with each such OP Unit and LTIP Unit counting as, and having a value equivalent to, one share of our Class A Common Stock) owned by the Executive Officer or director also constitute qualifying shares that count toward satisfaction of the stock ownership guidelines. Shares underlying stock options do not count toward satisfaction of the stock ownership guidelines.
As of December 31, 2017, all of our directors and Executive Officers were in compliance with our stock ownership guidelines or on track to be compliant within the five-year period specified by the guidelines.
Clawback Policy
Our compensation committee has adopted a policy on the clawback of incentive compensation. The policy is applicable to incentive-based compensation (including equity and equity-based compensation) that is paid, issued or vests based on the achievement of performance objectives (“Incentive Awards”) granted on or after its effective date to current or former executive officers while an executive officer (“Covered Executives”). The policy will be invoked in the event that (a) the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement under U.S. federal securities laws (whether or not based on fraud or misconduct) and the board of directors or the compensation committee has not determined that such restatement (i) is required or permitted under GAAP in connection with the adoption or implementation of a new accounting standard or (ii) was caused by the Company’s decision to change its accounting practice as permitted by applicable law, and (b) the performance measurement period with respect to the grant or vesting of such Incentive Awards includes one or more fiscal periods affected by such restatement.
In such event, under the terms of the policy, our board of directors or the compensation committee will determine whether, within three (3) completed fiscal years preceding the restatement date and any interim period, any Covered Executives received Incentive Awards in excess of the amount to which he or she would otherwise have been entitled based on the restated financial statements (such excess amount, “Excess Compensation”). If the board of directors or the compensation committee determines that any Covered Executive received Excess Compensation, the Company will be entitled to recover such Excess Compensation from such Covered Executive, and our board of directors or the compensation committee, in its sole discretion and subject to applicable law, will take such action as it deems necessary to recover such Excess Compensation. Such actions may include (i) requiring repayment or return of prior Incentive Awards made to such Covered Executive, including Incentive Awards not affected by the accounting restatement, (ii) cancelling unvested Incentive Awards, or (iii) adjusting the future compensation of such Covered Executive.

In the event that the board of directors or the compensation committee determines that a Covered Executive’s acts or omissions constituted fraud or misconduct, then in addition to the recovery of Incentive Awards, the board of directors or the compensation committee may (i) take (in the case of the board of directors), or recommend to the board of directors (in the case of the compensation committee), disciplinary action, including termination, and (ii) pursue other available remedies, including legal action.
In addition, each award that may be granted under the Second Amended 2014 Incentive Plans will be subject to the condition that we may require that such award be returned, and that any payment made with respect to such award must be repaid, if such action is required under the terms of any recoupment or “clawback” policy of ours as in effect on the date that the payment was made, or on the date the award was granted or exercised or vested or earned, as applicable.
Our board of directors and compensation committee recognize that the Dodd-Frank legislation enacted in 2010 may, following rulemaking, require some modification of these policies. Our board of directors and compensation committee intend to review any rules adopted as a result of that legislation and to adopt any modifications to these policies that become required by applicable law.
Risk Management and Our Compensation Policies and Procedures.
As part of our board of directors’ role in risk oversight, the compensation committee considers the impact of the Company’s compensation plans, policies and practices, and the incentives they create, with respect to all employees, including Executive Officers, on our risk profile. Having considered these factors, the compensation committee concluded that our compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company. The compensation committee considers the following to be among the mitigating factors with respect to the risks related to our compensation plans:
•
The Company’s compensation plans incorporate a mix of compensation, which tends to be balanced with an emphasis on rewarding long-term performance.

•
The Company’s compensation plans incorporate a variety of performance metrics in both the annual cash incentive bonus and the long-term incentive plans.

•
In connection with the Internalization, with the assistance of FPL, the compensation committee identified peer groups to ensure the Company’s compensation programs are consistent with industry practice.

•
The Company’s compensation programs provide for the use of discretion as a means to adjust compensation to reflect performance or other factors.

•
The Company’s compensation programs incorporate multi-year vesting for equity awards, requiring long-term commitment on the part of employees.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS(1)
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on such review and discussion, the Compensation Committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in this 2018 proxy statement.
Submitted by the Compensation Committee
Brian D. Bailey, Chairman
I. Bobby Majumder
Romano Tio (served through August 2018)
Elizabeth Harrison (served since July 2018)

(1)
The material in the foregoing Compensation Committee Report does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings, other than our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, where it shall be deemed to be “furnished,” irrespective of any general incorporation language contained in such filing.

Compensation Committee Interlocks and Insider Participation
The members of the compensation committee during the fiscal year ended 2017 were Romano Tio, Brian D. Bailey, and I. Bobby Majumder, each of whom is an independent director. None of these directors has at any time served as an officer or employee of the Company. None of our Executive Officers has served as a director or member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our board of directors or compensation committee. Accordingly, during 2017, there were no interlocks with other companies within the meaning of the SEC’s rules.
Compensation of Directors
If a director is also one of our Executive Officers, we do not pay any compensation to that person for services rendered as a director. During 2017, we paid each of our independent directors an annual retainer of  $25,000, and paid the audit committee chairman an additional $10,000 annually. In addition, we paid our independent directors $2,500 in cash per board meeting attended in person or telephonically, and $2,000 in cash for each committee meeting attended in person or telephonically. All directors received reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.
On February 14, 2017, in accordance with the Amended 2014 Individuals Plan, the board of directors authorized and each of our independent directors received a grant of 2,500 LTIP Units, which vested immediately.
We have provided below certain information regarding compensation earned by and paid to our directors during fiscal year 2017 (amounts in thousands).
Name	Fees Paid in Cash in 2017(1)	LTIP Unit Awards(2)	Total
Brian D. Bailey(3)	$128	$33	$161
I. Bobby Majumder(4)	144	33	177
Romano Tio(5)	122	33	155
Gary T. Kachadurian(6)	—	—	—
R. Ramin Kamfar	—	—	—

(1)
Includes the $25,000 annual retainer paid in 2017, which retainer also compensated for services to be rendered in 2018 in the amount of  $8,333.

(2)
Reflects 2,500 LTIP Units granted in 2017 under the Amended 2014 Individuals Plan to each independent director. The amounts reported for each independent director reflect the grant date fair value of the award based on the closing price of the shares of our Class A Common Stock on February 14, 2017 (i.e. $13.34).

(3)
Includes thirty-nine $2,000 payments and ten $2,500 payments related to joint board of directors/audit committee/investment committee teleconference and in-person meetings, respectively. Does not include one $2,000 payment and one $2,500 payment paid in 2018 for 2017 meetings.

(4)
Includes forty-two $2,000 payments and ten $2,500 payments related to joint board of directors/audit committee/investment committee teleconference and in-person meetings, respectively. Also includes $10,000 for compensation as audit committee chairman. Does not include one $2,000 payment and one $2,500 payment paid in 2018 for 2017 meetings.

(5)
Includes thirty-seven $2,000 payments and nine $2,500 payments related to joint board of directors/audit committee/investment committee teleconference and in-person meetings, respectively. Does not include one $2,000 payment and one $2,500 payment paid in 2018 for 2017 meetings.

(6)
In July 2018, Gary T. Kachadurian notified the board of his decision not to stand for re-election to the board at the Annual Meeting, and resigned from his position as a director of the Company, effective July 10, 2018.

In conjunction with the Internalization, the compensation committee engaged a compensation consultant, FPL Associates L.P. (“FPL”), to prepare a competitive benchmarking analysis of the market compensation practices for independent directors amongst a peer group of REITs comparable in size to the Company, as well as a proposed post-Internalization compensation structure for the Company’s independent directors that considered the following factors:
•
The anticipated expansion of the board’s roles and responsibilities following the Internalization;

•
The significant growth of the Company since its IPO in April 2014, during which time the Company had not previously adjusted its board compensation structure; and

•
FPL’s determination that the Company’s board compensation had been below market.

The compensation committee worked with FPL and utilized their benchmarking analysis in determining to accept FPL’s proposed post-Internalization compensation structure for the Company’s independent directors, which was approved by the board of directors in December 2017.
Beginning in 2018, the independent directors’ compensation consists of annual cash and equity retainers of  $40,000 and $65,000, respectively. In addition, the lead independent director, the audit committee chairman, the compensation committee chairman, and the nominating & corporate governance chairman will receive annual retainers of  $25,000, $20,000, $15,000, and $10,000, respectively. Each member of the audit committee, the compensation committee, the nominating & corporate governance committee and the investment committee will also receive annual retainers of  $10,000, $7,500, $5,000 and $5,000, respectively. Per-meeting fees have been eliminated as part of this revised compensation program.

EXECUTIVE OFFICER COMPENSATION TABLES
Summary Compensation Table
The table below summarizes the total compensation paid or earned by our NEOs and other Executive Officers in 2017, 2016 and 2015.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
R. Ramin Kamfar Chairman and Chief Executive Officer	2017	66,667	66,667	—	—	—	133,334
	2016	—	—	—	—	—	—
	2015	—	—	—	—	—	—
Jordan B. Ruddy President and Chief Operating Officer	2017	50,000	50,000	—	—	—	100,000
	2016	—	—	—	—	—	—
	2015	—	—	—	—	—	—
James G. Babb, III Chief Investment Officer	2017	54,167	54,167	—	—	—	108,334
	2016	—	—	—	—	—	—
	2015	—	—	—	—	—	—
Ryan S. MacDonald Chief Acquisitions Officer	2017	41,667	41,667	—	—	—	83,334
	2016	—	—	—	—	—	—
	2015	—	—	—	—	—	—
Christopher J. Vohs Chief Financial Officer and Treasurer	2017	41,667	20,833	—	—	—	62,500
	2016	—	—	—	—	—	—
	2015	—	—	—	—	—	—
Michael L. Konig* Chief Legal Officer and Secretary	2017	50,000	50,000	—	—	—	100,000
	2016	—	—	—	—	—	—
	2015	—	—	—	—	—	—

*
Pursuant to a Services Agreement with his wholly-owned law firm, K&A.

(1)
The Executive Officers did not receive any stock awards in 2017. Each of the Executive Officers began employment on October 31, 2017.

(2)
The Executive Officers did not receive any non-equity incentive plan compensation in 2017.

Narrative Discussion of Summary Compensation Table
We provide additional disclosure below of factors relating to the Summary Compensation Table, including descriptions of the Executive Agreements of our NEOs and other Executive Officers. For further narrative disclosures concerning the information set forth in the Summary Compensation Table, please see “Compensation Discussion and Analysis” in this proxy statement.
Executive Agreements
We have entered into Employment Agreements with Messrs. Kamfar, Babb, MacDonald, Ruddy and Vohs, as well as a Services Agreement with Mr. Konig through K&A on substantially the same terms as the Employment Agreements (collectively, the “Executive Agreements”). The post-termination and severance provisions of these agreements are discussed in “Potential Payments Upon Termination or Change-in-Control” below.
Term.   The Executive Agreements became effective as of the closing of the Internalization on October 31, 2017, and will continue in effect for an initial term through and including December 31, 2020, subject to automatic renewals of additional successive one-year periods unless either party thereto provides at least sixty (60) days’ advance notice of non-renewal. The Executive Agreements provide that each of Mr. Kamfar, Mr. Babb, Mr. MacDonald, Mr. Ruddy, Mr. Vohs, and Mr. Konig, each in their respective capacity as executive officers (collectively, the “Executive Officers,” and each, an “Executive Officer”) can voluntarily terminate his employment or service for any reason upon 60 days’ notice or by sending a notice of non-renewal to the Company, or may resign for good reason. The Company may also terminate the Executive Agreements upon the disability of the Executive Officer, and the Executive Officer’s employment or service shall terminate upon such Executive Officer’s death. The terms “cause,” “disability,” and “good reason,” are discussed in “Potential Payments on Termination or Change-In-Control” below.
Duties.   The Executive Agreements provide that each Executive Officer will perform duties and provide services to us that are commensurate with the duties, authorities and responsibilities of persons in similar capacities in similarly sized companies, and such other duties, authorities and responsibilities as may reasonably be assigned to him from time to time by the board of directors or, in the case of Executive Officers other than Mr. Kamfar, the Chief Executive Officer. The Executive Agreements further provide that the Executive Officers will, without additional compensation, also serve on the board of directors of, serve as an officer of, and/or perform such executive and consulting services for, or on behalf of, such subsidiaries of the Company as the board of directors may, from time to time, request. The Executive Agreements also provide that the Executive Officers will devote substantially all of their business time and attention to the performance of their duties to the Company, but will be permitted to devote time as they determine in good faith to be necessary or appropriate to fulfill their duties to Bluerock and its affiliates, and engage in certain other outside activities, so long as those duties and activities do not unreasonably interfere with the performance of their duties to us.
Compensation.   The Executive Agreements provide that Mr. Kamfar, Mr. Babb, Mr. MacDonald, Mr. Ruddy, Mr. Vohs and K&A will receive an annual base salary or, in the case of K&A, an annual base payment, of  $400,000, $325,000, $250,000, $300,000, $250,000, and $300,000, respectively. Each Executive Agreement provides that each Executive Officer’s base salary or base payment, as applicable, will be reviewed annually for appropriate increases by the compensation committee, but will not be decreased. Each Executive Agreement further states that each Executive Officer is eligible to receive an annual incentive bonus payable in cash, and annual grants of time- and performance-based equity awards, in each case as described above in “Elements of Post-Internalization Executive Compensation and 2018 Compensation Decisions.” Each Executive Agreement provides that each Executive Officer is entitled to participate in all executive incentive and, and except for K&A, all employee benefit programs of the Company made available to the Company’s senior executives generally, and to be reimbursed for reasonable and customary expenses related to his employment and to paid vacation in accordance with the Company’s policies.
Clawback.   Each Executive Agreement provides that any compensation paid to the Executive Officer pursuant to the Executive Agreement or any other agreement or arrangement with the Company is subject to mandatory repayment by the Executive Officer to the Company if and to the extent any such compensation or gain is or becomes subject to (i) the Company’s clawback policy, or (ii) any law, rule, requirement or regulation which imposes mandatory recoupment, under circumstances set forth in such law, rule, requirement or regulation.
Non-Competition, Non-Solicitation, Intellectual Property, Confidentiality and Non-Disparagement.    The Executive Agreements provide that for the one-year period following the termination of his employment or its service relationship with the Company for any reason, the respective Executive Officer and K&A will not solicit our employees or exclusive consultants or independent contractors, and for the eighteen-month period following the termination of his employment or its service relationship with us for any reason, each Executive Officer and K&A will not solicit our investors or customers or compete with us. Each Executive Agreement also contains covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of each of the Executive Officers and K&A on the one hand and us on the other hand to disparage the other.
Parachute Payments.   Each Executive Agreement provides that the Executive Officer shall bear all expense of, and be solely responsible for, all federal, state, local or foreign taxes due with respect to any amount payable to or other benefit receivable by the Executive Officer under their Executive Agreement, including, without limitation, any excise tax imposed by Section 4999 of the Code; provided, however, that any such amount or benefit deemed to be a “parachute payment” (as defined in Section 280G of the Code) alone or when added to any other amount payable or paid to or other benefit receivable or received by the Executive Officer which is deemed to constitute a parachute payment (whether or not under an existing plan, arrangement or other agreement), and would result in the imposition on the Executive Officer of an excise tax under Section 4999 of the Code (all such amounts and benefits being referred to as total payments), shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code but only if, by reason of such reduction, the net after-tax benefit received by the Executive Officer shall exceed the net after-tax benefit received by the Executive Officer if no such reduction was made. Net after-tax benefit is defined as (i) the total of all payments and the value of all benefits which the Executive Officer receives or is then entitled to receive from the Company that would constitute parachute payments, less (ii) the amount of all federal, state and local income taxes payable with respect to the foregoing calculated at the maximum marginal income tax rate for each year in which the foregoing shall be paid to the Executive Officer (based on the rate in effect for such year as set forth in the Code as in effect at the time of the first payment of the foregoing) and the amount of applicable employment taxes, less (iii) the amount of excise taxes imposed with respect to the payments and benefits described in (i) above by Section 4999 of the Code.
Section 409A.   Each Executive Agreement provides that it is intended to comply with the requirements of Section 409A of the Code, to the extent applicable, and the Executive Agreement will be interpreted to avoid any penalty sanctions under Section 409A of the Code. Accordingly, each Executive Agreement provides that all of its provisions will be construed and interpreted to comply with Section 409A and, if necessary, any such provision shall be deemed amended to comply with Section 409A of the Code and regulations thereunder. If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under Section 409A of the Code, then such benefit or payment shall be provided in full at the earliest time thereafter when such sanctions will not be imposed. For purposes of Section 409A of the Code, each payment made under the Executive Agreement shall be treated as a separate payment. In no event may the Executive Officer, directly or indirectly, designate the calendar year of payment. The Executive Officer will be deemed to have a termination of employment for purposes of determining the timing of any payments or benefits hereunder that are classified as deferred compensation only upon a “separation from service” within the meaning of Section 409A of the Code.
Each Executive Agreement provides that if on the date of the Executive Officer’s termination of employment, the Executive Officer is a “specified employee” (as such term is defined in Section 409A(a)(2)(B)(i) of the Code and its corresponding regulations) as determined by the board (or its delegate) in its sole discretion in accordance with its “specified employee” determination policy, then all cash severance payments payable to the Executive Officer under the Executive Agreement that are deemed as deferred compensation subject to the requirements of Section 409A of the Code shall be postponed for a period of six months following the Executive Officer’s “separation from service” with the Company (or any successor thereto). The postponed amounts shall be paid to the Executive Officer in a lump sum on the date that is six (6) months and one (1) day following the Executive Officer’s “separation from service” with the Company (or any successor thereto). If the Executive Officer dies during such six-month period and prior to payment of the postponed cash amounts hereunder, the amounts delayed on account of Section 409A of the Code shall be paid to the personal representative of the Executive Officer’s estate on the sixtieth (60th) day after the Executive Officer’s death. If any of the cash payments payable pursuant to the Executive Agreement are delayed due to the requirements of Section 409A of the Code, there shall be added to such payments interest during the deferral period at an annualized rate of interest equal to the prime rate as reported in the Wall Street Journal (or, if unavailable, a comparable source) at the relevant time.
All reimbursements provided under the Executive Agreements that constitute deferred compensation under Section 409A of the Code shall be made or provided in accordance with the requirements of Section 409A, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the Executive Officer’s lifetime (or during a shorter period of time specified in the Executive Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the taxable year following the year in which the expense is incurred, and (iv) the right to reimbursement is not subject to liquidation or exchange for another benefit.

Certain Tables Omitted
The following tables are not included for 2017 as there was no activity to report:
•
Grants of Plan-Based Awards for 2017

•
Outstanding Equity Awards at December 31, 2017

•
Stock Vested and Options Exercised in 2017

Potential Payments Upon Termination or Change-in-Control
The following section describes potential payments and benefits to the NEOs under the Company’s compensation and benefit plans and arrangements upon termination of employment or a change of control of the Company.
We have entered into Employment Agreements with Messrs. Kamfar, Babb, MacDonald, Ruddy and Vohs, as well as a Services Agreement with Mr. Konig through K&A, on substantially the same terms as the Employment Agreements (collectively, the “Executive Agreements”). The Executive Agreements provide for payments and other benefits if the executive’s employment with us is terminated under circumstances specified in his respective Executive Agreement. An executive’s rights upon the termination of his employment will depend upon the circumstances of the termination. The table below summarizes these rights and the amount of any payments and benefits due under the circumstances specified for the executive indicated.
Further, certain of the Company’s benefit plans and arrangements contain provisions regarding acceleration of vesting and payment upon specified termination events; see “— Company Share-Based Plans” below. In addition, the Company may authorize discretionary severance payments to its NEOs upon termination.
Company Share-Based Plans
Second Amended 2014 Incentive Plan.   A “Change in Control” under the Second Amended 2014 Incentive Plans occurs if:
•
a person, entity or affiliated group (with certain exceptions) acquires, in a transaction or series of transactions, more than 50% of the total combined voting power of our outstanding securities;

•
there occurs a merger, consolidation, reorganization, or business combination, unless the holders of our voting securities immediately prior to such transaction have more than 50% of the combined voting power of the securities in the successor entity or its parent;

•
we (i) sell or dispose of all or substantially all of our assets or (ii) acquire assets or stock of another entity, unless the holders of our voting securities immediately prior to such transaction have more than 50% of the combined voting power of the securities in the successor entity or its parent; or

•
during any period of twelve consecutive months, individuals who, at the beginning of such period, constitute our board of directors together with any new directors (other than individuals who become directors in connection with certain transactions or election contests) cease for any reason to constitute a majority of our board of directors.

If we experience a Change in Control, the administrator may, at its discretion, provide that awards (including LTIP Units) that vest, are earned or become exercisable based solely on continued employment or service (“Time-Based Awards”) that are outstanding on the date of such Change in Control will be assumed by the surviving entity, will be replaced by a comparable substitute award of substantially equal value granted by the surviving entity, or will otherwise automatically become fully exercisable, restrictions and conditions on outstanding stock awards will lapse, and performance units, incentive awards or other equity-based awards will become earned and nonforfeitable in their entirety, on such date. Any Time-Based Awards so assumed or replaced with substitute awards in connection with the Change in Control will vest in accordance with their original terms, except that any such assumed or substitute awards for Time-Based Awards originally granted under the Second Amended 2014 Individuals Plan will automatically become vested in full on the last day of the holder’s employment if  (A) the holder’s employment or service with the Company, the Successor Entity, or an affiliate thereof is terminated (i) involuntarily without Cause or following non-renewal of the holder’s employment agreement, (ii) voluntarily by the holder with Good Reason, or (iii) on account of the holder’s death or disability, and (B) the holder remained in the continuous employ or service of the Company, the Successor Entity, or the applicable affiliate thereof from the date of such Change in Control until the date of such termination of employment or service.
Awards that are not Time-Based Awards (“Performance Awards”) that are outstanding on the date of such Change in Control must be assumed or replaced with substitute awards granted under the Second Amended 2014 Incentive Plans in connection with the Change in Control. Such assumed or substituted Performance Awards will be of the same type of award as the original Performance Awards being assumed or replaced, and will have a value, as of the date of such Change in Control, that is substantially equal to the value of the original Performance Awards. In addition, such assumed or substituted Performance Awards will continue to vest in accordance with the terms and conditions of the original Performance Awards being assumed or replaced; provided, that the performance objectives and measures of the original Performance Awards being assumed or replaced shall be adjusted as the administrator determines is equitably required. Notwithstanding the preceding sentence (and solely with respect to assumed or substitute awards for Performance Awards originally granted under the Second Amended 2014 Individuals Plan), if  (A) the holder’s employment with the Company, the Successor Entity, or an affiliate thereof is terminated (i) involuntarily without Cause, (ii) following non-renewal of the employment agreement, if any, between the holder and the Company, the Successor Entity or the applicable affiliate thereof  (if the holder has an employment agreement requiring accelerated vesting in such case), (iii) voluntarily by the holder with Good Reason, or (iv) on account of the holder’s death or disability, and (B) the holder remained in the continuous employ of the Company, the Successor Entity or the applicable affiliate thereof from the date of such Change in Control until the date of such termination of employment, then the assumed or substituted Performance Awards will automatically become vested with respect to a pro rata number of the shares or other securities subject to such assumed or substituted Performance Awards based on the extent to which the performance or other objectives are achieved as of the date of such termination of employment or service. Any portion of any such Performance Awards that does not become so vested will be forfeited.
The administrator may also provide that any Time-Based Awards (or any portion thereof) that become vested in connection with the Change in Control as set forth above may be cancelled, in the sole discretion of the administrator, in exchange for a payment, in cash or shares of our common stock or other securities or consideration received by stockholders in the Change in Control transaction, in an amount substantially equal to (i) the price per share of Class A Common Stock received by stockholders (in the case of vested shares of Class A Common Stock), (ii) the amount by which the price per share of Class A Common Stock received by stockholders exceeds the option price or Initial Value (in the case of Options and SARs), and (iii) if applicable, the value of the other securities or property in which a Performance Unit or Other Equity-Based Award is denominated. However, in the case of Options and SARs, if the option price or Initial Value exceeds the price per share of Class A Common Stock received by stockholders in the Change in Control transaction, the Option or SAR may be cancelled without any payment to the holder.
The Code has special rules that apply to “parachute payments,” i.e., compensation or benefits the payment of which is contingent upon a Change in Control. If certain individuals receive parachute payments in excess of a safe harbor amount prescribed by the Code, the payor is denied a federal income tax deduction for a portion of the payments and the recipient must pay a 20% excise tax, in addition to income tax, on a portion of the payments.
If we experience a Change in Control, benefits provided under the Second Amended 2014 Incentive Plans could be treated as parachute payments. In that event, the Second Amended 2014 Incentive Plans provide that the benefits under the Second Amended 2014 Incentive Plans, and all other parachute payments provided under other plans and agreements, will be reduced to the safe harbor amount, i.e., the maximum amount that may be paid without excise tax liability or loss of deduction, if the reduction allows the participant to receive greater after-tax benefits. The benefits under the Second Amended 2014 Incentive Plans and other plans and agreements will not be reduced, however, if the participant will receive greater after-tax benefits (taking into account the 20% excise tax payable by the participant) by receiving the total benefits. The Second Amended 2014 Incentive Plans also provide that these provisions do not apply to a participant who has an agreement with us providing that the participant cannot receive payments in excess of the safe harbor amount.
The Third Amended 2014 Incentive Plans recommended for approval by our stockholders pursuant to Proposal 1 contain the same “Change in Control” provisions described above with respect to the Second Amended 2014 Incentive Plans.
Change in Control/Severance Payment Table as of December 31, 2017
The following table estimates the potential payments and benefits to our Executive Officers upon termination of employment or a change in control of the Company, assuming such event occurs on December 31, 2017. These estimates do not reflect the actual amounts that would be paid to such persons, which would only be known at the time that they become eligible for payment and would only be payable if the specified event occurs.
Items Not Reflected in Table.   The following items are not reflected in the table set forth below:
•
Accrued salary, bonus and vacation.

•
Welfare benefits provided to all salaried employees having substantially the same value.

•
Amounts outstanding under the Company’s 401(k) plan.

Change in Control and Severance Payments as of December 31, 2017
Name	Benefit	Reason for Termination/Acceleration
		Disability(1)	Company non-renewal(2)	Termination by Company without cause or by Executive for good reason(3)	Change in Control(4)
R. Ramin Kamfar	Cash Severance	$—	$2,400,000	$2,400,000	$—
	Acceleration of Share-Based Awards(5)	—	—	—	—
	Annual Disability Benefits(6)	120,000	—	—	—
	Other(7)	—	37,702	37,702	—
	Total	$120,000	$2,437,702	$2,437,702	$—
Jordan B. Ruddy	Cash Severance	$—	$1,200,000	$1,200,000	$1,800,000
	Acceleration of Share-Based Awards(5)	—	—	—	—
	Annual Disability Benefits(6)	120,000	—	—	—
	Other(7)	—	11,314	11,314	11,314
	Total	$120,000	$1,211,314	$1,211,314	$1,811,314

Name	Benefit	Reason for Termination/Acceleration
		Disability(1)	Company non-renewal(2)	Termination by Company without cause or by Executive for good reason(3)	Change in Control(4)
James G. Babb, III	Cash Severance	$—	$1,300,000	$1,300,000	$1,950,000
	Acceleration of Share-Based Awards(5)	—	—	—	—
	Annual Disability Benefits(6)	120,000	—	—	—
	Other(7)	—	34,299	34,299	34,299
	Total	$120,000	$1,334,299	$1,334,299	$1,984,299
Ryan S. MacDonald	Cash Severance	$—	$1,000,000	$1,000,000	$1,500,000
	Acceleration of Share-Based Awards(5)	—	—	—	—
	Annual Disability Benefits(6)	120,000	—	—	—
	Other(7)	—	11,314	11,314	11,314
	Total	$120,000	$1,011,314	$1,011,314	$1,511,314
Christopher J. Vohs	Cash Severance	$—	$750,000	$750,000	$1,125,000
	Acceleration of Share-Based Awards(5)	—	—	—	—
	Annual Disability Benefits(6)	120,000	—	—	—
	Other(7)	—	37,836	37,836	37,836
	Total	$120,000	$787,836	$787,836	$1,162,836
Michael L. Konig	Cash Severance	$—	$1,200,000	$1,200,000	$1,800,000
	Acceleration of Share-Based Awards(5)	—	—	—	—
	Annual Disability Benefits(6)	120,000	—	—	—
	Other(7)	—	34,547	34,547	34,547
	Total	$120,000	$1,234,547	$1,234,547	$1,834,547

(1)
Each Executive Agreement provides that the Company may terminate the Executive Officer’s employment, to the extent permitted by applicable law, if the Executive Officer (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company, or a disability. If the Company terminates the Executive Officer’s employment for disability, the Executive Officer will be entitled to receive the following:

(A)
Any unpaid base salary and accrued but unused vacation and/or paid time off  (determined in accordance with Company policy) through the date of termination (paid in cash within 30 days, or such shorter period required by applicable law, following the effective date of termination);

(B)
Reimbursement for all necessary, customary and usual business expenses and fees incurred and paid by the Executive Officer prior to the effective date of termination in connection with his employment or service upon presentation to the Company of reasonable substantiation and documentation (payable in accordance with the Company’s expense reimbursement policy); and

(C)
Vested benefits, if any, to which the Executive Officer may be entitled under the Company’s employee benefit plans as provided under his Executive Agreement (payable in accordance with the applicable employee benefit plan), and directors and officers liability coverage pursuant to the applicable provisions of the Executive Agreement for actions and inactions occurring during the term of such agreement, and continued coverage for any actions or inactions by the Executive Officer while providing cooperation under the Executive Agreement (all such benefits set forth under subsection (A) through (C) to this footnote (1), collectively, the “Accrued Benefits”).

(2)
Each Executive Agreement provides that the Company may elect not to extend the term of such Executive Agreement by giving written notice to the Executive Officer at least sixty (60) days prior to any anniversary of December 31, 2020 (a “Non-Renewal”). In the event that the Executive Officer’s employment is terminated by reason of a Non-Renewal by the Company and the Executive Officer is willing and able, at the time of such Non-Renewal, to continue performing services on the terms and conditions set forth herein for the renewal term that would have occurred but for the Non-Renewal, then the Executive Officer shall be entitled to receive:

(A)
The Accrued Benefits; and,

(B)
If the Executive Officer signs a general release of claims in favor of the Company (subject to the expiration of any applicable or legally required revocation period) within sixty (60) days after the effective date of termination (the “Release Requirement”):

1.
A lump sum cash payment equal to a multiple (the “Severance Multiple”) of  (a) three times of the sum (in the case of Mr. Kamfar), or (b) two times of the sum (in the case of the other Executive Officers), of  (i) his base salary, and (ii) his average annual bonus with respect to the two prior calendar years (or, if any such termination of employment occurs during calendar year (x) 2017, then his target bonus (as per the incentive plan established for such Executive Officer), or (y) 2018, then the annual bonus paid or payable to him for the year ending December 31, 2017, provided, further, that if the termination occurs during the years ending December 31, 2018 or 2019, the 2017 annual bonus will be annualized for purposes of calculating his average annual bonus with respect to the two prior calendar years);

2.
A lump sum cash payment in an amount equal to his target bonus for the then-current calendar year (annualized, to the extent the 2017 target bonus is used), pro-rated for the number of days in such calendar year ending on the effective date of termination;

3.
All outstanding equity-based awards (x) that are subject solely to time-based vesting conditions (including, but not limited to his Annual LTIP Award and his Initial Commitment Award), will become fully vested as of the effective date of termination, and (y) that are subject to performance-based vesting conditions (including each Long Term Performance Award) will vest if and to the extent the applicable performance-based vesting conditions are satisfied as of the date of termination (without regard to the original length of the performance period); provided, that any performance-based award that vests pursuant to clause (y) will be pro-rated for the actual number of days in the applicable vesting period preceding the effective date of termination;

4.
If entitled to elect continuation of coverage under any Company group health plan under applicable law, reimbursement for 100% of COBRA premiums incurred for he and his dependents under such plan during the duration of his COBRA continuation;

5.
A lump-sum cash payment of any unpaid base salary or unpaid base payment and accrued but unused vacation and/or paid time off through the date of termination; and;

6.
Reimbursement for all necessary, customary and usual business expenses and fees incurred and paid prior to the effective date of termination (all such benefits set forth under this subsection (B) to footnote (2), collectively, the “Release Benefits”).

(3)
Under each Executive Agreement, the Company may terminate an Executive Officer’s employment or service at any time without “cause” (defined below) upon not less than sixty (60) days’ prior written notice to the Executive Officer. In addition, the Executive Officer may initiate a termination of employment or service by resigning for “good reason” (defined below). The Executive Officer must give the Company not less than sixty (60) days’ prior written notice of such resignation. In addition, the Company may initiate a termination of employment or service by sending a notice of non-renewal of the Executive Agreement to the Executive Officer, as described above. If the Executive Officer satisfies the Release Requirement in these circumstances, the Executive Officer will be entitled to receive the Accrued Benefits and the Release Benefits. If the Executive Officer does not satisfy the Release Requirement in these circumstances, we refer to the termination as a no-release termination. Upon any no-release termination, the Executive Officer is entitled to receive only the amount due to the Executive Officer under the Company’s then current severance pay plan for employees, if any, and no other payments or benefits will be due under the Executive Agreement to the Executive Officer, but the Executive Officer will be entitled to receive the Accrued Benefits.

Each Executive Agreement defines “cause” as any of the following grounds for termination of the Executive Officer’s employment or service:
i.
the Executive Officer’s conviction of, or plea of guilty or nolo contendere to, a felony (excluding traffic-related felonies), or any financial crime involving the Company (including, but not limited to, fraud, misappropriation or embezzlement of Company assets);

ii.
the Executive Officer’s willful and gross misconduct in the performance of his duties (other than by reason of his incapacity or disability); provided, that the Company’s dissatisfaction with the Executive Officer’s performance shall not constitute “cause”;

iii.
the Executive Officer’s continuous, willful and material breach of the Executive Agreement after written notice of such breach has been given by the board of directors in its reasonable discretion exercised in good faith; provided that, in no event shall any action or omission in subsection (ii) or (iii) constitute “cause” unless (1) the Company gives notice to the Executive Officer stating that the Executive Officer will be terminated for cause, specifying the particulars thereof in reasonable detail and the effective date of termination (which shall be no less than ten (10) business days following the date on which such written notice is received by the Executive Officer) (the “Cause Termination Notice”), (2) the Company provides the Executive Officer and his counsel with an opportunity to appear before the board of directors to rebut or dispute the alleged reason for termination on a specified date that is at least three (3) business days following the date on which the Cause Termination Notice is given, but prior to the stated termination date described in clause (1), and (3) a majority of the board of directors (calculated without regard to the Executive Officer, if applicable) determines that the Executive Officer has failed to materially cure or cease such misconduct or breach within ten (10) business days after the Cause Termination Notice is given to him. For purposes of the foregoing sentence, no act, or failure to act, on the Executive Officer’s part shall be considered willful unless done or omitted to be done by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company, and any act or omission by the Executive Officer pursuant to the authority given pursuant to a resolution duly adopted by the board of directors or on the advice of counsel to the Company will be deemed made in good faith and in the best interest of the Company.

Each Executive Agreement defines “good reason” to mean the occurrence of any of the following events without the Executive Officer’s consent:
i.
The assignment to the Executive Officer of duties or responsibilities substantially inconsistent with his title at the Company or a material diminution in the Executive Officer’s title, authority or responsibilities; provided (in the case of Mr. Kamfar only) that failing to maintain Mr. Kamfar as a member of the board of directors will constitute “good reason”; and provide (in the case of the other the Executive Officers) that a change in title or modification of authority or responsibilities in connection with hiring new or elevating other executives as reasonably required or commensurate with the growth of the Company shall not constitute “good reason”;
ii.
a material reduction in base salary, or the annual or long-term target incentive opportunities, of the Executive Officer;

iii.
the Company’s continuous, material and willful breach of the Executive Agreement; or

iv.
the relocation (without the written consent of the Executive Officer) of the Executive Officer’s principal place of employment or service by more than thirty-five (35) miles from its location on the effective date of the Executive Agreement.

Each Executive Agreement provides that (i) “good reason” will not be deemed to exist unless notice of termination on account thereof  (specifying a termination date of at least sixty (60) days but no more than ninety (90) days from the date of such notice) is given no later than ninety (90) days after the time at which the event or condition purportedly giving rise to “good reason” first occurs or arises, and (ii) if there exists an event or condition that constitutes “good reason,” the Company will have thirty (30) days from the date notice of such a termination is given to cure such event or condition and, if the Company does so, such event or condition will not constitute “good reason;” provided, however, that the Company’s right to cure such event or condition will not apply if there have been repeated breaches by the Company.
(4)
The Executive Agreement of each Executive Officer other than Mr. Kamfar provides that if a “Change in Control” of the Company occurs and, upon or within 18 months thereafter, the Company terminates the Executive Officer’s employment or service without “cause” or the Executive Officer terminates his employment or service for “good reason,” then the Executive Officer shall be entitled to receive (A) the Accrued Benefits; and (B) if the Executive Officer satisfies the Release Requirement, the Release Benefits, except that the Severance Multiple shall be three rather than two.

The Executive Agreement of each Executive Officer other than Mr. Kamfar defines “Change in Control” to have the same meaning as the same term under the Second Amended 2014 Incentive Plans, which definition is set forth above under “Potential Payments Upon Termination or Change-in-Control — Company Share-Based Plans.”
(5)
For all Executive Officers, there were no share-based awards outstanding at December 31, 2017.

(6)
$120,000 represents the maximum amount paid under the Company’s Long-Term Disability Plan to an employee if disabled for 90 consecutive days and the employee was eligible to receive the long-term disability payments. $120,000 represents the aggregate of maximum monthly payments of  $2,000 payable as a long-term disability benefit for a maximum of 5 years or to age 70 (such payments would continue for the length of the disability).

(7)
Represents COBRA payments for a maximum of 18 months.

In the event of the death of an Executive Officer during the term of their Executive Agreement, the Executive Officer will be entitled to receive (i) the Accrued Benefits, and (ii) all outstanding equity awards (a) that are subject solely to time-based vesting conditions (including, but not limited to, each Annual LTIP Award and the Initial Commitment Award), which will become fully vested as of the date of such Executive Officer’s death, and (b) that are subject to performance-based vesting conditions (including each Long Term Performance Award), which will vest if and to the extent the applicable performance-based vesting conditions are satisfied as of the date of such Executive Officer’s death (without regard to the original length of the performance period); provided, however, that any performance-based award that vests and becomes payable pursuant to clause (b) will be pro-rated for the actual number of days in the applicable performance period preceding the Executive Officer’s death.
In the event of  (i) the Company’s termination of an Executive Officer’s employment or service at any time for “cause” or (ii) voluntary termination by the Executive Officer without “good reason” upon sixty (60) days’ prior written notice to the Company, the Executive Officer will be entitled to receive the Accrued Benefits. In such event, all payments and benefits under the Executive Agreement will otherwise cease, and all then-unvested awards or benefits will be forfeited.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Ramin Kamfar, Chief Executive Officer (the “CEO”):
For 2017, our last completed fiscal year:
•
the annual total compensation of the employee identified at median of the Company (other than our CEO), was $21,680; and

•
the annual total compensation of the CEO for purposes of determining the CEO Pay Ratio was $133,334.

The annual total compensation is based on compensation earned from November 1, 2017 through December 31, 2017. Prior to November 1, 2017, the Company had no employees. On October 31, 2017, we completed our Internalization and our current management and investment teams, who were previously employed by our former Manager, became employed by REIT Operator, an indirect subsidiary of the Company.
Based on this information, for 2017, the ratio of the annual total compensation of Mr. Kamfar, our Chief Executive Officer, to the median of the annual total compensation of all employees was estimated to be 6.15 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows: (a) we determined that, as of December 31, 2017, our employee population consisted of approximately 47 individuals, and (b) to identify the “median employee” from our employee population, we collected actual base salary, bonus paid, and any overtime paid during the period from November 1, 2017 through December 31, 2017.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Person Transaction Policy
Our board of directors has adopted a written related person transaction policy, for which the audit committee oversees compliance. The purpose of this policy is to describe the procedures used to identify, review and approve any existing or proposed transaction, arrangement, relationship (or series of similar transactions, arrangements or relationships) in which (a) we, our Operating Partnership or any of our subsidiaries were, are or will be a participant, (b) the aggregate amount involved exceeds $120,000, and (c) a related person has or will have a direct or indirect interest. For purposes of this policy, a related person is (i) any person who is, or at any time since the beginning of the current fiscal year was, a director, director nominee, or executive officer of the Company, (ii) any beneficial owner of more than 5% of our stock, or (iii) any immediate family member of any of the foregoing persons.
Under this policy, our audit committee is responsible for reviewing and approving or ratifying each related person transaction or proposed related person transaction. In determining whether to approve or ratify a related person transaction, the audit committee is required to consider all relevant facts and circumstances of the related person transaction available to the audit committee and to approve only those related person transactions that are in, or not inconsistent with, the best interests of the Company and its stockholders, as the audit committee determines in good faith. No member of the audit committee is permitted to participate in any consideration of a related person transaction with respect to which that member or any of his or her immediate family is a related person. A copy of our related person transaction policy is available in the Investor Relations section of our website (http://bluerockresidential.com) under the tab “Governance Documents.”
Related Person Transactions
This section describes related party transactions between us and our directors, executive officers and 5% shareholders and their immediate family members that have occurred during the fiscal year ended December 31, 2017.
Management Internalization Transaction
On August 4, 2017, we announced that we, the Operating Partnership and its wholly owned subsidiary, Bluerock TRS Holdings, LLC (the “OP Sub”), had entered into the Contribution Agreement with our former Manager, REIT Operator, and Bluerock (which is controlled by our Chairman and Chief Executive Officer, R. Ramin Kamfar); our Chief Investment Officer, James G. Babb, III (“Mr. Babb”); our Chief Operating Officer and President, Jordan B. Ruddy (“Mr. Ruddy”); our Chief Acquisitions Officer, Ryan S. MacDonald (“Mr. MacDonald”); Konig & Associates, LLC, a New Jersey limited liability company controlled by our Chief Legal Officer and Secretary, Michael L. Konig (“K&A”); Jenco Business Advisors, Inc., a New York corporation controlled by Jerold E. Novack (“Jenco”); and The Kachadurian Group, LLC, an Illinois limited liability company controlled by Gary T. Kachadurian, who was then a member of our board of directors (“Kachadurian Group,” and collectively with Bluerock, Mr. Babb, Mr. Ruddy, Mr. MacDonald, K&A, and Jenco, the “Contributors”), all of which are related persons, as well as certain other definitive agreements, providing for our acquisition of a newly-formed entity to own the assets used by the former Manager in its performance of the management functions then provided to us pursuant to the Management Agreement to effectuate the Internalization. A special committee comprised entirely of independent and disinterested members of our board of directors (the “Special Committee”), which retained independent legal and financial advisors, unanimously determined that the entry into the Contribution Agreement and the completion of the Internalization were in the best interests of the Company. Our board of directors, by unanimous vote, made a similar determination, and on October 26, 2017, the Company held its annual meeting of stockholders, at which our stockholders approved the proposals necessary for the completion of the Internalization.
On October 31, 2017, we completed the Internalization pursuant to the Contribution Agreement for total consideration of approximately $41.24 million, as determined pursuant to a formula established in the Management Agreement at the time of our IPO in April 2014 (the “Internalization Consideration”). In payment of the Internalization Consideration, the Company caused the Operating Partnership to issue to the Contributors an aggregate of 3,753,593 OP Units (the “Internalization OP Units”), and the Company issued to the Contributors an aggregate of 76,603 shares of its newly reclassified Class C Common Stock (the “Internalization Class C Shares”) and an aggregate of approximately $40,794 in cash. Payment of the Internalization Consideration primarily in OP Units and Class C Common Stock, rather than principally in cash, was intended to further align the interests of our management with those of our stockholders.
At the closing of the Internalization, each of the Contributors received the Internalization Consideration set forth below:
	OP Units	Class C Common Stock	Cash
Bluerock	1,869,318	38,149	$20,316
Mr. Babb	534,887	10,916	$5,813
Mr. MacDonald	133,722	2,729	$1,453
Mr. Ruddy	424,845	8,670	$4,617
K&A	424,845	8,670	$4,617
Kachadurian Group	178,296	3,639	$1,938
Jenco	187,680	3,830	$2,040
Totals:	3,753,593	76,603	$40,794
Upon completion of the Internalization, our current management and investment teams, who were previously employed by an affiliate of our former Manager, became employed by REIT Operator, our indirect subsidiary, and we become an internally managed real estate investment trust.
Affiliate Agreements
As described further below, we have entered into agreements with certain affiliates pursuant to which they will provide services to us. Our independent directors have reviewed the material transactions between our affiliates and us since the beginning of 2017. Set forth below is a description of such transactions and the independent directors’ determination of their fairness.
Management Agreement
At the closing of the IPO, we entered into the Management Agreement with our former Manager.
The amounts paid or payable to the former Manager under the Management Agreement for the year ended December 31, 2017 are as reflected in the following table (amounts in thousands):
	Approximate Dollar Value of Mr. Kamfar’s Interest In Company Incurred Amounts	Year Ended December 31, 2017
Base Management Fee	$8,743	$8,743
Incentive Fee	$3,983	$3,983
Expense Reimbursement	$1,378	$1,378
Offering Expense Reimbursements	$702	$702
While we were externally managed, the former Manager was entitled to retain, at our sole cost and expense, the services of such persons and firms as the former Manager deemed necessary in connection with our management and operations (including accountants, legal counsel and other professional service providers), provided that such expenses were in amounts no greater than those that would be payable to third-party professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis. The former Manager had in the past retained K&A, the law firm wholly-owned by Michael L. Konig, our Chief Legal Officer and Secretary, to provide transaction based legal services, as the former Manager determined that such retention would be less expensive than retaining third party professionals. There were no fees and expenses payable by us to K&A in 2017.

The independent directors reviewed our relationship with our former Manager during 2017 and considered it to be fair. The independent directors believe that the amounts payable to the former Manager under the Management Agreement were similar to those paid by other publicly offered, externally advised REITs and that while we were externally managed, this compensation was necessary in order for the former Manager to provide the desired level of services to us and our stockholders.
Administrative Services Agreement
In connection with the closing of the Internalization, the Company, the Operating Partnership, the OP Sub, and REIT Operator (collectively, the “Company Parties,” and each, a “Company Party”) entered into an Administrative Services Agreement (the “Administrative Services Agreement”) with Bluerock and its affiliate, Bluerock Real Estate Holdings, LLC (“BREH,” and together with Bluerock, the “Bluerock Entities”). Pursuant to the Administrative Services Agreement, the Bluerock Entities provide the Company with certain human resources, investor relations, marketing, legal and other administrative services (the “Services”) to facilitate a smooth transition in the Company’s management of its operations and enable the Company to benefit from operational efficiencies created by access to such services following closing, to give the Company time to develop such services in-house or to hire other third-party service providers for such services. The Services are provided on an at-cost basis, generally allocated based on the use of such Services for the benefit of the Company’s business, and are invoiced on a quarterly basis. In addition, the Administrative Services Agreement permits, from time to time, certain employees of the Company to provide or cause to be provided services to the Bluerock Entities, on an at-cost basis, generally allocated based on the use of such services for the benefit of the business of the Bluerock Entities and invoiced on a quarterly basis, and otherwise subject to the terms of the Services to be provided by the Bluerock Entities to the Company under the Administrative Services Agreement. Payment by the Company of invoices and other amounts payable under the Administrative Services Agreement may be made in cash or, in the sole discretion of the Company’s board of directors, in the form of fully-vested LTIP Units.
The initial term of the Administrative Services Agreement is one year from October 31, 2017, subject to the Company’s right to renew it for successive one-year terms upon sixty (60) days written notice prior to expiration. The Administrative Services Agreement automatically terminates (i) upon termination by the Company of all Services, or (ii) in the event of non-renewal by the Company. Any Company Party can also terminate the Administrative Services Agreement with respect to any individual Service upon written notice to the applicable Bluerock Entity, in which case the specified Service will discontinue as of the date stated in such notice, which date must be at least ninety (90) days from the date of such notice. Further, either Bluerock Entity can terminate the Administrative Services Agreement at any time upon the occurrence of a “Change of Control Event” (as defined therein) upon at least one hundred eighty (180) days prior written notice to the Company.
In the event of  (i) the failure by any Company Party to pay for Services as required under the Administrative Services Agreement, (ii) any material default by either Bluerock Entity in the due performance or observance of any term or agreement in the Administrative Services Agreement, or (iii) the adjudication of any party as insolvent and/or bankrupt, or the appointment of a receiver or trustee for any party or its property, or the approval of a petition for reorganization or arrangement under any bankruptcy or insolvency law, or the filing by any party of a voluntary petition in bankruptcy, or the consent by any party to the appointment of a receiver or trustee (in each such case, the “Defaulting Party”), then the non-Defaulting Party shall have the right, at its sole discretion, (A) in the case of a default under clause (iii), to immediately terminate the applicable Service(s) and/or the Administrative Services Agreement and its participation with the Defaulting Party thereunder; and (B) in the case of a default under clause (i) or (ii), to terminate the applicable Service(s) and/or the Administrative Services Agreement and its participation with the Defaulting Party thereunder if the Defaulting Party has failed to (x) cure the default within thirty (30) days after receiving written notice of such default, or (y) take substantial steps towards and diligently pursue the curing of the default. The Company Parties have each agreed that in the event of the termination of the Administrative Services Agreement or of a Service thereunder, the obligation of the Bluerock Entities to provide the terminated Services, or to cause the terminated Services to be provided, shall immediately cease.
Pursuant to the Administrative Services Agreement, the Bluerock Entities are responsible for the payment of all employee benefits and any other direct and indirect compensation for the employees of the

Bluerock Entities (or their affiliates or permitted subcontractors) assigned to perform the Services, as well as such employees’ worker’s compensation insurance, employment taxes, and other applicable employer liabilities relating to such employees.
The amounts paid or payable to Bluerock for the year ended December 31, 2017 are as reflected in the following table (amounts in thousands):
	Approximate Dollar Value of Mr. Kamfar’s Interest In Company Incurred Amounts	Year Ended December 31, 2017
Expense Reimbursements	$542	$542
Offering expense reimbursements	119	119
Stockholders Agreement
In connection with the closing of the Internalization, the Company and the Contributors entered into a Stockholders Agreement (the “Stockholders Agreement”), pursuant to which the Company may grant certain registration rights for the benefit of the Contributors and impose certain limitations on the voting rights of the Class C Common Stock, in each case as a condition to the consummation of the transactions contemplated by the Contribution Agreement.
Pursuant to the Stockholders Agreement, each Contributor, in respect of any Class A Common Stock that they may receive in connection with any redemption or conversion, as applicable, of any OP Units or Class C Common Stock received as a result of the Internalization (“Registrable Shares”), may require the Company from time to time to register the resale of their Registrable Shares under the Securities Act on a registration statement filed with the SEC. The Stockholders Agreement grants each Contributor certain rights to demand a registration of some or all of their Registrable Shares (a “Demand Registration”) or to request the inclusion of some or all of their Registrable Shares in a registration being effected by the Company for itself or on behalf of another person (a “Piggyback Registration”), in each case subject to certain customary restrictions, limitations, registration procedures and indemnity provisions. The Company is obligated to use commercially reasonable efforts to prepare and file a registration statement within specified time periods and to cause that registration statement to be declared effective by the SEC as soon as reasonably practicable thereafter.
The ability to cause the Company to effect a Demand Registration is subject to certain conditions. The Company is not required to effect such registration within 180 days of the effective date of any prior registration statement with respect to the Company’s Class A Common Stock and may delay the filing for up to 60 days under certain circumstances.
If, pursuant to an underwritten Demand Registration or Piggyback Registration, the managing underwriter advises that the number of Registrable Shares requested to be included in such registration exceeds a maximum number (the “Maximum Number”) that the underwriter believes can be sold without delaying or jeopardizing the success of the proposed offering, the Stockholders Agreement specifies the priority in which Registrable Shares are to be included.
Pursuant to the Stockholders Agreement, the Contributors have agreed to limit certain of their voting rights with respect to the Class C Common Stock. If, as of the record date for determining the stockholders of the Company entitled to vote at any annual or special meeting of the stockholders of the Company or for determining the stockholders of the Company entitled to consent to any corporate action by written consent, the holders of the Class C Common Stock own shares of Class C Common Stock (the “Subject Shares”) representing in the aggregate more than 9.9% of the voting rights of the then-outstanding shares of capital stock of the Company that have voting rights on the matters being voted upon at such meeting (such number of Subject Shares representing in the aggregate more than 9.9% of the voting rights of the then-outstanding shares of capital stock of the Company with voting rights being referred to as the “Excess Shares”), then at each such meeting or in each such action by written consent the holders of the Subject Shares will vote or furnish a written consent in respect of the Excess Shares, or cause the Excess Shares to be voted or consented, in each case, in such manner as directed by a majority of the members of our board of directors. All Subject Shares other than the Excess Shares may be voted for or against any matter in the Class C Common Stock Holder’s sole and absolute discretion.

Premises Agreements
In connection with the closing of the Internalization, Bluerock and the former Manager entered into (i) that certain use and occupancy agreement (the “NY Agreement”) for certain space located on the 9th floor of that certain building located at 712 Fifth Avenue, New York, NY 10019 (the “NY Premises”), and (ii) that certain sublease for a term to expire on November 28, 2017 (“MI Sublease 1”), for certain space located on the 9th floor of that certain building known as “American Center” located at 27777 Franklin Road, Southfield, MI 48034 (the “MI Premises,” and together with the NY Premises, the “Premises”). On December 1, 2017, Bluerock and REIT Operator entered a new sublease for the MI Premises, (“MI Sublease 2,” and together with the NY Agreement and MI Sublease 1, the “Premises Agreements”). Pursuant to the Premises Agreements, collectively, Bluerock will permit REIT Operator and certain of its subsidiaries and/or affiliates to share occupancy of the Premises.
Dealer Manager Agreement for Series B Preferred Stock Offering
In conjunction with the offering of the Series B Preferred Stock, we entered into a dealer manager agreement (the “Series B Dealer Manager Agreement”) with Bluerock Capital Markets, LLC (“Bluerock Capital Markets”), our affiliate, pursuant to which it assumed dealer manager responsibilities for our Series B Preferred Stock Offering. Pursuant to the Series B Dealer Manager Agreement, Bluerock Capital Markets will receive up to 7.0% and 3.0% of the gross offering proceeds from the offering as selling commissions and dealer manager fees, respectively. The dealer manager may re-allow the selling commissions and dealer manager fees to participating broker-dealers, and is expected to incur costs in excess of the 10%, which costs will be borne by the dealer manager.
Summary of Fees and Reimbursements to Dealer Manager
Summarized below are the fees earned and expenses reimbursable to Bluerock Capital Markets, LLC, our affiliated dealer manager, and any related amounts payable for the years ended December 31, 2017 (amounts in thousands).
	Approximate Dollar Value of Mr. Kamfar’s Interest In Company Incurred Amounts	Incurred for the Year Ended December 31, 2017
Type of Compensation
Selling Commissions	$11,424	$11,424
Dealer Manager Fees	4,896	4,896
Total:	$16,320	$16,320

The dealer manager may re-allow the selling commissions and dealer manager fees to participating broker-dealers, and is expected to incur costs in excess of the 10%, which costs will be borne by the dealer manager.
Transactions with Affiliates of Our Former Manager
We have entered into several transactions with four private real estate funds that are affiliates of Bluerock, an affiliate of our former Manager, in connection with our investments. Bluerock Special Opportunity + Income Fund, LLC (“Fund I”) and Bluerock Growth Fund (“BGF”) are managed and controlled by Bluerock. Bluerock Special Opportunity + Income Fund II, LLC (“Fund II”) and Bluerock Special Opportunity + Income Fund III, LLC (“Fund III”) are managed and controlled by a wholly owned subsidiary of Bluerock. Mr. Kamfar and a family owned limited liability company are the indirect owners of 100% of the membership interests of Bluerock, and certain of our and our former Manager’s officers are also officers of Bluerock.
Acquisition of Additional Interest in Park & Kingston
In December 2017, the Company invested an additional $0.5 million of equity in Park & Kingston, increasing the Company’s indirect ownership interest in the property from 96.0% to 100.0%. The additional interests were purchased from Fund III based on broker’s opinion of value.

Acquisition of Additional Interest in Enders Place at Baldwin Park
In December 2017, the Company invested an additional $0.5 million of equity in Enders Place at Baldwin Park, increasing the Company’s indirect ownership interest in the property from 89.5% to 92.0%. The additional interests were purchased from Fund III based on broker’s opinion of value.
Acquisition of Additional Interest in Preston View and Wesley Village
In December 2017, the Company invested an additional $3.4 million of equity in Preston View and Wesley Village, increasing the Company’s indirect ownership interest in the properties from 91.8% to 100.0%. The additional interests were purchased from Fund I based on an 8% return on equity from the original purchase dates in February 2017 and March 2017, respectively.
West Morehead Interests
On January 6, 2016, through BRG Morehead NC, LLC (“BRG Morehead NC”), a wholly-owned subsidiary of the Operating Partnership, the Company made a convertible preferred equity investment in a multi-tiered joint venture along with Fund II, an affiliate of the former Manager, and an affiliate of ArchCo Residential (the “West Morehead JV”), to develop an approximately 286-unit Class A apartment community located in Charlotte, North Carolina to be known as West Morehead. The Company had a 0.5% common equity interest in BR Morehead JV Member, LLC, an affiliate of the former Manager (“BR Morehead JV Member”), at December 31, 2017.
On December 29, 2016, the Company, through BRG Morehead NC, provided a $21.3 million mezzanine loan (the “BRG West Morehead Mezz Loan”), to BR Morehead JV Member. The BRG West Morehead Mezz Loan is secured by BR Morehead JV Member’s approximate 95.0% interest in the West Morehead JV. The BRG West Morehead Mezz Loan matures on the earlier of January 5, 2020, or the maturity date of the West Morehead Construction Loan, as defined below, as extended, and bears interest at a fixed rate of 15.0%. Regular monthly payments are interest-only during the initial term. The BRG West Morehead Mezz Loan can be prepaid without penalty. The Company has the right to exercise an option to purchase, at the greater of a 25 basis point discount to fair market value or 15% internal rate of return for Fund II, up to a 100% common membership interest in BR Morehead JV Member (the mezzanine borrower), which is 99.5% owned by Fund II and which currently holds an approximate 95.0% interest in the West Morehead JV and in the West Morehead property, subject to certain promote rights of our unaffiliated development partner.
On January 5, 2017, the Company increased the amount of the BRG West Morehead Mezz Loan to approximately $24.6 million.
In conjunction with the West Morehead development, on December 29, 2016, the West Morehead property owner, which is owned by an entity in which the Company owns an indirect interest, entered into a $34.5 million construction loan with an unaffiliated party (the “West Morehead Construction Loan”), of which approximately $2.3 million was outstanding at December 31, 2017, and which is secured by the West Morehead property. The West Morehead Construction Loan matures on December 29, 2019, and contains two one-year extension options, subject to certain conditions including a debt service coverage, loan to value ratio and payment of an extension fee. The West Morehead Construction Loan bears interest on a floating basis on the amount drawn based on LIBOR plus 3.75%, subject to a minimum of 4.25%. Regular monthly payments are interest-only until September 2019, with further payments based on twenty-five-year amortization. The West Morehead Construction Loan can be prepaid without penalty.
In addition, on December 29, 2016, the West Morehead property owner, which is owned by an entity in which the Company owns an indirect interest, entered into a $7.3 million mezzanine loan with an unaffiliated party (the “West Morehead Mezz Loan”), of which $7.3 million was outstanding at December 31, 2017, and which is secured by membership interest in the West Morehead JV. The West Morehead Mezz Loan matures on December 29, 2019, and contains two one-year extension options, subject to certain conditions including a debt service coverage, loan to value ratio, extension of the West Morehead Construction Loan and payment of an extension fee. The West Morehead Mezz Loan bears interest on a fixed rate of 11.5%. Regular monthly payments are interest-only. The West Morehead Mezz Loan can be prepaid prior to maturity provided the lender receives a cumulative return of 30% of its loan amount including all principal and interest paid.

APOK Townhomes Interests
On September 1, 2016, through BRG Boca, LLC (“BRG Boca”), a wholly-owned subsidiary of its Operating Partnership, the Company made an investment in a multi-tiered joint venture, along with Fund II, an affiliate of the former Manager, and NCC Development Group (the “Boca JV”), to develop a 90-unit Class A apartment community located in Boca Raton, Florida to be known as APOK Townhomes. On January 6, 2017, Fund II substantially redeemed the common equity investment held by BRG Boca in BR Boca JV Member, LLC, an affiliate of the former Manager (“BR Boca JV Member”), for $7.3 million.
On January 6, 2017, the Company, through BRG Boca, provided a $11.2 million mezzanine loan (the “BRG Boca Mezz Loan”) to BRG Boca JV Member. The BRG Boca Mezz Loan is secured by BR Boca JV Member’s approximate 90.0% interest in a multi-tiered joint venture along with Fund II, an affiliate of the former Manager, and an affiliate of NCC Development Group (the “Boca JV”), which intends to develop an approximately 90-unit Class A apartment community located in Boca Raton, Florida to be known as APOK Townhomes. The BRG Boca Mezz Loan matures on the earlier of January 6, 2020, or the maturity of the Boca Construction Loan, defined below, as extended, and bears interest at a fixed rate of 15.0%. Regular monthly payments are interest-only during the initial term. The BRG Boca Mezz Loan can be prepaid without penalty. The Company has the right to exercise an option to purchase, at the greater of a 25 basis point discount to fair market value or 15% internal rate of return for Fund II, up to a 100% common membership interest in BR Boca JV Member (the mezzanine borrower), which is 99.5% owned by Fund II and which currently holds an approximate 90.0% interest in the Boca JV and in the Boca property, subject to certain promote rights of our unaffiliated development partner.
In conjunction with the APOK Townhomes development, on December 29, 2016, the APOK Townhomes property owner, which is owned by an entity in which the Company owns an indirect interest, entered into a $18.7 million construction loan with an unaffiliated party (the “Boca Construction Loan”), of which $4.6 million was outstanding at December 31, 2017, and which is secured by the APOK Townhomes property. The loan matures on June 29, 2019, and contains two one-year extension option, subject to certain conditions including a debt service coverage, stabilized occupancy and payment of an extension fee. The loan requires interest-only payments at prime plus 0.625%, subject to a floor of 4.125%. The loan can be prepaid without penalty.
Domain Phase 1 Interests
On November 20, 2015, through BRG Domain Phase 1, LLC, a wholly-owned subsidiary of the Operating Partnership (“BRG Domain 1”), the Company made a convertible preferred equity investment in a multi-tiered joint venture along with Fund II, an affiliate of the former Manager, and an affiliate of ArchCo Residential, to develop an approximately 299-unit, class A, apartment community located in Garland, Texas. The property will be developed upon a tract of approximately 10 acres of land. On March 3, 2017, Fund II substantially redeemed the preferred equity investment held by BRG Domain 1 in BR Member Domain Phase 1, LLC, an affiliate of the former Manager (“BR Domain 1 JV Member”) for $7.1 million.
On March 3, 2017, the Company, through BRG Domain 1, provided a $20.3 million mezzanine loan (the “BRG Domain 1 Mezz Loan”), to BR Domain 1 JV Member. The BRG Domain 1 Mezz Loan is secured by BR Domain 1 JV Member’s approximate 97.7% interest in a multi-tiered joint venture along with Fund II, an affiliate of the former Manager, and an affiliate of ArchCo Residential (the “Domain 1 JV”), which intends to develop an approximately 299-unit Class A apartment community located in Garland, Texas (the “Domain 1 Property”). The BRG Domain 1 Mezz Loan matures on the earlier of March 3, 2020, or the maturity of the Domain 1 Construction Loan, defined below, as extended, and bears interest at a fixed rate of 15.0%. Regular monthly payments are interest-only during the initial term. The BRG Domain 1 Mezz Loan can be prepaid without penalty. The Company has the right to exercise an option to purchase, at the greater of a 25 basis point discount to fair market value or 15% internal rate of return for Fund II, up to a 100% common membership interest in BR Domain 1 JV Member (the mezzanine borrower), which is 99.5% owned by Fund II and which currently holds an approximate 95.0% interest in the Domain 1 JV and in the Domain 1 Property, subject to certain promote rights of our unaffiliated development partner.

In conjunction with the development of the Domain 1 Property, on March 3, 2017, the Domain 1 Property owner, which is owned by an entity in which the Company owns an indirect interest, entered into a $30.3 million construction loan with an unaffiliated party (the “Domain 1 Construction Loan”), of which none was outstanding at December 31, 2017, and which is secured by the Domain 1 Property. The Domain 1 Construction Loan matures on March 3, 2020, and contains two one-year extension options, subject to certain conditions including construction completion, a debt service coverage, loan to value ratio and payment of an extension fee. The Domain 1 Construction Loan bears interest on a floating basis on the amount drawn based on LIBOR plus 3.25%. Regular monthly payments are interest-only until March 2020, with further payments based on thirty-year amortization. The Domain 1 Construction Loan can be prepaid without penalty.
In addition, on March 3, 2017, the Domain 1 Property owner, which is owned by an entity in which the Company owns an indirect interest, entered into a $6.4 million mezzanine loan with an unaffiliated party, of which $4.6 million was outstanding at December 31, 2017, and which is secured by membership interest in the Domain 1 JV that is developing the Domain 1 Property. The loan matures on March 3, 2020, and contains two one-year extension options, subject to certain conditions including a debt service coverage, loan to value ratio, extension of the Domain 1 Construction Loan and payment of an extension fee. The loan bears interest on a fixed rate of 12.5%, with 9.5% paid currently. Regular monthly payments are interest-only. The loan can be prepaid prior to maturity provided the lender receives a minimum profit and 1% exit fee.
Crescent Perimeter Mezzanine Financing
On December 12, 2016, through BRG Perimeter, LLC, a wholly-owned subsidiary of the Operating Partnership (“BRG Perimeter”) and BR Perimeter JV Member, LLC, an affiliate of the former Manager (“BR Perimeter JV Member”), the Company made a common equity investment of approximately $15.2 million to obtain an approximately 60% interest in a multi-tiered joint venture structure (the “Crescent Perimeter Venture”), along with Fund III, an affiliate of the former Manager, and an affiliate of Crescent Communities, to acquire a tract of real property located in Atlanta, Georgia for the development of a 320-unit, Class A apartment community, to be known as Crescent Perimeter. The acquisition was accounted for as an asset acquisition.
On December 12, 2016, the Company, through joint venture subsidiaries of its Operating Partnership, entered into an approximately $44.7 million construction loan with an unaffiliated party, of which $5.1 million was outstanding at December 31, 2017, and which is secured by the Crescent Perimeter development (the “Crescent Perimeter Construction Loan”). The Crescent Perimeter Construction Loan matures December 12, 2020, with a one-year extension option subject to certain conditions including a debt service coverage, loan to value ratio and payment of an extension fee. The Crescent Perimeter Construction Loan bears interest at a rate of LIBOR plus 3.00%, with interest only payments until December 12, 2020, with future payments based on 30-year amortization. The Crescent Perimeter Construction Loan can be prepaid without penalty.
On December 29, 2017, (i) Fund III substantially redeemed the common equity investment held by BRG Perimeter in BR Perimeter JV Member for $15.3 million, (ii) BRG Perimeter maintained a 0.5% common interest in BR Perimeter JV Member, and (iii) the Company, through BRG Perimeter, provided a mezzanine loan in the amount of  $20.6 million to BR Perimeter JV Member (the “BRG Perimeter JV Mezz Loan”). The BRG Perimeter JV Mezz Loan is secured by BR Perimeter JV Member’s approximate 60.0% interest in the Crescent Perimeter Venture. The BRG Perimeter JV Mezz Loan matures on the later of December 29, 2021, or the maturity date of the Crescent Perimeter Construction Loan, as extended, and bears interest at a fixed rate of 15.0%. Regular monthly payments are interest-only during the initial term. The BRG Perimeter JV Mezz Loan can be prepaid without penalty.
Vickers Village
On December 22, 2016, the Company, through BRG Vickers Roswell, LLC, a wholly-owned subsidiary of the Operating Partnership (“BRG Vickers Roswell”) and BR Vickers Roswell JV Member, LLC an affiliate of the former Manager (“BR Vickers JV Member”), made a common equity investment of approximately $8.5 million to obtain an approximately 80% interest in a multi-tiered joint venture structure

(the “Vickers Venture”), along with Fund III, an affiliate of the former Manager, and an affiliate of TPA Group, and our development partner, King Lowry Ventures, for the development of a 79-unit, Class A apartment community in the Roswell submarket of Atlanta, Georgia, to be known as Vickers Village. The acquisition was accounted for as an asset acquisition.
Also on December 22, 2016, the Company, through joint venture subsidiaries of its Operating Partnership, entered into an approximately $18.0 million construction loan with an unaffiliated party, of which $7.5 million was outstanding at December 31, 2017, and which is secured by the Vickers Village development (the “Vickers Construction Loan”). The Vickers Construction Loan matures December 1, 2020, and bears interest at a rate of LIBOR plus 3.00%, with interest only payments until December 1, 2018, with future payments based on 25-year amortization. The Vickers Construction Loan can be prepaid without penalty.
On December 29, 2017, (i) Fund III substantially redeemed the common equity investment held by BRG Vickers Roswell in BR Vickers Roswell JV Member for $8.7 million, (ii) BRG Vickers Roswell maintained a 0.5% common interest in BR Vickers Roswell JV Member, and (iii) the Company, through BRG Vickers Roswell, provided a mezzanine loan in the amount of  $9.8 million to BR Vickers Roswell JV Member (the “BRG Vickers JV Mezz Loan”). The BRG Vickers Mezz Loan is secured by BR Vickers JV Member’s approximate 80.0% interest in the Vickers Venture. The BRG Vickers JV Mezz Loan matures on the latest of December 29, 2020, or the maturity date of the Vickers Construction Loan, as extended, and bears interest at a fixed rate of 15.0%. Regular monthly payments are interest-only during the initial term. The BRG Vickers JV Mezz Loan can be prepaid without penalty.
Flagler Village Interests
On December 18, 2015, through BRG Flagler Village, LLC, a wholly-owned subsidiary of the Operating Partnership (“BRG Flagler”), the Company made an investment in a multi-tiered joint venture (the “Flagler JV”), along with Fund II, an affiliate of the former Manager, and an affiliate of ArchCo Residential, to develop an approximately 385-unit, Class A apartment community located in Ft. Lauderdale, Florida to be known as Flagler Village. On December 29, 2017, (i) Fund II substantially redeemed the equity investment held by BRG Flagler in BR Flagler JV Member, LLC, an affiliate of the former Manager (“BR Flagler JV Member”), for $26.3 million, (ii) BRG Flagler maintained a 0.5% common interest in BR Flagler JV Member, (iii) Fund II made an additional common equity investment of approximately $2.8 million in BR Flagler JV Member, (iv) Fund III made a common equity investment of approximately $409,000 in BR Flagler JV Member, and (v) the Company, through BRG Flagler, provided a $53.6 million mezzanine loan (the “BRG Flagler Mezz Loan”) to BR Flagler JV Member.
The BRG Flagler Mezz Loan is secured by BR Flagler JV Member’s approximate 100.0% interest in the Flagler JV. So long as BR Flagler JV Member has not timely exercised its Flagler Conversion Right, as defined below, the BRG Flagler Mezz Loan matures on December 29, 2022 and bears interest at a fixed rate of 15.0%. Regular monthly payments are interest-only during the initial term. The BRG Flagler Mezz Loan can be prepaid without penalty. BRG Flagler JV Member has the right to elect to cause BRG Flagler to convert its rights under the BRG Flagler Mezz Loan into membership interests in BR Flagler JV Member based on the capital contributed by Fund II and Fund III and the BRG Flagler Mezz Loan balance, until the earlier of the closing of construction financing or March 31, 2018 (the “Flagler Conversion Right”). The Company has the right of first offer to purchase the member’s ownership interests in BR Flagler JV Member, or, if applicable, to purchase Flagler Village if BR Flagler JV Member exercises its rights under the Flagler JV to cause the sale of Flagler Village.
Alexan CityCentre Interests
On July 1, 2014, through BRG T&C BLVD Houston, LLC, a wholly-owned subsidiary of the Operating Partnership, the Company made a convertible preferred equity investment in a multi-tiered joint venture along with Bluerock Growth Fund (“BGF”), Fund II and Fund III, affiliates of the former Manager, and an affiliate of Trammell Crowe Residential, to develop a 340-unit Class A apartment community located in Houston, Texas, to be known as Alexan CityCentre. The Company has made a capital commitment of approximately $9.3 million to acquire 100% of the Class A preferred equity interests in BR T&C BLVD JV Member, LLC, all of which had been funded as of December 31, 2017 (of which $2.8 million earns a 20% preferred return).

On June 7, 2016, the Alexan CityCentre property owner, which is owned by an entity in which the Company owns an indirect interest, entered into a loan modification agreement to amend the terms of its construction loan financing the construction and development of the Alexan CityCentre property (the “Alexan Development”). The maximum principal amount available to the borrower under the terms of the modified loan is $55.1 million of which approximately $54.4 million was outstanding at December 31, 2017. The maturity date is January 1, 2020, subject to a single one-year extension exercisable at the option of the borrower. The interest rate on the loan is a variable per annum rate equal to the prime rate plus 0.5%, or LIBOR plus 3.00%, at the borrower’s option. The loan requires monthly interest payments until the maturity date, after which $60,000 monthly payments of principal will be required in addition to payment of accrued interest during the maturity extension period. The borrower was required to initially fund approximately $2.6 million as an interest reserve and approximately $0.6 million as an operating deficit reserve. Certain unaffiliated third parties agreed to guaranty the completion of the development of the Alexan Development and provided partial guaranties of the borrower’s principal and interest obligations under the loan. To obtain the loan modification, the borrower was required to contribute additional equity for the Alexan Development in the amount of approximately $2.2 million to be applied to development costs, of which the Company funded approximately $0.7 million and Bluerock Growth Fund II (“BGF II”), an affiliate of the former Manager, funded $1.3 million as Class B preferred interests earning a 20% preferred return.
Alexan Southside Place Interests
On January 12, 2015, through BRG Southside, LLC, a wholly-owned subsidiary of its Operating Partnership, the Company made a convertible preferred equity investment in a multi-tiered joint venture, along with Fund II and Fund III, which are affiliates of the former Manager, and an affiliate of Trammell Crow Residential, to develop an approximately 270-unit Class A apartment community located in Houston, Texas, to be known as Alexan Southside Place. Alexan Southside Place will be developed upon a tract of land ground leased from Prokop Industries BH, L.P., a Texas limited partnership, by BR Bellaire BLVD, LLC, as tenant under an 85-year ground lease. The Company has made a capital commitment of $20.6 million to acquire 100% of the preferred equity interests in BRG Southside, LLC, all of which had been funded as of December 31, 2017 (of which $3.3 million earns a 20% return).
In conjunction with the Alexan Southside development, on April 7, 2015, the Alexan Southside leasehold interest holder, which is owned by an entity in which the Company owns an indirect interest, entered into a $31.8 million construction loan with Bank of America, NA of which $24.5 million was outstanding at December 31, 2017, which is secured by the leasehold interest in the Alexan Southside Place property. The loan matures on April 7, 2019, and contains a one-year extension option, subject to certain conditions including a debt service coverage, loan to value ratio and payment of an extension fee. The loan bears interest on a floating basis on the amount drawn based on the base rate plus 1.25% or LIBOR plus 2.25%. Regular monthly payments are interest-only during the initial term, with payments during the extension period based on a thirty-year amortization. The loan can be prepaid without penalty.
Helios (formerly known as Cheshire Bridge) Interests
On May 29, 2015, through BRG Cheshire, LLC, a wholly-owned subsidiary of its Operating Partnership, the Company made a convertible preferred equity investment in a multi-tiered joint venture, along with Fund III and an affiliate of Catalyst Development Partners II, to develop a 282-unit Class A apartment community located in Atlanta, Georgia, to be known as Helios Apartments. The Company has made a capital commitment of  $16.4 million to acquire 100% of the preferred equity interests in BRG Cheshire, LLC, all of which had been funded as of December 31, 2017.
In conjunction with the Helios development, on December 16, 2015, the Helios property owner, which is owned by an entity in which the Company owns an indirect interest, entered into a $38.1 million construction loan with The PrivateBank and Trust Company which is secured by the fee simple interest in the Helios property, of which approximately $35.1 million was outstanding at December 31, 2017. The loan matures on December 16, 2018, and contains two one-year extension options, subject to certain conditions including a debt service coverage, loan to value ratio and payment of an extension fee. The loan bears interest on a floating basis on the amount drawn based on one-month LIBOR plus 2.50%. Regular monthly payments are interest-only during the initial term, with payments during the extension period based on a thirty-year amortization. The loan can be prepaid without penalty.

Lake Boone Trail Interests
On December 18, 2015, through BRG Lake Boone, LLC, a wholly-owned subsidiary of the Operating Partnership, BRG Lake Boone, LLC, the Company made a convertible preferred equity investment in a multi-tiered joint venture along with Fund II, an affiliate of the former Manager, and an affiliate of Tribridge Residential, LLC, to develop an approximately 245-unit, Class A apartment community located in Raleigh, North Carolina, or Lake Boone Trail. The Company has made a capital commitment of $11.9 million to acquire 100% of the preferred equity interests in BR Lake Boone, LLC, all of which had been funded at December 31, 2017.
In conjunction with the Lake Boone Trail development, on June 23, 2016, the Lake Boone property owner, which is owned by an entity in which the Company owns an indirect interest, entered into a $25.2 million construction loan with Citizens Bank, National Association which is secured by the fee simple interest in the Lake Boone Trail property, of which $14.1 million was outstanding as of December 31, 2017. The loan matures on December 23, 2019, and contains one extension option for one year to five years, subject to certain conditions including construction completion, a debt service coverage, loan to value ratio and payment of an extension fee. The loan bears interest on a floating basis on the amount drawn based on one-month LIBOR plus 2.65%. Regular monthly payments are interest-only during the initial term, with payments during the extension period based on a thirty-year amortization. The loan can be prepaid without penalty.
Whetstone Interests
On May 20, 2015, through BRG Whetstone Durham, LLC, a wholly-owned subsidiary of its Operating Partnership, the Company made a convertible preferred equity investment in a multi-tiered joint venture, along with Fund III and an affiliate of TriBridge Residential, LLC, to acquire a 204-unit Class A apartment community located in Durham, North Carolina, to be known as Whetstone Apartments. The Company has made a capital commitment of  $12.9 million to acquire 100% of the preferred equity interests in BRG Whetstone Durham, LLC, all of which had been funded as of December 31, 2017. On October 6, 2016, the Company entered into an agreement that provided for an extended twelve-month period in which it had a right to convert into common ownership. The Company did not elect to convert into common ownership on October 6, 2017, and therefore its preferred return decreased to 6.5%. Effective April 1, 2017, Whetstone ceased paying its preferred return on a current basis. The accrued preferred return of $1.2 million is shown as a due from affiliates in the consolidated balance sheet at December 31, 2017. The Company has evaluated the preferred equity investment and accrued preferred return and determined that the investment is not impaired and will be fully recoverable in the future.
On October 6, 2016, the Whetstone property owner, which is owned by an entity in which the Company owns an indirect interest, entered into a mortgage loan of approximately $26.5 million secured by the Whetstone Apartment property. The loan matures on November 1, 2023. The loan bears interest at a fixed rate of 3.81%. Regular monthly payments are interest-only until November 1, 2017, with monthly payments beginning December 1, 2017 based on thirty-year amortization. The loan may be prepaid with the greater of 1% prepayment fee or yield maintenance until October 31, 2021, and thereafter at par. The loan is nonrecourse to the Company and its joint venture partners with certain standard scope non-recourse carve-outs for certain deeds, acts or failures to act on the part of the Company and the joint venture partners.
Current Policies and Procedures Relating to Conflicts of Interest
Code of Business Conduct and Ethics
We do not have a policy that expressly restricts any of our directors, officers, stockholders or affiliates, including our former Manager or Bluerock or their respective officers and employees, from having a pecuniary interest in an investment in or from conducting, for their own account, business activities of the type we conduct. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors, officers and personnel, as well as officers and employees of our former Manager and of Bluerock who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us. Notwithstanding the prohibitions in our code of business conduct and ethics, after considering the relevant facts and circumstances of any actual conflict of interest, our board of directors may, on a case-by-case basis and in their sole discretion, waive such conflict of interest for executive officers or directors, and must be promptly disclosed to stockholders. Waivers for other personnel may be made by our Chief Executive Officer. Waivers of our code of business conduct and ethics will be required to be disclosed in accordance with the NYSE American and SEC requirements. A copy of our code of business conduct and ethics is available in the Investor Relations section of our website (http://bluerockresidential.com) under the tab “Governance Documents.”
Interested Director and Officer Transactions
Pursuant to the Maryland General Corporation Law, a contract or other transaction between us and a director or between us and any other corporation or other entity in which any of our directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest. The common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof will not render the transaction void or voidable if:
•
the fact of the common directorship or interest is disclosed or known to our board of directors or a committee of our board of directors, and our board of directors or such committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

•
the fact of the common directorship or interest is disclosed or known to our stockholders entitled to vote thereon, and the transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote, other than the votes of shares owned of record or beneficially by the interested director or corporation or other entity; or

•
the transaction or contract is fair and reasonable to us at the time it is authorized, ratified or approved.

Related Person Transaction Policy
Our board of directors has adopted a written related person transaction policy, for which the audit committee oversees compliance. Our related person transaction policy is described under “Certain Relationships and Related Party Transactions — Related Party Transaction Policy.” A copy of our related person transaction policy is available in the Investor Relations section of our website (http://bluerockresidential.com) under the tab “Governance Documents.”
Clawback Policy
Our compensation committee has adopted a policy on the clawback of incentive compensation. We are pleased that it has not been necessary for us to invoke this policy. The policy is applicable to incentive-based compensation (including equity and equity-based compensation) that is paid, issued or vests based on the achievement of performance objectives (“Incentive Awards”) granted on or after its effective date to current or former executive officers while an executive officer (“Covered Executives”). The policy will be invoked in the event that (a) the Company is required to restate its financial statements, due to material noncompliance with any financial reporting requirement under U.S. federal securities laws (whether or not based on fraud or misconduct) (and the board of directors or the compensation committee has not determined that such restatement (i) is required or permitted under GAAP in connection with the adoption or implementation of a new accounting standard or (ii) was caused by the Company’s decision to change its accounting practice as permitted by applicable law), and (b) the performance measurement period with respect to the grant or vesting of such Incentive Awards includes one or more fiscal periods affected by such restatement.
In such event, under the terms of the policy, our board of directors or the compensation committee will determine whether, within three (3) completed fiscal years preceding the restatement date and any interim period, any Covered Executives received Incentive Awards in excess of the amount to which he or she would otherwise have been entitled based on the restated financial statements (such excess amount, “Excess Compensation”). If the board of directors or the compensation committee determines that any Covered Executive received Excess Compensation, the Company will be entitled to recover such Excess

Compensation from such Covered Executive, and our board of directors or the compensation committee, in its sole discretion and subject to applicable law, will take such action as it deems necessary to recover such Excess Compensation. Such actions may include (i) requiring repayment or return of prior Incentive Awards made to such Covered Executive, including Incentive Awards not affected by the accounting restatement, (ii) cancelling unvested Incentive Awards, or (iii) adjusting the future compensation of such Covered Executive.
In the event that the board of directors or the compensation committee determines that a Covered Executive’s acts or omissions constituted fraud or misconduct, then in addition to the recovery of Incentive Awards, the board of directors or the compensation committee may (i) take (in the case of the board of directors), or recommend to the board of directors (in the case of the compensation committee), disciplinary action, including termination, and (ii) pursue other available remedies, including legal action.
In addition, each award that may be granted under the Second Amended 2014 Incentive Plans will be subject to the condition that we may require that such award be returned, and that any payment made with respect to such award must be repaid, if such action is required under the terms of any recoupment or “clawback” policy of ours as in effect on the date that the payment was made, or on the date the award was granted or exercised or vested or earned, as applicable.
Our board of directors and compensation committee recognize that the Dodd-Frank legislation enacted in 2010 may, following rulemaking, require some modification of these policies. Our board of directors and compensation committee intend to review any rules adopted as a result of that legislation and to adopt any modifications to these policies that become required by applicable law.
Lending Policies
We may not make loans to our directors, officers or other employees except in accordance with our code of business conduct and ethics and applicable law.
Independent Registered Public Accounting Firm
BDO USA, LLP has served as our independent auditors since October 3, 2012. The appointment of BDO USA, LLP as our independent public accountants was unanimously approved by the audit committee of our board of directors.
In order to ensure that the provision of such services does not impair the auditors’ independence, the audit committee approved, on March 26, 2014, the Amended and Restated Audit Committee Charter, which includes an Audit Committee Pre-Approval Policy for Audit and Non-audit Services. In establishing this policy, the audit committee considered whether the service is a permissible service under the rules and regulations promulgated by the SEC. In addition, the audit committee, may, in its discretion, delegate one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided any such approval is presented to and approved by the full audit committee at its next scheduled meeting.
Since October 15, 2009, when we became a reporting company under Section 15(d) of the Exchange Act, all services rendered by our independent auditors have been pre-approved in accordance with the policies and procedures described above.
We expect that representatives of BDO USA, LLP will be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The aggregate fees billed to us for professional accounting services by BDO USA, LLP, including the audit of our annual financial statements for the years ended December 31, 2017 and 2016, are set forth in the table below (amounts in thousands):
	2017	2016
Audit fees	$886	$958
Audit-related fees	—	—
Tax fees	209	149
All other fees	—	—
Total	$1,095	$1,107

For purposes of the preceding table, professional fees are classified as follows:
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Audit fees — These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by the independent auditors in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements.

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Audit-related fees — These are fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

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Tax fees — These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

•
All other fees — These are fees for any services not included in the above-described categories.

Pre-Approval Policies
In order to ensure that the provision of such services does not impair the auditors’ independence, the audit committee charter requires the audit committee to pre-approve, to the extent required by applicable law, all audit and non-audit engagements and the related fees and terms with the independent auditors. In determining whether or not to pre-approve services, the audit committee considers whether the service is a permissible service under the rules and regulations promulgated by the SEC. In addition, the audit committee, may, in its discretion, delegate one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided any such approval is presented to the full audit committee at its next scheduled meeting.
All services rendered by BDO for the year ended December 31, 2017 were pre-approved in accordance with the policies and procedures described above.

Report of the Audit Committee
The function of the audit committee is oversight of the financial reporting process on behalf of the board of directors. Management has responsibility for the financial reporting process, including the system of internal control over financial reporting, and for the preparation, presentation and integrity of our financial statements. In addition, the independent auditors devote more time and have access to more information than does the audit committee. Membership on the audit committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. Accordingly, in fulfilling their responsibilities, it is recognized that members of the audit committee are not, and do not represent themselves to be, performing the functions of auditors or accountants.
In this context, the audit committee reviewed and discussed the 2017 audited financial statements with management, including a discussion of the quality and acceptability of our financial reporting, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee discussed with BDO, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee received from BDO the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO’s communications with the audit committee concerning independence, and discussed with BDO their independence from us. In addition, the audit committee considered whether BDO’s provision of non-audit services is compatible with BDO’s independence.
Based on these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.
August 9, 2018	The Audit Committee of the Board of Directors: Brian D. Bailey (Chairman) I. Bobby Majumder Romano Tio

PROPOSAL 3.

RATIFY SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
At the Annual Meeting, you and the other stockholders will vote for, against or abstain from voting to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.
The appointed proxies will vote your shares of common stock as you instruct, unless you submit your proxy without instructions. This proposal is considered “routine” under NYSE American rules, so brokers may vote in their discretion on behalf of beneficial owners who have not provided voting instructions. Where no such vote is cast, the appointed proxies will vote FOR this proposal.
Vote Required
Under our bylaws, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to approve Proposal 3. Abstentions and broker non-votes will have no effect on the result of the votes on this proposal, but they will count toward the establishment of a quorum.
If this proposal is not approved by our stockholders, the adverse vote will be considered a direction to our audit committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment for the fiscal year ending December 31, 2018 will stand, unless our audit committee determines there is a reason for making a change.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

ADDITIONAL INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and Executive Officers, and any persons beneficially owning more than 10% of our outstanding shares of common stock, to file with the SEC reports with respect to their initial ownership of our common stock and reports of changes in their ownership of our common stock. As a matter of practice, our administrative staff and outside counsel assists our directors and Executive Officers in preparing these reports, and typically file those reports on behalf of our directors and Executive Officers. Based solely on a review of the copies of such forms filed with the SEC during fiscal year 2017 and on written representations from our directors and Executive Officers, we believe that during fiscal year 2017, except for one Form 3 by Ryan S. MacDonald, all of our directors and Executive Officers filed the required reports on a timely basis under Section 16(a).
STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING
If a stockholder wishes to present a proposal at the 2019 annual meeting, our bylaws require that the stockholder give advance written notice to our secretary, Michael L. Konig, at our executive offices no earlier than March 13, 2019 and no later than April 12, 2019. However, if we hold our 2019 annual meeting before August 29, 2019, or after October 28, 2019, stockholders must submit proposals no earlier than 150 days prior to the 2019 annual meeting date and no later than the later of 120 days prior to the 2019 annual meeting date or ten (10) days after announcement of the 2019 annual meeting date. The mailing address of our executive offices is 712 Fifth Avenue, 9th Floor, New York, New York 10019.
OTHER MATTERS
As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.
Whether you plan to attend the meeting and vote in person or not, we urge you to have your vote recorded. Stockholders can submit their votes by proxy by mail, using the enclosed proxy card. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Appendix A
BLUEROCK RESIDENTIAL GROWTH REIT, INC.
THIRD AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN
FOR INDIVIDUALS
Effective            , 2018
Article I
DEFINITIONS
1.01. Affiliate
“Affiliate” means, with respect to any entity, any other entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the first entity (including, but not limited to, joint ventures, limited liability companies and partnerships). For this purpose, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”) shall mean ownership, directly or indirectly, of 50% or more of the total combined voting power of all classes of voting securities issued by such entity, or the possession, directly or indirectly, of the power to direct the management and policies of such entity, by contract or otherwise.
1.02. Agreement
“Agreement” means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an award of Performance Units, an Incentive Award, an Option, SAR or Other Equity-Based Award (including an LTIP Unit) granted to such Participant.
1.03. Board
“Board” means the Board of Directors of the Company.
1.04. Cause
“Cause” has the same meaning as set forth in an employment, severance, change in control or similar agreement between the Participant and the Company or an Affiliate. If the Participant and the Company or an Affiliate are not parties to an employment, severance, change in control or similar agreement that defines the term “Cause,” then “Cause” means the Participant’s conviction of, or plea of guilty or nolo contendre to, a felony (excluding traffic-related felonies), or any financial crime involving the Company (including, but not limited to, fraud, embezzlement or misappropriation of Company assets) provided that the Board determines to terminate the Participant for Cause within sixty days after the Participant’s conviction or plea.
1.05. Change in Control
“Change in Control” means and includes each of the following:
(a) The acquisition, either directly or indirectly, by any individual, entity or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), of more than 50% of either (i) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such shares of Common Stock issuable upon the exercise of options or warrants, the conversion of convertible shares or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control (i) any acquisition by the Company or any of its subsidiaries, (ii) any acquisition by a trustee or other fiduciary holding the Company’s securities under an employee benefit plan sponsored or maintained by the Company or any of its Affiliates, (iii) any acquisition by an underwriter, initial purchaser or placement agent temporarily holding the

Company’s securities pursuant to an offering of such securities or (iv) any acquisition by an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the then Outstanding Company Common Stock.
(b) Individuals who constitute Incumbent Directors at the beginning of any consecutive twelve month period, together with any new Incumbent Directors who become members of the Board during such twelve month period, cease to be a majority of the Board at the end of such twelve month period.
(c) The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), in each case, unless following such Business Combination:
(i) the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the entity resulting from such Business Combination (the “Successor Entity”) (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities to elect a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity (the “Parent Company”));
(ii) no Person (other than any employee benefit plan sponsored or maintained by the Successor Entity or the Parent Company) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity); and
(iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;
(d) The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company.
In addition, if a Change in Control (as defined in clauses (a) through (d) above) constitutes a payment event with respect to any Option, SAR, Stock Award, Performance Unit, Incentive Award or Other Equity-Based Award that provides for the deferral of compensation and is subject to Section 409A of the Code, no payment will be made under that award on account of a Change in Control unless the event described in subsection (a), (b), (c) or (d) above, as applicable, constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).
1.06. Code
“Code” means the Internal Revenue Code of 1986, and any amendments thereto.
1.07. Committee
“Committee” means the Compensation Committee of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of two or more non-employee members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code (if awards under this Plan are subject to the deduction limitation of Section 162(m) of the Code) and an “independent director” under the rules of any exchange or automated quotation system on which the Common Stock is listed, traded or quoted; provided, however, that any action taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the foregoing requirements or otherwise provided in any charter of the Committee. If there is no Compensation Committee, then “Committee” means the Board; and provided further that with respect to awards made to a member of the Board who is not an employee of the Company or an Affiliate of the Company, “Committee” means the Board.
1.08. Common Stock
“Common Stock” means the Class A common stock of the Company.
1.09. Company
“Company” means Bluerock Residential Growth REIT, Inc., a Maryland corporation.
1.10. Control Change Date
“Control Change Date” means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions on which the Change in Control occurs.
1.11. Corresponding SAR
“Corresponding SAR” means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.
1.12. Dividend Equivalent Right
“Dividend Equivalent Right” means the right, subject to the terms and conditions prescribed by the Committee, of a Participant to receive (or have credited) cash, securities or other property in amounts equivalent to the cash, securities or other property dividends declared on shares of Common Stock with respect to specified Performance Units, an Other Equity-Based Award or Incentive Award of units denominated in shares of Common Stock or other Company securities, as determined by the Committee, in its sole discretion. The Committee shall provide that Dividend Equivalent Rights payable with respect to any such award that does not become nonforfeitable solely on the basis of continued employment or service shall be accumulated and distributed only when, and to the extent that, the underlying award is vested or earned. The Committee may provide that Dividend Equivalent Rights (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.
1.13. Effective Date
“Effective Date” means May 28, 2015.
1.14. Entities Plan
“Entities Plan” means the Bluerock Residential Growth REIT, Inc. Third Amended and Restated 2014 Equity Incentive Plan for Entities, effective            , 2018, and as further amended from time to time.
1.15. Exchange Act
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
1.16. Fair Market Value
“Fair Market Value” means, on any given date, the reported “closing” price of a share of Common Stock on the New York Stock Exchange for such date or, if there is no closing price for a share of Common Stock on the date in question, the closing price for a share of Common Stock on the last preceding date for which a quotation exists. If, on any given date, the Common Stock is not listed for trading on the New York Stock Exchange, then Fair Market Value shall be the “closing” price of a share of Common Stock on such other exchange on which the Common Stock is listed for trading for such date (or, if there is no closing price for a share of Common Stock on the date in question, the closing price for a share of Common Stock on the last preceding date for which such quotation exists) or, if the Common Stock is not listed on any exchange, the amount determined by the Committee using any reasonable method in good faith and in accordance with the regulations under Section 409A of the Code.

1.17. Good Reason
“Good Reason” has the same meaning as set forth in an employment, severance, change in control or similar agreement between the Participant and the Company or an Affiliate and the Participant’s resignation shall be with Good Reason only if the requirements for such resignation set forth in the employment, severance, change in control or similar agreement are satisfied. If the Participant and the Company or an Affiliate are not parties to an employment, severance, change in control or similar agreement that defines the term “Good Reason,” then “Good Reason means (a) the assignment to the Participant of duties or responsibilities that are substantially inconsistent with the Participant’s title at the Company or an Affiliate; (b) a material diminution in the Participant’s title, authority or responsibilities (other than changes in authority or responsibility in connection with the employment of a new executive or the promotion of another executive in either case commensurate with the growth of the Company); (c) a material reduction in the Participant’s annual base salary or annual or long-term incentive opportunities; or (d) a relocation (without the Participant’s written consent) of the Participant’s principal place of employment by more than thirty-five miles. A resignation shall not be with Good Reason pursuant to the preceding sentence unless the Participant gives the Company written notice of the grounds that the Participant contends constitute Good Reason, such notice is given within ninety days after the event, act or omission that the Participant contends constitutes Good Reason and the Company fails to cure such event, act or omission within thirty days after receipt of the Participant’s notice.
1.18. Incentive Award
“Incentive Award” means an award awarded under Article XI which, subject to the terms and conditions prescribed by the Committee, entitles the Participant to receive a payment from the Company or an Affiliate of the Company.
1.19. Incumbent Directors
“Incumbent Directors” means individuals elected to the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) and whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the directors serving on the Board at the time of the election or nomination, as applicable, shall be an Incumbent Director. No individual designated to serve as a director by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 1.05(a) or Section 1.05(c) and no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors shall be an Incumbent Director.
1.20. Initial Value
“Initial Value” means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per share of Common Stock as determined by the Committee on the date of grant; provided, however, that the price shall not be less than the Fair Market Value on the date of grant (or 110% of the Fair Market Value on the date of grant in the case of a Corresponding SAR that relates to an incentive stock option granted to a Ten Percent Shareholder). Except as provided in Article XII, without the approval of stockholders (a) the Initial Value of an outstanding SAR may not be reduced (by amendment, cancellation and new grant or otherwise) and (b) no payment shall be made in cancellation of an SAR without the approval of stockholders if, on the date of such amendment, cancellation, new grant or payment the Initial Value exceeds Fair Market Value.
1.21. LTIP Unit
“LTIP Unit” means an “LTIP Unit” as defined in the Operating Partnership’s partnership agreement. An LTIP Unit granted under this Plan represents the right to receive the benefits, payments or other rights in respect of an LTIP Unit set forth in that partnership agreement, subject to the terms and conditions of the applicable Agreement and that partnership agreement.
1.22. Nonemployee Director
“Nonemployee Director” means a member of the Board who is not an employee of the Company, an Affiliate of the Company, or the Operating Partnership.

1.23. Offering
“Offering” means the initial public offering of Common Stock registered under the Securities Act of 1933, as amended.
1.24. OP Units
“OP Units” means units of limited partnership interest of the Operating Partnership.
1.25. Operating Partnership
“Operating Partnership” means Bluerock Residential Holdings, L.P., a Delaware limited partnership and the Company’s operating partnership.
1.26. Option
“Option” means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.
1.27. Other Equity-Based Award
“Other Equity-Based Award” means any award other than an Incentive Award, an Option, SAR, a Performance Unit award or a Stock Award which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive shares of Common Stock or rights or units valued in whole or in part by reference to, or otherwise based on, shares of Common Stock (including securities convertible into Common Stock) or other equity interests, including LTIP Units.
1.28. Participant
“Participant” means an employee or officer of the Company or an Affiliate of the Company, a member of the Board, or an individual who provides services to the Company or an Affiliate of the Company (including an individual who provides services to the Company or an Affiliate of the Company by virtue of employment with, or providing services to, the Operating Partnership or an Affiliate of the Operating Partnership), and who satisfies the requirements of Article IV and is selected by the Committee to receive an award of Performance Units or a Stock Award, an Incentive Award, Option, SAR, Other Equity-Based Award or a combination thereof.
1.29. Performance Award
“Performance Award” means an Option, SAR, Stock Award, award of Performance Units, Incentive Award or Other Equity-Based Award (including an LTIP Unit) that is not a Time-Based Award.
1.30. Performance Units
“Performance Units” means an award, in the amount determined by the Committee, stated with reference to a specified or determinable number of shares of Common Stock, that in accordance with the terms of an Agreement entitles the holder to receive a payment for each specified unit equal to the value of an equal number of shares of Common Stock on the date of payment.
1.31. Plan
“Plan” means this Bluerock Residential Growth REIT, Inc. Third Amended and Restated 2014 Equity Incentive Plan for Individuals, as set forth herein and as further amended from time to time.
1.32. REIT
“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.
1.33. SAR
“SAR” means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of the SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.34. Stock Award
“Stock Award” means shares of Common Stock awarded to a Participant under Article VIII.
1.35. Ten Percent Shareholder
“Ten Percent Shareholder” means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) of the Company. An individual shall be considered to own any voting shares owned (directly or indirectly) by or for his or her brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting shares owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a stockholder, partner or beneficiary.
1.36. Time-Based Award
“Time-Based Award” means an Option, SAR, Stock Award, award of Performance Units, Incentive Award or Other Equity-Based Award (including an LTIP Unit) that vests, is earned or becomes exercisable based solely on continued employment or service.
Article II
PURPOSES
This Plan is intended to assist the Company and its Affiliates in recruiting and retaining employees, trustees and other individuals who provide services to the Company or an Affiliate of the Company with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its stockholders. This Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Stock Awards, Performance Units, Incentive Awards and Other Equity-Based Awards in accordance with this Plan and any procedures that may be established by the Committee. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option.
Article III
ADMINISTRATION
This Plan shall be administered by the Committee. The Committee shall have authority to grant SARs, Stock Awards, Performance Units, Incentive Awards, Options and Other Equity-Based Awards upon such terms (not inconsistent with the provisions of this Plan), as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, an award of Performance Units, an Incentive Award or an Other Equity-Based Award. Notwithstanding any such conditions or any provision of the Plan the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award or Other Equity-Based Award may become transferable or nonforfeitable or the time at which an Other Equity-Based Award, an Incentive Award or an award of Performance Units may be settled in connection with an involuntary termination of employment or service (including, but not limited to death or disability). Options, SARs, Stock Awards, Performance Units, Incentive Awards and Other Equity-Based Awards (including LTIP Units) for up to five percent of the aggregate number of shares of Common Stock authorized for issuance under the Plan pursuant to Section 5.02 may be granted or awarded by the Committee without regard to the minimum vesting requirements of Sections 6.06, 7.04, 8.02, 9.02, 10.02 and 11.02. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of this Plan (including rules and regulations that require or allow Participants to defer the payment of benefits under this Plan); and to make all other determinations necessary or advisable for the administration of this Plan.
The Committee’s determinations under this Plan (including without limitation, determinations of the individuals to receive awards under this Plan, the form, amount and timing of such awards, the terms and provisions of such awards and the Agreements) need not be uniform and may be made by the Committee selectively among individuals who receive, or are eligible to receive, awards under this Plan, whether or not such persons are similarly situated. The express grant in this Plan of any specific power to the Committee with respect to the administration or interpretation of this Plan shall not be construed as limiting any power or authority of the Committee with respect to the administration or interpretation of this Plan. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Incentive Award, Stock Award, Other Equity-Based Award or award of Performance Units. All expenses of administering this Plan shall be borne by the Company.
Article IV
ELIGIBILITY
Any employee of the Company or an Affiliate of the Company (including a trade or business that becomes an Affiliate of the Company after the adoption of this Plan) and any member of the Board is eligible to participate in this Plan. In addition, any other individual who provides services to the Company or an Affiliate of the Company (including an individual who provides services to the Company or an Affiliate of the Company by virtue of employment with, or providing services to, the Operating Partnership or an Affiliate of the Operating Partnership) is eligible to participate in this Plan if the Committee, in its sole reasonable discretion, determines that the participation of such individual is in the best interest of the Company.
Article V
COMMON SHARES SUBJECT TO PLAN
5.01. Common Shares Issued
Upon the award of Common Stock pursuant to a Stock Award, an Other Equity-Based Award or in settlement of an Incentive Award or an award of Performance Units, the Company may deliver (and shall deliver if required under an Agreement) to the Participant shares of Common Stock from its authorized but unissued Common Shares. Upon the exercise of any Option or SAR, the Company may deliver, to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Shares.
5.02. Aggregate and Grant Limits
(a) The maximum aggregate number of shares of Common Stock that may be issued under this Plan (pursuant to Options, SARs, Stock Awards or Other Equity-Based Awards and the settlement of Incentive Awards and Performance Units granted on or after the Effective Date) together with the number of shares of Common Stock issued under the Entities Plan (pursuant to Options, SARs, Stock Awards or Other Equity-Based Awards and the settlement of Incentive Awards and Performance Units granted under the Entities Plan on or after the Effective Date) is equal to 3,800,000 shares. Other Equity-Based Awards that are LTIP Units shall reduce the maximum aggregate number of Common Shares that may be issued under this Plan and the Entities Plan on a one-for-one basis, i.e., the grant of each LTIP Unit shall be treated as an award of a share of Common Stock.
(b) The maximum number of shares of Common Stock that may be issued under this Plan and the Entities Plan in accordance with Section 5.02(a) shall be subject to adjustment as provided in Article XII.
(c) The maximum number of shares of Common Stock that may be issued upon the exercise of Options that are incentive stock options or Corresponding SARs that are related to incentive stock options shall be determined in accordance with Sections 5.02(a) and 5.02(b).
(d) A Nonemployee Director may not be granted Options, SARs, Stock Awards, Performance Units, Other Equity-Based Awards or Incentive Awards in any calendar year with respect to more than 40,000 shares of Common Stock.
(e) Shares of Common Stock issued under this Plan and the Entities Plan pursuant to Options, SARs, Stock Awards or Other Equity-Based Awards and the settlement of Incentive Awards and Performance Units granted before the Effective Date shall be issued pursuant to the terms of the Plan and the Entities Plan as in effect before the Effective Date and shall not affect or reduce the number of shares of Common Stock that may be issued in accordance with Section 5.02(a).

5.03. Reallocation of Shares
If, on or after the Effective Date, any award or grant under this Plan or the Entities Plan (including LTIP Units and awards or grants made before the Effective Date) expires, is forfeited or is terminated without having been exercised or is paid in cash without a requirement for the delivery of Common Stock, then any shares of Common Stock covered by such lapsed, cancelled, expired, unexercised or cash-settled portion of such award or grant and any forfeited, lapsed, cancelled or expired LTIP Units shall be available for the grant of other Options, SARs, Stock Awards, Other Equity-Based Awards and settlement of Incentive Awards and Performance Units under this Plan or the Entities Plan. Any shares of Common Stock tendered or withheld on or after the Effective Date to satisfy the grant or exercise price or tax withholding obligation pursuant to any award under this Plan or the Entities Plan shall not be available for future grants or awards. If shares of Common Stock are issued in settlement of an SAR granted under this Plan or the Entities Plan, the number of shares of Common Stock available under this Plan and the Entities Plan shall be reduced by the number of shares of Common Stock for which the SAR was exercised rather than the number of shares of Common Stock issued in settlement of the SAR. To the extent permitted by applicable law or the rules of any exchange on which the Common Stock is listed for trading, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Affiliate of the Company shall not reduce the number of shares of Common Stock available for issuance under this Plan and the Entities Plan.
Article VI
OPTIONS
6.01. Award
In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards.
6.02. Option Price
The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Notwithstanding the preceding sentence, the price per share of Common Stock purchased on the exercise of any Option that is an incentive stock option granted to an individual who is a Ten Percent Shareholder on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted. Except as provided in Article XII, without the approval of stockholders (a) the price per share of Common Stock of an outstanding Option may not be reduced (by amendment, cancellation and new grant or otherwise) and (b) no payment shall be made in cancellation of an Option if on the date of such amendment, cancellation, replacement grant or payment the Option Price exceeds Fair Market Value.
6.03. Maximum Option Period
The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. In the case of an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option may provide that it is exercisable for a period less than such maximum period.
6.04. Transferability
An Option granted under this Plan may be transferred only in accordance with this Section 6.04. An Option granted under this Plan may be transferred by will or the laws of descent and distribution. To the extent permitted by the Agreement relating to an Option, an Option that is not an incentive stock option may be transferred by a Participant during the Participant’s lifetime but only to a member of the Participant’s immediate family (child, stepchild, grandchild, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law) or one or more trusts, partnerships or other entities in which such persons have more than 50% of the beneficial interests.

The holder of an Option transferred pursuant to this Section 6.04 shall be bound by the same terms and conditions that governed the Option during the period it was held by the Participant. If an Option is transferred (by the Participant or the Participant’s transferee), such Option and any Corresponding SAR must be transferred to the same person or persons or entity or entities.
6.05. Employee Status
Incentive stock options may only be granted to employees of the Company or its “parent” and “subsidiaries” (as such terms are defined in Section 424 of the Code). For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.
6.06. Exercise
Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that (subject to the provisions of Article III) no Option may become exercisable before the first anniversary of its grant or the date of the Participant’s death or disability or as provided in Section 15.01 or Section 15.02. In addition, incentive stock options (granted under this Plan and all plans of the Company and its “parents” and “subsidiaries” (as such terms are defined in Section 424 of the Code)) may not be first exercisable in a calendar year for Common Shares having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000. An Option granted under this Plan may be exercised with respect to any number of whole shares of Common Stock less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares of Common Stock subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares of Common Stock with respect to which the Option is exercised.
6.07. Payment
Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, certified check, by tendering shares of Common Stock, by attestation of ownership of shares of Common Stock, by a broker-assisted cashless exercise or in such other form or manner acceptable to the Committee. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined on the date of exercise) of the Common Stock so surrendered or other consideration paid must not be less than the Option price of the shares for which the Option is being exercised.
6.08. Stockholder Rights
No Participant shall have any rights as a stockholder with respect to shares of Common Stock subject to an Option until the date of exercise of such Option.
6.09. Disposition of Shares
A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock acquired pursuant to an Option before the earlier of  (i) the first anniversary of the exercise of the Option or (ii) the date the Participant is no longer employed by or providing services to the Company, an Affiliate of the Company, or the Operating Partnership. A Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.
Article VII
SARS
7.01. Award
In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards. No Participant may be granted Corresponding SARs (under this Plan and all plans of the Company and its “parents” and “subsidiaries” (as such terms are defined in Section 424 of the Code)) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.
7.02. Maximum SAR Period
The term of each SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten years from the date of grant. In the case of a Corresponding SAR that is related to an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Corresponding SAR shall not be exercisable after the expiration of five years from the date of grant. The terms of any SAR may provide that it has a term that is less than such maximum period.
7.03. Transferability
An SAR granted under this Plan may be transferred only in accordance with this Section 7.03. An SAR granted under this Plan may be transferred by will or the laws of descent and distribution. To the extent permitted by the Agreement relating to an SAR, an SAR that is not related to an incentive stock option may be transferred by a Participant during the Participant’s lifetime but only to a member of the Participant’s immediate family (child, stepchild, grandchild, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law) or one or more trusts, partnerships or other entities in which such persons have more than 50% of the beneficial interests. The holder of an SAR transferred pursuant to this Section 7.03 shall be bound by the same terms and conditions that governed the SAR during the period it was held by the Participant. If a Corresponding SAR is transferred (by the Participant or the Participant’s transferee), such Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities.
7.04. Exercise
Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that (subject to the provisions of Article III) no SAR may become exercisable before the first anniversary of its grant or the date of the Participant’s death or disability or as provided in Section 15.01 or Section 15.02. In addition, a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares of Common Stock subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares of Common Stock with respect to which the SAR is exercised.
7.05. Employee Status
If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.
7.06. Settlement
At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, shares of Common Stock, or a combination of cash and Common Stock. No fractional share of Common Stock will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.
7.07. Stockholder Rights
No Participant shall, as a result of receiving an SAR, have any rights as a stockholder of the Company or any Affiliate of the Company until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

7.08. Disposition of Shares
A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock acquired pursuant to an SAR before the earlier of  (i) the first anniversary of the exercise of the SAR or (ii) the date the Participant is no longer employed by or providing services to the Company, an Affiliate of the Company, or the Operating Partnership.
Article VIII
STOCK AWARDS
8.01. Award
In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards.
8.02. Vesting
The Committee, on the date of the award, shall prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. Subject to the provisions of Article III, the period in which the shares of Common Stock covered by a Stock Award are forfeitable or otherwise restricted shall not end before the first anniversary of the grant of the Stock Award, the date of the Participant’s death or disability or as provided in Section 15.01 or Section 15.02. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted subject to the attainment of objectives stated with reference to the business of the Company or an Affiliate of the Company or a business unit’s attainment of objectives stated with respect to performance criteria established by the Committee.
8.03. Employee Status
In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or continuous service, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.
8.04. Stockholder Rights
Unless otherwise specified in accordance with the applicable Agreement, while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable, a Participant will have all rights of a stockholder with respect to a Stock Award, including the right to receive dividends and vote the shares of Common Stock; provided, however, that (i) dividends payable on shares of Common Stock subject to a Stock Award that does not become nonforfeitable solely on the basis of continued employment or service shall be accumulated and paid, without interest, when and to the extent that the underlying Stock Award becomes nonforfeitable; (ii) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (iii) the Company shall retain custody of any certificates representing shares of Common Stock granted pursuant to a Stock Award, and (iv) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.
8.05. Disposition of Shares
A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock acquired under a Stock Award before the earlier of  (i) the first anniversary of the date that the Stock Award became nonforfeitable and (ii) the date the Participant is no longer employed by or providing services to the Company, an Affiliate of the Company, or the Operating Partnership.
Article IX
PERFORMANCE UNIT AWARDS
9.01. Award
In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an award of Performance Units is to be made and will specify the number of shares of Common

Stock covered by such awards and the terms and conditions of such awards. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Performance Units.
9.02. Earning the Award
The Committee, on the date of the grant of an award, shall prescribe that the Performance Units will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Units, only upon the satisfaction of performance objectives or such other criteria as may be prescribed by the Committee. Subject to the provisions of Article III, the period in which Performance Units will be earned shall not end before the first anniversary of the grant of the Performance Units, the date of the Participant’s death or disability or as provided in Section 15.01 or Section 15.02.
9.03. Payment
In the discretion of the Committee, the amount payable when an award of Performance Units is earned may be settled in cash, by the issuance of shares of Common Stock, by the grant of an Other Equity-Based Award (including LTIP Units), by the delivery of other securities or property or a combination thereof. A fractional share of Common Stock shall not be deliverable when an award of Performance Units is earned, but a cash payment will be made in lieu thereof. The amount payable when an award of Performance Units is earned shall be paid in a lump sum.
9.04. Stockholder Rights
A Participant, as a result of receiving an award of Performance Units, shall not have any rights as a stockholder until, and then only to the extent that, the award of Performance Units is earned and settled in shares of Common Stock. After an award of Performance Units is earned and settled in Common Stock, a Participant will have all the rights of a stockholder of the Company.
9.05. Transferability
Any rights or restrictions with respect to the ability of the holder of any Performance Unit granted under this Plan to transfer such Performance Unit shall be set forth in the Agreement relating to such grant; provided, however, that Performance Units may be transferred by will or the laws of descent and distribution.
9.06. Employee Status
In the event that the terms of any Performance Unit award provide that no payment will be made unless the Participant completes a stated period of employment or continued service, the Committee may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.
9.07. Disposition of Shares
A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock issued in settlement of Performance Units before the earlier of  (i) the first anniversary of the date the shares were issued to the Participant or (ii) the date the Participant is no longer employed by or providing services to the Company, an Affiliate of the Company, or the Operating Partnership.
Article X
OTHER EQUITY-BASED AWARDS
10.01. Award
In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an Other Equity-Based Award is to be made and will specify the number of shares of Common Stock or other equity interests (including LTIP Units) covered by such awards and the terms and conditions of such awards; provided, however, that the grant of LTIP Units must satisfy the requirements of the partnership agreement of the Operating Partnership as in effect on the date of grant. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Other Equity-Based Award.

10.02. Terms and Conditions
The Committee, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the award. The terms and conditions of an Other Equity-Based Award may prescribe that a Participant’s rights in the Other Equity-Based Award shall be forfeitable, nontransferable or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement. Subject to the provisions of Article III, the period in which such award shall be forfeitable, nontransferable or otherwise restricted shall not end before the first anniversary of the grant of the Other Equity-Based Award, the date of the Participant’s death or disability or as provided in Section 15.01 or Section 15.02. Other Equity-Based Awards may be granted to Participants, either alone or in addition to other awards granted under this Plan, and Other Equity-Based Awards may be granted in the settlement of other Awards granted under this Plan.
10.03. Payment or Settlement
Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, shall be payable or settled in shares of Common Stock, cash or a combination of Common Stock and cash, as determined by the Committee in its discretion; provided, however, that any shares of Common Stock that are issued on account of the conversion of LTIP Units into shares of Common Stock shall not reduce the number of shares of Common Stock available for issuance under the Plan or the Entities Plan. Other Equity-Based Awards denominated as equity interests other than shares of Common Stock may be paid or settled in shares or units of such equity interests or cash or a combination of both as determined by the Committee in its discretion.
10.04. Employee Status
If the terms of any Other Equity-Based Award provides that it may be earned or exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.
10.05. Transferability
Any rights or restrictions with respect to the ability of the holder of an Other Equity-Based Award (including LTIP Units) granted under this Plan to transfer such Other Equity-Based Award (including LTIP Units) shall be set forth in the Agreement relating to such grant; provided, however, that an Other Equity-Based Award (including LTIP Units) may be transferred by will or the laws of descent and distribution.
10.06. Stockholder Rights
A Participant, as a result of receiving an Other Equity-Based Award, shall not have any rights as a stockholder until, and then only to the extent that, the Other Equity-Based Award is earned and settled in shares of Common Stock.
10.07. Disposition of Shares
A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock or other equity interests (including LTIP Units) covered by an Other Equity-Based Award before the earlier of (i) the first anniversary of the date that such shares or interests become nonforfeitable and (ii) the date the Participant is no longer employed or providing services to the Company, an Affiliate of the Company, or the Operating Partnership.
Article XI
INCENTIVE AWARDS
11.01. Award
In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an Incentive Award is to be made and will specify the terms and conditions of such award. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Incentive Award.

11.02. Terms and Conditions
The Committee, at the time an Incentive Award is made, shall specify the terms and conditions that govern the award. Such terms and conditions may prescribe that the Incentive Award shall be earned only to the extent that the Participant, the Company or an Affiliate of the Company, during a performance period of at least one year, achieves objectives stated with reference to one or more performance measures or criteria prescribed by the Committee. A goal or objective may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index. When establishing goals and objectives, the Committee may exclude any or all special, unusual, and/or extraordinary items as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Committee may also adjust the performance goals for any Incentive Award as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine. Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of employment or service with the Company or an Affiliate of the Company or that the Company, an Affiliate of the Company, or the Participant attain stated objectives or goals (in addition to those prescribed in accordance with the preceding sentence) as a prerequisite to payment under an Incentive Award.
11.03. Transferability
Any rights or restrictions with respect to the ability of the holder of an Incentive Award granted under this Plan to transfer such Incentive Award shall be set forth in the Agreement relating to such grant; provided, however, that an Incentive Award may be transferred by will or the laws of descent and distribution.
11.04. Employee Status
If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or continued service the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.
11.05. Settlement
An Incentive Award that is earned shall be settled with a single lump sum payment which may be in cash, shares of Common Stock, an Other Equity-Based Award (including LTIP Units) or a combination thereof, as determined by the Committee.
11.06. Stockholder Rights
No Participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder of the Company or an Affiliate of the Company until the date that the Incentive Award is settled and then only to the extent that the Incentive Award is settled by the issuance of shares of Common Stock.
11.07. Disposition of Shares
A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock issued in settlement of an Incentive Award until the earlier of  (i) the first anniversary of the date the shares were issued to the Participant or (ii) the date the Participant is no longer employed by or providing services to the Company, an Affiliate of the Company, or the Operating Partnership.
Article XII
ADJUSTMENT UPON CHANGE IN COMMON SHARES
The maximum number of shares of Common Stock as to which Options, SARs, Performance Units, Incentive Awards, Stock Awards and Other Equity-Based Awards may be granted under this Plan and the Entities Plan, the grant limitation applicable to Nonemployee Directors and the terms of outstanding Stock Awards, Options, SARs, Incentive Awards, Performance Units and Other Equity-Based Awards granted under this Plan and the Entities Plan, shall be adjusted as the Board determines is equitably required in the event that (i) the Company (a) effects one or more nonreciprocal transactions between the Company and its shareholders such as a share dividend, extra-ordinary cash dividend, share split-up, subdivision or consolidation of Common Stock that affects the number or kind of shares of Common Stock (or other securities of the Company) or the Fair Market Value (or the value of other Company securities) and causes a change in the Fair Market Value of the shares of Common Stock subject to outstanding awards or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article XII by the Board shall be nondiscretionary, final and conclusive.
The issuance by the Company of any class of Common Stock, or securities convertible into any class of Common Stock, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Common Stock or obligations of the Company convertible into such Common Stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares of Common Stock as to which Options, SARs, Performance Units, Incentive Awards, Stock Awards and Other Equity-Based Awards may be granted under this Plan and the Entities Plan, the grant limitation applicable to Nonemployee Directors or the terms of outstanding Stock Awards, Incentive Awards, Options, SARs, Performance Units or Other Equity-Based Awards under this Plan and the Entities Plan.
The Committee may make Stock Awards and may grant Options, SARs, Performance Units, Incentive Awards or Other Equity-Based Awards under this Plan and under the Entities Plan in substitution for performance shares, phantom shares, share awards, stock options, share appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate of the Company in connection with a transaction described in the first paragraph of this Article XII. Notwithstanding any provision of this Plan and the Entities Plan, the terms of such substituted Stock Awards, SARs, Other Equity-Based Awards, Options or Performance Units granted under this Plan or the Entities Plan shall be as the Committee, in its discretion, determines is appropriate.
Article XIII
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES
No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal, state and foreign laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all stock exchanges on which the Common Stock may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to represent Common Stock when a Stock Award is granted, a Performance Unit, Incentive Award or Other Equity-Based Award is settled or for which an Option or SAR is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal, state and foreign laws and regulations. No Option or SAR shall be exercisable, no Stock Award or Performance Unit shall be granted, no Common Stock shall be issued, no certificate for Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.
Article XIV
GENERAL PROVISIONS
14.01. Effect on Employment and Service
Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate of the Company or in any way affect any right and power of the Company or an Affiliate of the Company to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.
14.02. Unfunded Plan
This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the

Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.
14.03. Rules of Construction
Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
All awards made under this Plan are intended to comply with, or otherwise be exempt from, Section 409A of the Code (“Section 409A”), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12). This Plan and all Agreements shall be administered, interpreted and construed in a manner consistent with Section 409A. Nevertheless, the tax treatment of the benefits provided under this Plan or any Agreement is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors or trustees, officers, employees or advisors (other than in his or her individual capacity as a Participant with respect to his or her individual liability for taxes, interest, penalties or other monetary amounts) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or any other taxpayer as a result of the Plan or any Agreement. If any provision of this Plan or any Agreement is found not to comply with, or otherwise not be exempt from, the provisions of Section 409A, it shall be modified and given effect, in the sole discretion of the Committee and without requiring the Participant’s consent, in such manner as the Committee determines to be necessary or appropriate to comply with, or effectuate an exemption from, Section 409A. Each payment under an award granted under this Plan shall be treated as a separate identified payment for purposes of Section 409A.
If a payment obligation under an award or an Agreement arises on account of the Participant’s termination of employment and such payment obligation constitutes “deferred compensation” (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b))12)), it shall be payable only after the Participant’s “separation from service” (as defined under Treasury Regulation section 1.409A-1(h)); provided, however, that if the Participant is a “specified employee” (as defined under Treasury Regulation section 1.409A-1(i)) then, subject to any permissible acceleration of payment by the Committee under Treasury Regulation Section 1.409A-3(j)(4)(ii) (domestic relations orders), Treasury Regulation Section 1.409A-3(j)(4)(iii) (conflicts of interest) or Treasury Regulation Section 1.409A-3(j)(4)(iv) (payment of employment taxes) any such payment that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first day of the seventh month beginning after the date of the Participant’s separation from service or, if earlier, within fifteen days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death.
14.04. Withholding Taxes
Each Participant shall be responsible for satisfying any income, employment and other tax withholding obligations attributable to participation in this Plan. Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an award of Performance Units, SARs or Other Equity-Based Award) or a cash equivalent acceptable to the Committee. Except to the extent prohibited by Treasury Regulation Section 1.409A-3(j), any minimum statutory federal, state, district, city or foreign withholding tax obligations also may be satisfied (a) by surrendering to the Company shares of Common Stock previously acquired by the Participant; (b) by authorizing the Company to withhold or reduce the number of shares of Common Stock otherwise issuable to the Participant upon the exercise of an Option or SAR, the settlement of a Performance Unit award, Incentive Award or an Other Equity-Based Award (if applicable) or the grant or vesting of a Stock Award; or (c) by any other method as may be approved by the Committee. If shares of Common Stock are used to pay all or part of such withholding tax obligation, the Fair Market Value of the Common Stock surrendered, withheld or reduced shall be determined as of the date of surrender, withholding or reduction and the number of shares of Common Stock which may be withheld, surrendered or reduced shall be limited to the number of shares of Common Stock which have a Fair Market Value on the date of withholding, surrender or reduction equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for tax purposes that are applicable to such supplemental taxable income.
14.05. REIT Status
This Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No award shall be granted or awarded, and with respect to any award granted under this Plan, such award shall not vest, be exercisable or be settled (i) to the extent that the grant, vesting, exercise or settlement could cause the Participant or any other person to be in violation of the share ownership limit or any other limitation on ownership or transfer prescribed by the Company’s charter, or (ii) if, in the discretion of the Committee, the grant, vesting, exercise or settlement of the award could impair the Company’s status as a REIT.
14.06. Elections Under Section 83(b)
No Participant may make an election under Section 83(b) of the Code with respect to the grant of any award, the vesting of any award, the settlement of any award or the issuance of Common Stock under the Plan without the consent of the Company, which the Company may grant or withhold in its sole discretion.
14.07. Return of Awards; Repayment
Each Option, SAR, Stock Award, Performance Unit Award, Incentive Award and Other Equity-Based Award (including an LTIP Unit) granted under the Plan is subject to the condition that the Company may require that such award be returned, and that any payment made with respect to such award must be repaid, if  (a) such action is required under the terms of any Company recoupment or “clawback” policy as in effect on the date that the award was granted or (b) such award or payment made with respect to any award is, or in the future becomes, subject to any law, rule, requirement or regulation which imposes mandatory recoupment or forfeiture, under circumstances set forth in such law, rule, requirement or regulation; provided, however, that such clawback shall not be duplicative of any clawback required under clause (a).
Article XV
CHANGE IN CONTROL
15.01. Time-Based Awards Not Assumed
Each Time-Based Award that is outstanding on a Control Change Date and that is not assumed or replaced with a substitute award in accordance with Section 15.02 shall be fully vested, earned or exercisable as of the Control Change Date.
The Committee, in its discretion and without the need of a Participant’s consent, may provide that a Time-Based Award that becomes vested, earned or exercisable under this Section 15.01 may be cancelled in exchange for a payment. The payment may be in cash, Common Stock or other securities or consideration received by stockholders in the Change in Control Transaction. With respect to each Time-Based Award that becomes vested, earned or exercisable under this Section 15.01, the payment shall be an amount that is substantially equal to (i) the amount by which the price per share received by stockholders in the Change in Control for each share of Common Stock exceeds the option price or Initial Value in the case of an Option and SAR or (ii) for each vested share of Common Stock subject to a Stock Award, Performance Unit or Other Equity-Based Award, the price per share received by stockholders for Common Stock and (iii) the value of the other securities or property in which the Performance Unit or Other Equity-Based Award is denominated and vested. Notwithstanding any contrary provision of this Section 15.01, if the option price or Initial Value exceeds the price per share of Common Stock received by stockholders in the Change in Control transaction, the Option or SAR may be cancelled without any payment to the Participant.
15.02. Performance Awards; Assumption of Time-Based Awards
Each Performance Award that is outstanding on a Control Change Date must be assumed by, or a substitute award granted by, the Successor Entity (or if applicable, the Parent Company) in the Change in Control. Such assumed or substituted award shall be of the same type of award as the original Performance Award being assumed or replaced. The assumed or substituted award shall have a value, as of the Control

Change Date, that is substantially equal to the value of the original Performance Award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required. Except as provided in the following sentence, the assumed or substituted award shall have the same vesting terms and conditions as the original Performance Award being assumed or replaced; provided, however, that the performance objectives and measures of the original Performance Award being assumed or replaced shall be adjusted as the Committee determines is equitably required. Notwithstanding the preceding sentence, the assumed or substituted award shall be vested, earned or exercisable on the last day of the Participant’s employment or service with the Company, the Successor Entity or any Affiliate of the Company or the Successor Entity, with respect to a pro rata number of shares or other securities subject to the award based on the extent to which the performance or other objectives are achieved as of the date of the Participant’s termination of employment or service with the Company, the Successor Entity or any Affiliate of the Company or the Successor Entity if  (i) such employment or service ends (a) on account of an involuntary termination without Cause, (b) if the Participant is party to an employment agreement with the Company, the Successor Entity or any Affiliate of the Company or the Successor Entity that provides for accelerated vesting upon such a termination, by reason of a termination due to a non-renewal of the term of the employment agreement by such employer but only if the Participant is willing and able to continue performing services on the terms and conditions that would have applied under the employment agreement but for the non-renewal, (c) on account of the Participant’s resignation for Good Reason or (d) on account of the Participant’s death or disability and (ii) the Participant remained in the continuous employ or service of the Company, the Successor Entity or an Affiliate of the Company or the Successor Entity from the Control Change Date until the date of such termination of employment or service. The pro ration shall be based on a fraction, the numerator of which is the number of days in the applicable performance period that have elapsed as of the date of termination of employment or service and the denominator of which is the total number of days in the applicable performance period. Any portion of a Performance Award that does not become vested, earned or exercisable as of the date of termination of employment or service shall be forfeited as of the date of such termination.
The Committee, in its discretion and without the need of a Participant’s consent, may provide that a Time-Based Award that is outstanding on the Control Change Date shall be assumed by, or a substitute award granted by, the Successor Entity (or, if applicable, the Parent Company) in the Change in Control. Such assumed or substituted award shall be of the same type of award as the original Time-Based Award being assumed or replaced. The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original Time-Based Award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required. Except as provided in the following sentence, the assumed or substituted award shall have the same vesting terms and conditions as the original Time-Based Award being assumed or replaced. Notwithstanding the preceding sentence, the assumed or substituted award shall be fully vested, earned or exercisable on the last day of the Participant’s employment or service with the Company, the Successor Entity or any Affiliate of the Company or the Successor Entity if  (i) such employment or service ends (a) on account of an involuntary termination without Cause, (b) following non-renewal of the employment agreement, if any, between the Participant and the Company, the Successor Entity or any Affiliate of the Company or the Successor Entity, (c) on account of the Participant’s resignation for Good Reason or (d) on account of the Participant’s death or disability and (ii) the Participant remained in the continuous employ or service of the Company, the Successor Entity or an Affiliate of the Company or the Successor Entity from the Control Change Date until the date of such termination of employment or service.
15.03. Limitation of Benefits
The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Section 15.03, the Parachute Payments will be reduced pursuant to this Section 15.03 if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.
The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.
The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are not subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) in a manner that results in the best economic benefit to the Participant (or, to the extent economically equivalent, in a pro rata manner). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.
As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Article XV, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 15.03 (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 15.03 (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay the Overpayment to the Company, without interest; provided, however, that no amount will be payable by the Participant to the Company unless, and then only to the extent that, the repayment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid, without interest, to the Participant promptly by the Company.
For purposes of this Section 15.03, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date. For purposes of this Article XV, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Section 15.03, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.
Notwithstanding any other provision of this Section 15.03, this Section 15.03 shall not limit or otherwise supersede the provisions of any other agreement or plan which provides that a Participant cannot receive Payments in excess of the Capped Payments.
Article XVI
AMENDMENT
The Board may amend or terminate this Plan at any time; provided, however, that no amendment may adversely impair the rights of Participants with respect to outstanding awards. In addition, an amendment will be contingent on approval of the Company’s stockholders if  (a) such approval is required by law or the rules of any exchange on which the Common Stock is listed, (b) if the amendment would materially increase the benefits accruing to Participants under this Plan, materially increase the aggregate number of shares of Common Stock that may be issued under this Plan and the Entities Plan (except as provided in Article XII) or materially modify the requirements as to eligibility for participation in this Plan or (c) other than in connection with an involuntary termination of employment (including but not limited to death or disability), the amendment would accelerate the time at which any Option or SAR may be exercised, the time at which a Stock Award or Other Equity-Based Award may become transferable or nonforfeitable or the time at which an Other Equity-Based Award, an Incentive Award or an award of Performance Units may be settled. For the avoidance of doubt, without the approval of stockholders, the Board may not (except pursuant to Article XII) (a) reduce the option price per share of an outstanding Option or the Initial Value of an outstanding SAR, (b) cancel an outstanding Option or outstanding SAR when the option price or Initial Value, as applicable exceeds the Fair Market Value or (c) take any other action with respect to an outstanding Option or an outstanding SAR that may be treated as a repricing of the award under the rules and regulations of the principal exchange on which the Common Stock is listed for trading.
Article XVII
DURATION OF PLAN
No Stock Award, Performance Unit Award, Incentive Award, Option, SAR or Other Equity-Based Award may be granted under this Plan after October 25, 2027. Stock Awards, Performance Unit awards, Options, SARs and Other Equity-Based Awards granted before such date shall remain valid in accordance with their terms.
Article XVIII
EFFECTIVENESS OF PLAN
Options, SARs, Stock Awards, Performance Unit Awards, Incentive Awards and Other Equity-Based Awards may be granted under this Plan, as amended and restated herein, on and after the date that this Plan, as amended and restated herein, is approved by a majority of the votes cast by the Company’s stockholders, voting either in person or by proxy, at a duly held stockholders’ meeting within twelve months of its adoption by the Board.

Appendix B
BLUEROCK RESIDENTIAL GROWTH REIT, INC.
THIRD AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN
FOR ENTITIES
Effective            , 2018
Article I
DEFINITIONS
1.01. Affiliate
“Affiliate” means, with respect to any entity, any other entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the first entity (including, but not limited to, joint ventures, limited liability companies and partnerships). For this purpose, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”) shall mean ownership, directly or indirectly, of 50% or more of the total combined voting power of all classes of voting securities issued by such entity, or the possession, directly or indirectly, of the power to direct the management and policies of such entity, by contract or otherwise.
1.02. Agreement
“Agreement” means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an award of Performance Units, an Incentive Award, an Option, SAR or Other Equity-Based Award (including an LTIP Unit) granted to such Participant.
1.03. Board
“Board” means the Board of Directors of the Company.
1.04. Change in Control
“Change in Control” means and includes each of the following:
(a) The acquisition, either directly or indirectly, by any individual, entity or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), of more than 50% of either (i) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such shares of Common Stock issuable upon the exercise of options or warrants, the conversion of convertible shares or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control (i) any acquisition by the Company or any of its subsidiaries, (ii) any acquisition by a trustee or other fiduciary holding the Company’s securities under an employee benefit plan sponsored or maintained by the Company or any of its Affiliates, (iii) any acquisition by an underwriter, initial purchaser or placement agent temporarily holding the Company’s securities pursuant to an offering of such securities or (iv) any acquisition by an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the then Outstanding Company Common Stock.
(b) Individuals who constitute Incumbent Directors at the beginning of any consecutive twelve month period, together with any new Incumbent Directors who become members of the Board during such twelve month period, cease to be a majority of the Board at the end of such twelve month period.
(c) The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), in each case, unless following such Business Combination:

(i) the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the entity resulting from such Business Combination (the “Successor Entity”) (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities to elect a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity (the “Parent Company”));
(ii) no Person (other than any employee benefit plan sponsored or maintained by the Successor Entity or the Parent Company) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity); and
(iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;
(d) The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company.
In addition, if a Change in Control (as defined in clauses (a) through (d) above) constitutes a payment event with respect to any Option, SAR, Stock Award, Performance Unit, Incentive Award or Other Equity-Based Award that provides for the deferral of compensation and is subject to Section 409A of the Code, no payment will be made under that award on account of a Change in Control unless the event described in subsection (a), (b), (c) or (d) above, as applicable, constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).
1.05. Code
“Code” means the Internal Revenue Code of 1986, and any amendments thereto.
1.06. Committee
“Committee” means the Compensation Committee of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of two or more non-employee members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code (if awards under this Plan are subject to the deduction limitation of Section 162(m) of the Code) and an “independent director” under the rules of any exchange or automated quotation system on which the Common Stock is listed, traded or quoted; provided, however, that any action taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the foregoing requirements or otherwise provided in any charter of the Committee. If there is no Compensation Committee, then “Committee” means the Board.
1.07. Common Stock
“Common Stock” means the Class A common stock of the Company.
1.08. Company
“Company” means Bluerock Residential Growth REIT, Inc., a Maryland corporation.
1.09. Control Change Date
“Control Change Date” means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions on which the Change in Control occurs.

1.10. Corresponding SAR
“Corresponding SAR” means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.
1.11. Dividend Equivalent Right
“Dividend Equivalent Right” means the right, subject to the terms and conditions prescribed by the Committee, of a Participant to receive (or have credited) cash, securities or other property in amounts equivalent to the cash, securities or other property dividends declared on shares of Common Stock with respect to specified Performance Units, an Other Equity-Based Award or Incentive Award of units denominated in shares of Common Stock or other Company securities, as determined by the Committee, in its sole discretion. The Committee shall provide that Dividend Equivalent Rights payable with respect to any such award that does not become nonforfeitable solely on the basis of continued service shall be accumulated and distributed only when, and to the extent that, the underlying award is vested or earned. The Committee may provide that Dividend Equivalent Rights (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.
1.12. Effective Date
“Effective Date” means May 28, 2015.
1.13. Exchange Act
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
1.14. Fair Market Value
“Fair Market Value” means, on any given date, the reported “closing” price of a share of Common Stock on the New York Stock Exchange for such date or, if there is no closing price for a share of Common Stock on the date in question, the closing price for a share of Common Stock on the last preceding date for which a quotation exists. If, on any given date, the Common Stock is not listed for trading on the New York Stock Exchange, then Fair Market Value shall be the “closing” price of a share of Common Stock on such other exchange on which the Common Stock is listed for trading for such date (or, if there is no closing price for a share of Common Stock on the date in question, the closing price for a share of Common Stock on the last preceding date for which such quotation exists) or, if the Common Stock is not listed on any exchange, the amount determined by the Committee using any reasonable method in good faith and in accordance with the regulations under Section 409A of the Code.
1.15. Incentive Award
“Incentive Award” means an award awarded under Article XI which, subject to the terms and conditions prescribed by the Committee, entitles the Participant to receive a payment from the Company or an Affiliate of the Company.
1.16. Incumbent Directors
“Incumbent Directors” means individuals elected to the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) and whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the directors serving on the Board at the time of the election or nomination, as applicable, shall be an Incumbent Director. No individual designated to serve as a director by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 1.04(a) or Section 1.04(c) and no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors shall be an Incumbent Director.
1.17. Individuals Plan
“Individuals Plan” means the Bluerock Residential Growth, Inc. Third Amended and Restated 2014 Equity Incentive Plan for Individuals, effective            , 2018, and as further amended from time to time.

1.18. Initial Value
“Initial Value” means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per share of Common Stock as determined by the Committee on the date of grant; provided, however, that the price shall not be less than the Fair Market Value on the date of grant. Except as provided in Article XII, without the approval of stockholders (a) the Initial Value of an outstanding SAR may not be reduced (by amendment, cancellation and new grant or otherwise) and (b) no payment shall be made in cancellation of an SAR if, on the date of such amendment, cancellation, new grant or payment the Initial Value exceeds Fair Market Value.
1.19. LTIP Unit
“LTIP Unit” means an “LTIP Unit” as defined in the Operating Partnership’s partnership agreement. An LTIP Unit granted under this Plan represents the right to receive the benefits, payments or other rights in respect of an LTIP Unit set forth in that partnership agreement, subject to the terms and conditions of the applicable Agreement and that partnership agreement.
1.20. Offering
“Offering” means the initial public offering of Common Stock registered under the Securities Act of 1933, as amended.
1.21. OP Units
“OP Units” means units of limited partnership interest of the Operating Partnership.
1.22. Operating Partnership
“Operating Partnership” means Bluerock Residential Holdings, L.P., a Delaware limited partnership and the Company’s operating partnership.
1.23. Option
“Option” means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.
1.24. Other Equity-Based Award
“Other Equity-Based Award” means any award other than an Incentive Award, an Option, SAR, a Performance Unit award or a Stock Award which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive shares of Common Stock or rights or units valued in whole or in part by reference to, or otherwise based on, shares of Common Stock (including securities convertible into Common Stock) or other equity interests, including LTIP Units.
1.25. Participant
“Participant” means any entity that provides services to the Company or an Affiliate of the Company (including an entity that provides services to the Company or an Affiliate of the Company by virtue of its providing services to the Operating Partnership or an Affiliate of the Operating Partnership), and that satisfies the requirements of Article IV and is selected by the Committee to receive an award of Performance Units or a Stock Award, an Incentive Award, Option, SAR, Other Equity-Based Award or a combination thereof.
1.26. Performance Award
“Performance Award” means an Option, SAR, Stock Award, award of Performance Units, Incentive Award or Other Equity-Based Award (including an LTIP Unit) that is not a Time-Based Award.
1.27. Performance Units
“Performance Units” means an award, in the amount determined by the Committee, stated with reference to a specified or determinable number of shares of Common Stock, that in accordance with the terms of an Agreement entitles the holder to receive a payment for each specified unit equal to the value of an equal number of shares of Common Stock on the date of payment.

1.28. Plan
“Plan” means this Bluerock Residential Growth REIT, Inc. Third Amended and Restated 2014 Equity Incentive Plan for Entities, as set forth herein and as further amended from time to time.
1.29. REIT
“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.
1.30. SAR
“SAR” means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of the SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.
1.31. Stock Award
“Stock Award” means shares of Common Stock awarded to a Participant under Article VIII.
1.32. Time-Based Award
“Time-Based Award” means an Option, SAR, Stock Award, award of Performance Units, Incentive Award or Other Equity-Based Award (including an LTIP Unit) that vests, is earned or becomes exercisable based solely on continued employment or service.
Article II
PURPOSES
This Plan is intended to assist the Company and its Affiliates in securing and retaining the services of entities that provide services to the Company or an Affiliate of the Company with ability and initiative by enabling such entities to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its stockholders. This Plan is intended to permit the grant of Options, SARs, Stock Awards, Performance Units, Incentive Awards and Other Equity-Based Awards in accordance with this Plan and any procedures that may be established by the Committee.
Article III
ADMINISTRATION
This Plan shall be administered by the Committee. The Committee shall have authority to grant SARs, Stock Awards, Performance Units, Incentive Awards, Options and Other Equity-Based Awards upon such terms (not inconsistent with the provisions of this Plan), as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, an award of Performance Units, an Incentive Award or an Other Equity-Based Award. Notwithstanding any such conditions, or any provision of the Plan, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award or Other Equity-Based Award may become transferable or nonforfeitable or the time at which an Other Equity-Based Award, an Incentive Award or an award of Performance Units may be settled in connection with an involuntary termination of service. Options, SARs, Stock Awards, Performance Units, Incentive Awards and Other Equity-Based Awards (including LTIP Units) for up to five percent of the aggregate number of shares of Common Stock authorized for issuance under the Plan pursuant to Section 5.02 may be granted or awarded by the Committee without regard to the minimum vesting requirements of Sections 6.06, 7.04, 8.02, 9.02, 10.02 and 11.02. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of this Plan (including rules and regulations that require or allow Participants to defer the payment of benefits under this Plan); and to make all other determinations necessary or advisable for the administration of this Plan.

The Committee’s determinations under this Plan (including without limitation, determinations of the entities to receive awards under this Plan, the form, amount and timing of such awards, the terms and provisions of such awards and the Agreements) need not be uniform and may be made by the Committee selectively among entities who receive, or are eligible to receive, awards under this Plan, whether or not such entities are similarly situated. The express grant in this Plan of any specific power to the Committee with respect to the administration or interpretation of this Plan shall not be construed as limiting any power or authority of the Committee with respect to the administration or interpretation of this Plan. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Incentive Award, Stock Award, Other Equity-Based Award or award of Performance Units. All expenses of administering this Plan shall be borne by the Company.
Article IV
ELIGIBILITY
Any entity that provides significant services to the Company or an Affiliate of the Company (including an entity that provides services to the Company or an Affiliate of the Company by virtue of its providing services to the Operating Partnership or an Affiliate of the Operating Partnership) is eligible to participate in this Plan if the Committee, in its sole reasonable discretion, determines that the participation of such entity is in the best interest of the Company.
Article V
COMMON SHARES SUBJECT TO PLAN
5.01. Common Shares Issued
Upon the award of Common Stock pursuant to a Stock Award, an Other Equity-Based Award or in settlement of an Incentive Award or an award of Performance Units, the Company may deliver (and shall deliver if required under an Agreement) to the Participant shares of Common Stock from its authorized but unissued Common Shares. Upon the exercise of any Option or SAR, the Company may deliver, to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Shares.
5.02. Aggregate Limit
(a) The maximum aggregate number of shares of Common Stock that may be issued under this Plan (pursuant to Options and SARs, Stock Awards or Other Equity-Based Awards and the settlement of Incentive Awards and Performance Units granted on or after the Effective Date) together with the number of shares of Common Stock issued under the Individuals Plan (pursuant to Options and SARs, Stock Awards or Other Equity-Based Awards and the settlement of Incentive Awards and Performance Units granted under the Individuals Plan on or after the Effective Date) is equal to 3,800,000 shares. Other Equity-Based Awards that are LTIP Units shall reduce the maximum aggregate number of Common Shares that may be issued under this Plan and the Individuals Plan on a one-for-one basis, i.e., the grant of each LTIP Unit shall be treated as an award of a share of Common Stock.
(b) The maximum number of shares of Common Stock that may be issued under this Plan and the Individuals Plan in accordance with Section 5.02(a) shall be subject to adjustment as provided in Article XII.
(c) Shares of Common Stock issued under this Plan and the Individuals Plan pursuant to Options, SARs, Stock Awards or Other Equity-Based Awards and the settlement of Incentive Awards and Performance Units granted before the Effective Date shall be issued pursuant to the terms of the Plan and the Individuals Plan as in effect before the Effective Date and shall not affect or reduce the number of shares of Common Stock that may be issued in accordance with Section 5.02(a).
5.03. Reallocation of Shares
If, on or after the Effective Date, any award or grant under this Plan or the Individuals Plan (including LTIP Units and awards or grants made before the Effective Date) expires, is forfeited or is terminated without having been exercised or is paid in cash without a requirement for the delivery of Common Stock, then any shares of Common Stock covered by such lapsed, cancelled, expired, unexercised or cash-settled portion of such award or grant and any forfeited, lapsed, cancelled or expired LTIP Units shall be available for the grant of other Options, SARs, Stock Awards, Other Equity-Based Awards and settlement of Incentive Awards and Performance Units under this Plan or the Individuals Plan. Any shares of Common Stock tendered or withheld on or after the Effective Date to satisfy the grant or exercise price or tax withholding obligation pursuant to any award under this Plan or the Individuals Plan shall not be available for future grants or awards. If shares of Common Stock are issued in settlement of an SAR granted under this Plan or the Individuals Plan, the number of shares of Common Stock available under this Plan and the Individuals Plan shall be reduced by the number of shares of Common Stock for which the SAR was exercised rather than the number of shares of Common Stock issued in settlement of the SAR. To the extent permitted by applicable law or the rules of any exchange on which the Common Stock is listed for trading, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Affiliate of the Company shall not reduce the number of shares of Common Stock available for issuance under this Plan and the Individuals Plan.
Article VI
OPTIONS
6.01. Award
In accordance with the provisions of Articles III and IV, the Committee will designate each entity to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards.
6.02. Option Price
The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Except as provided in Article XII, without the approval of stockholders (a) the price per share of Common Stock of an outstanding Option may not be reduced (by amendment, cancellation and new grant or otherwise) and (b) no payment shall be made in cancellation of an Option if, on the date of such amendment, cancellation, replacement grant or payment the Option Price exceeds Fair Market Value.
6.03. Maximum Option Period
The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. The terms of any Option may provide that it is exercisable for a period less than such maximum period.
6.04. Transferability
An Option granted under this Plan may be transferred only in accordance with this Section 6.04. To the extent permitted by the Agreement relating to an Option, an Option granted under this Plan may be transferred by a Participant but only to an Affiliate of the Participant or an individual who is employed by or provides services to the Participant or an Affiliate of the Participant. The holder of an Option transferred pursuant to this Section 6.04 shall be bound by the same terms and conditions that governed the Option during the period it was held by the Participant. If an Option is transferred (by the Participant or the Participant’s transferee), such Option and any Corresponding SAR must be transferred to the same person or persons or entity or entities.
6.05. Service Provider Status
In the event that the terms of any Option provide that it may be exercised only during continued service or within a specified period of time after termination of continued service, the Committee may decide to what extent temporary interruptions of continuous service shall affect the Option.
6.06. Exercise
Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that (subject to the provisions of Article III) no Option may become exercisable before the first anniversary of its grant or as provided in Section 15.01. An Option granted under this Plan may be exercised with respect to any number of whole shares of Common Stock less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares of Common Stock subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares of Common Stock with respect to which the Option is exercised.
6.07. Payment
Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, certified check, by tendering shares of Common Stock, by attestation of ownership of shares of Common Stock, by a broker-assisted cashless exercise or in such other form or manner acceptable to the Committee. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined on the date of exercise) of the Common Stock so surrendered or other consideration paid must not be less than the Option price of the shares for which the Option is being exercised.
6.08. Stockholder Rights
No Participant shall have any rights as a stockholder with respect to shares of Common Stock subject to an Option until the date of exercise of such Option.
6.09. Disposition of Shares
A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock acquired pursuant to an Option before the earlier of  (i) the first anniversary of the exercise of the Option or (ii) the date the Participant is no longer providing services to the Company, an Affiliate of the Company, or the Operating Partnership.
Article VII
SARS
7.01. Award
In accordance with the provisions of Articles III and IV, the Committee will designate each entity to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards.
7.02. Maximum SAR Period
The term of each SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten years from the date of grant. The terms of any SAR may provide that it has a term that is less than such maximum period.
7.03. Transferability
An SAR granted under this Plan may be transferred only in accordance with this Section 7.03. To the extent permitted by the Agreement relating to an SAR, an SAR granted under this Plan may be transferred by a Participant but only to an Affiliate of the Participant or an individual who is employed by or provides services to the Participant or an Affiliate of the Participant. The holder of an SAR transferred pursuant to this Section 7.03 shall be bound by the same terms and conditions that governed the SAR during the period it was held by the Participant. If a Corresponding SAR is transferred (by the Participant or the Participant’s transferee), such Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities.
7.04. Exercise
Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that (subject to the provisions of Article III) no SAR may become exercisable before the first anniversary of its grant or as provided in Section 15.01. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares of Common Stock subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares of Common Stock with respect to which the SAR is exercised.
7.05. Service Provider Status
If the terms of any SAR provide that it may be exercised only during continued service or within a specified period of time after termination of continued service, the Committee may decide to what extent temporary interruptions of continuous service shall affect the SAR.
7.06. Settlement
At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, shares of Common Stock, or a combination of cash and Common Stock. No fractional share of Common Stock will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.
7.07. Stockholder Rights
No Participant shall, as a result of receiving an SAR, have any rights as a stockholder of the Company or any Affiliate of the Company until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.
7.08. Disposition of Shares
A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock acquired pursuant to an SAR before the earlier of  (i) the first anniversary of the exercise of the SAR or (ii) the date the Participant is no longer providing services to the Company, an Affiliate of the Company, or the Operating Partnership.
Article VIII
STOCK AWARDS
8.01. Award
In accordance with the provisions of Articles III and IV, the Committee will designate each entity to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards.
8.02. Vesting
The Committee, on the date of the award, shall prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. Subject to the provisions of Article III, the period in which the shares of Common Stock covered by a Stock Award are forfeitable or otherwise restricted shall not end before the first anniversary of the grant of the Stock Award or as provided in Section 15.01. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted subject to the attainment of objectives stated with reference to the business of the Company or an Affiliate of the Company or a business unit’s attainment of objectives stated with respect to performance criteria established by the Committee.
8.03. Service Provider Status
In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or continuous service, the Committee may decide in each case to what extent temporary interruptions of continuous service shall affect the Stock Award.

8.04. Stockholder Rights
Unless otherwise specified in accordance with the applicable Agreement, while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable, a Participant will have all rights of a stockholder with respect to a Stock Award, including the right to receive dividends and vote the shares of Common Stock; provided, however, that (i) dividends payable on shares of Common Stock subject to a Stock Award that does not become nonforfeitable solely on the basis of continued service shall be accumulated and paid, without interest, when and to the extent that the underlying Stock Award becomes nonforfeitable; (ii) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (iii) the Company shall retain custody of any certificates representing shares of Common Stock granted pursuant to a Stock Award, and (iv) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.
8.05. Disposition of Shares
A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock acquired under a Stock Award before the earlier of  (i) the first anniversary of the date that the Stock Award became nonforfeitable and (ii) the date the Participant is no longer providing services to the Company, an Affiliate of the Company, or the Operating Partnership.
Article IX
PERFORMANCE UNIT AWARDS
9.01. Award
In accordance with the provisions of Articles III and IV, the Committee will designate each entity to whom an award of Performance Units is to be made and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Performance Units.
9.02. Earning the Award
The Committee, on the date of the grant of an award, shall prescribe that the Performance Units will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Units, only upon the satisfaction of performance objectives or such other criteria as may be prescribed by the Committee. Subject to the provisions of Article III, the period in which Performance Units will be earned shall not end before the first anniversary of the grant of the Performance Units or as provided in Section 15.01.
9.03. Payment
In the discretion of the Committee, the amount payable when an award of Performance Units is earned may be settled in cash, by the issuance of shares of Common Stock, by the grant of an Other Equity-Based Award (including LTIP Units), by the delivery of other securities or property or a combination thereof. A fractional share of Common Stock shall not be deliverable when an award of Performance Units is earned, but a cash payment will be made in lieu thereof. The amount payable when an award of Performance Units is earned shall be paid in a lump sum.
9.04. Stockholder Rights
A Participant, as a result of receiving an award of Performance Units, shall not have any rights as a stockholder until, and then only to the extent that, the award of Performance Units is earned and settled in shares of Common Stock. After an award of Performance Units is earned and settled in Common Stock, a Participant will have all the rights of a stockholder of the Company.
9.05. Transferability
Any rights or restrictions with respect to the ability of the holder of any Performance Unit granted under this Plan to transfer such Performance Unit shall be set forth in the Agreement relating to such grant.

9.06. Service Provider Status
In the event that the terms of any Performance Unit award provide that no payment will be made unless the Participant completes a stated period of continued service, the Committee may decide to what extent temporary interruptions of continuous service shall effect the Performance Unit award.
9.07. Disposition of Shares
A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock issued in settlement of Performance Units before the earlier of  (i) the first anniversary of the date the shares were issued to the Participant or (ii) the date the Participant is no longer providing services to the Company, an Affiliate of the Company, or the Operating Partnership.
Article X
OTHER EQUITY-BASED AWARDS
10.01. Award
In accordance with the provisions of Articles III and IV, the Committee will designate each entity to whom an Other Equity-Based Award is to be made and will specify the number of shares of Common Stock or other equity interests (including LTIP Units) covered by such awards and the terms and conditions of such awards; provided, however, that the grant of LTIP Units must satisfy the requirements of the partnership agreement of the Operating Partnership as in effect on the date of grant. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Other Equity-Based Award.
10.02. Terms and Conditions
The Committee, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the award. The terms and conditions of an Other Equity-Based Award may prescribe that a Participant’s rights in the Other Equity-Based Award shall be forfeitable, nontransferable or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement. Subject to the Provisions of Article III, the period in which such award shall be forfeitable, nontransferable or otherwise restricted shall not end before the first anniversary of the grant of the Other Equity-Based Award or as provided in Section 15.01. Other Equity-Based Awards may be granted to Participants, either alone or in addition to other awards granted under this Plan, and Other Equity-Based Awards may be granted in the settlement of other Awards granted under this Plan.
10.03. Payment or Settlement
Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, shall be payable or settled in shares of Common Stock, cash or a combination of Common Stock and cash, as determined by the Committee in its discretion; provided, however, that any shares of Common Stock that are issued on account of the conversion of LTIP Units into shares of Common Stock shall not be issued under this Plan, i.e., the conversion shall not reduce the number of shares of Common Stock available for issuance under the Plan or the Entities Plan. Other Equity-Based Awards denominated as equity interests other than shares of Common Stock may be paid or settled in shares or units of such equity interests or cash or a combination of both as determined by the Committee in its discretion.
10.04. Service Provider Status
If the terms of any Other Equity-Based Award provides that it may be earned or exercised only during continued service or within a specified period of time after termination of continued service, the Committee may decide to what extent temporary interruptions of continuous service shall affect the Other Equity-Based Award.
10.05. Transferability
Any rights or restrictions with respect to the ability of the holder of an Other Equity-Based Award (including LTIP Units) granted under the Plan to transfer such Other Equity-Based Award (including LTIP Units) shall be set forth in the Agreement relating to such grant.

10.06. Stockholder Rights
A Participant, as a result of receiving an Other Equity-Based Award, shall not have any rights as a stockholder until, and then only to the extent that, the Other Equity-Based Award is earned and settled in shares of Common Stock.
10.07. Disposition of Shares
A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock or other equity interests (including LTIP units) covered by an Other Equity-Based Award before the earlier of (i) the first anniversary of the date that such shares or interests become nonforfeitable and (ii) the date the Participant is no longer providing services to the Company, an Affiliate of the Company, or the Operating Partnership.
Article XI
INCENTIVE AWARDS
11.01. Award
In accordance with the provisions of Articles III and IV, the Committee will designate each entity to whom an Incentive Award is to be made and will specify the terms and conditions of such award. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Incentive Award.
11.02. Terms and Conditions
The Committee, at the time an Incentive Award is made, shall specify the terms and conditions that govern the award. Such terms and conditions may prescribe that the Incentive Award shall be earned only to the extent that the Participant, the Company or an Affiliate of the Company, during a performance period of at least one year, achieves objectives stated with reference to one or more performance measures or criteria prescribed by the Committee. A goal or objective may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index. When establishing goals and objectives, the Committee may exclude any or all special, unusual, and/or extraordinary items as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Committee may also adjust the performance goals for any Incentive Award as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine. Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of service with the Company or an Affiliate of the Company or that the Company, an Affiliate of the Company, or the Participant attain stated objectives or goals (in addition to those prescribed in accordance with the preceding sentence) as a prerequisite to payment under an Incentive Award.
11.03. Transferability
Any rights or restrictions with respect to the ability of the holder of an Incentive Award granted under the Plan to transfer such Incentive Award shall be set forth in the Agreement relating to such grant.
11.04. Service Provider Status
If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of continued service, the Committee may decide to what extent temporary interruptions of continuous service shall affect the Incentive Award.
11.05. Settlement
An Incentive Award that is earned shall be settled with a single lump sum payment which may be in cash, shares of Common Stock, an Other Equity-Based Award (including LTIP Units) or a combination thereof, as determined by the Committee.

11.06. Stockholder Rights
No Participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder of the Company or an Affiliate of the Company until the date that the Incentive Award is settled and then only to the extent that the Incentive Award is settled by the issuance of shares of Common Stock.
11.07. Disposition of Shares
A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock issued in settlement of an Incentive Award until the earlier of  (i) the first anniversary of the date the shares were issued to the Participant or (ii) the date the Participant is no longer providing services to the Company, an Affiliate of the Company, or the Operating Partnership.
Article XII
ADJUSTMENT UPON CHANGE IN COMMON SHARES
The maximum number of shares of Common Stock as to which Options, SARs, Performance Units, Incentive Awards, Stock Awards and Other Equity-Based Awards may be granted under this Plan and the Entities Plan, and the terms of outstanding Stock Awards, Options, SARs, Incentive Awards, Performance Units and Other Equity-Based Awards granted under this Plan and the Entities Plan, shall be adjusted as the Board determines is equitably required in the event that (i) the Company (a) effects one or more nonreciprocal transactions between the Company and its shareholders such as a share dividend, extra-ordinary cash dividend, share split-up, subdivision or consolidation of Common Stock that affects the number or kind of shares of Common Stock (or other securities of the Company) or the Fair Market Value (or the value of other Company securities) and causes a change in the Fair Market Value of the shares of Common Stock subject to outstanding awards or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article XII by the Board shall be nondiscretionary, final and conclusive.
The issuance by the Company of any class of Common Stock, or securities convertible into any class of Common Stock, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Common Stock or obligations of the Company convertible into such Common Stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares of Common Stock as to which Options, SARs, Performance Units, Incentive Awards, Stock Awards and Other Equity-Based Awards may be granted under this Plan and the Entities Plan, or the terms of outstanding Stock Awards, Incentive Awards, Options, SARs, Performance Units or Other Equity-Based Awards under this Plan and the Entities Plan.
The Committee may make Stock Awards and may grant Options, SARs, Performance Units, Incentive Awards or Other Equity-Based Awards under this Plan and under the Entities Plan in substitution for performance shares, phantom shares, share awards, stock options, share appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate of the Company in connection with a transaction described in the first paragraph of this Article XII. Notwithstanding any provision of this Plan and the Entities Plan, the terms of such substituted Stock Awards, SARs, Other Equity-Based Awards, Options or Performance Units granted under this Plan or the Entities Plan shall be as the Committee, in its discretion, determines is appropriate.
Article XIII
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES
No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal, state and foreign laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all stock exchanges on which the Common Stock may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to represent Common Stock when a Stock Award is granted, a Performance Unit, Incentive Award or Other Equity-Based Award is settled or for which an

Option or SAR is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal, state and foreign laws and regulations. No Option or SAR shall be exercisable, no Stock Award or Performance Unit shall be granted, no Common Stock shall be issued, no certificate for Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.
Article XIV
GENERAL PROVISIONS
14.01. Effect on Service
Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any entity any right to continue in the service of the Company or an Affiliate of the Company or in any way affect any right and power of the Company or an Affiliate of the Company to terminate the service of any entity at any time with or without assigning a reason therefor.
14.02. Unfunded Plan
This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.
14.03. Rules of Construction
Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
All awards made under this Plan are intended to comply with, or otherwise be exempt from, Section 409A of the Code (“Section 409A”), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12). This Plan and all Agreements shall be administered, interpreted and construed in a manner consistent with Section 409A. Nevertheless, the tax treatment of the benefits provided under this Plan or any Agreement is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors or trustees, officers, employees or advisors shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or any other taxpayer as a result of the Plan or any Agreement. If any provision of this Plan or any Agreement is found not to comply with, or otherwise not be exempt from, the provisions of Section 409A, it shall be modified and given effect, in the sole discretion of the Committee and without requiring the Participant’s consent, in such manner as the Committee determines to be necessary or appropriate to comply with, or effectuate an exemption from, Section 409A. Each payment under an award granted under this Plan shall be treated as a separate identified payment for purposes of Section 409A.
If a payment obligation under an award or an Agreement arises on account of the Participant’s termination of service and such payment obligation constitutes “deferred compensation” (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b))12)), it shall be payable only after the Participant’s “separation from service” (as defined under Treasury Regulation section 1.409A-1(h)).
14.04. Withholding Taxes
Each Participant shall be responsible for satisfying any income, employment and other tax withholding obligations attributable to participation in this Plan. Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an award of Performance Units, SARs or Other Equity-Based Award) or a cash equivalent acceptable to the Committee. Except to the extent prohibited by Treasury Regulation Section 1.409A-3(j), any minimum statutory federal, state, district, city or foreign withholding tax obligations also may be satisfied (a) by surrendering to the Company shares of Common Stock previously acquired by the Participant; (b) by authorizing the Company to withhold or reduce the number of shares of Common Stock otherwise issuable to the Participant upon the exercise of an Option or SAR, the settlement of a Performance Unit award, Incentive Award or an Other Equity-Based Award (if applicable) or the grant or vesting of a Stock Award; or (c) by any other method as may be approved by the Committee. If shares of Common Stock are used to pay all or part of such withholding tax obligation, the Fair Market Value of the Common Stock surrendered, withheld or reduced shall be determined as of the date of surrender, withholding or reduction and the number of shares of Common Stock which may be withheld, surrendered or reduced shall be limited to the number of shares of Common Stock which have a Fair Market Value on the date of withholding, surrender or reduction equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for tax purposes that are applicable to such supplemental taxable income.
14.05. REIT Status
This Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No award shall be granted or awarded, and with respect to any award granted under this Plan, such award shall not vest, be exercisable or be settled (i) to the extent that the grant, vesting, exercise or settlement could cause the Participant or any other person to be in violation of the share ownership limit or any other limitation on ownership or transfer prescribed by the Company’s charter, or (ii) if, in the discretion of the Committee, the grant, vesting, exercise or settlement of the award could impair the Company’s status as a REIT.
14.06. Elections Under Section 83(b)
No Participant may make an election under Section 83(b) of the Code with respect to the grant of any award, the vesting of any award, the settlement of any award or the issuance of Common Stock under the Plan without the consent of the Company, which the Company may grant or withhold in its sole discretion.
14.07. Return of Awards; Repayment
Each Option, SAR, Stock Award, Performance Unit Award, Incentive Award and Other Equity-Based Award (including an LTIP Unit) granted under the Plan is subject to the condition that the Company may require that such award be returned, and that any payment made with respect to such award must be repaid, if  (a) such action is required under the terms of any Company recoupment or “clawback” policy as in effect on the date that the award was granted or (b) such award or payment made with respect to an award is, or in the future becomes, subject to any law, rule, requirement or regulation which imposes mandatory recoupment or forfeiture, under circumstances set forth in such law, rule, requirement or regulation; provided, however, that such clawback shall not be duplicative of any clawback required under clause (a).
Article XV
CHANGE IN CONTROL
15.01. Time-Based Awards Not Assumed
Each Time-Based Award that is outstanding on a Control Change Date and that is not assumed or replaced with a substitute award in accordance with Section 15.02 shall be fully vested, earned or exercisable as of the Control Change Date.
The Committee, in its discretion and without the need of the consent of a Participant (or a Participant’s transferee of an award), may provide that a Time-Based Award that becomes vested, earned or exercisable under this Section 15.01 may be cancelled in exchange for a payment. The payment may be in cash, Common Stock or other securities or consideration received by stockholders in the Change in Control Transaction. With respect to each Time-Based Award that becomes vested, earned or exercisable under this Section 15.01, the payment shall be an amount that is substantially equal to (i) the amount by which the price per share received by stockholders in the Change in Control for each share of Common Stock exceeds the option price or Initial Value in the case of an Option and SAR or (ii) for each vested share of Common Stock subject to a Stock Award, Performance Unit or Other Equity-Based Award, the price per share received by stockholders for Common Stock and (iii) the value of the other securities or property in which the Performance Unit or Other Equity-Based Award is denominated and vested. Notwithstanding any contrary provision of this Section 15.01, if the option price or Initial Value exceeds the price per share of Common Stock received by stockholders in the Change in Control transaction, the Option or SAR may be cancelled without any payment to the Participant.
15.02. Performance Awards; Assumption of Time-Based Awards
Each Performance Award that is outstanding on a Control Change Date must be assumed by, or a substitute award granted by, the Successor Entity (or if applicable, the Parent Company) in the Change in Control. Such assumed or substituted award shall be of the same type of award as the original Performance Award being assumed or replaced. The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original Performance Award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required. The assumed or substituted award shall have the same vesting terms and conditions as the original Performance Award being assumed or replaced; provided, however, that the performance objectives and measures of the original Performance Award being assumed or replaced shall be adjusted as the Committee determines is equitably required.
The Committee, in its discretion and without the need of the consent of a Participant (or the Participant’s transferee of an award), may provide that a Time-Based Award that is outstanding on the Control Change Date shall be assumed by, or a substitute award granted by, the Successor Entity (or, if applicable, the Parent Company) in the Change in Control. Such assumed or substituted award shall be of the same type of award as the original Time-Based Award being assumed or replaced. The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original Time-Based Award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required. The assumed or substituted award shall have the same vesting terms and conditions as the original Time-Based Award being assumed or replaced.
15.03. Limitation of Benefits
The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Section 15.03, the Parachute Payments will be reduced pursuant to this Section 15.03 if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.
The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.
The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.
The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are not subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) in a manner that results in the best economic benefit to the Participant (or, to the extent economically equivalent, in a pro rata manner). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Article XV, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 15.03 (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 15.03 (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay the Overpayment to the Company, without interest; provided, however, that no amount will be payable by the Participant to the Company unless, and then only to the extent that, the repayment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid, without interest, to the Participant promptly by the Company.
For purposes of this Section 15.03, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date. For purposes of this Article XV, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Section 15.03, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.
Notwithstanding any other provision of this Section 15.03, this Section 15.03 shall not limit or otherwise supersede the provisions of any other agreement or plan which provides that a Participant cannot receive Payments in excess of the Capped Payments.
Article XVI
AMENDMENT
The Board may amend or terminate this Plan at any time; provided, however, that no amendment may adversely impair the rights of Participants with respect to outstanding awards. In addition, an amendment will be contingent on approval of the Company’s stockholders if  (a) such approval is required by law or the rules of any exchange on which the Common Stock is listed, (b) the amendment would materially increase the benefits accruing to Participants under this Plan, materially increase the aggregate number of shares of Common Stock that may be issued under this Plan and the Entities Plan (except as provided in Article XII) or materially modify the requirements as to eligibility for participation in this Plan or (c) other than in connection with an involuntary termination of service, the amendment would accelerate the time at which any Option or SAR may be exercised, the time at which a Stock Award or Other Equity-Based Award may become transferable or nonforfeitable or the time at which an Other Equity-Based Award, an Incentive Award or an award of Performance Units may be settled. For the avoidance of doubt, without the approval of stockholders, the Board may not (except pursuant to Article XII) (a) reduce the option price per share of an outstanding Option or the Initial Value of an outstanding SAR, (b) cancel an outstanding Option or outstanding SAR when the option price or Initial Value, as applicable exceeds the Fair Market Value or (c) take any other action with respect to an outstanding Option or an outstanding SAR that may be treated as a repricing of the award under the rules and regulations of the principal exchange on which the Common Stock is listed for trading.
Article XVII
DURATION OF PLAN
No Stock Award, Performance Unit Award, Incentive Award, Option, SAR or Other Equity-Based Award may be granted under this Plan after October 25, 2027. Stock Awards, Performance Unit awards, Options, SARs and Other Equity-Based Awards granted before such date shall remain valid in accordance with their terms.

Article XVIII
EFFECTIVENESS OF PLAN
Options, SARs, Stock Awards, Performance Unit Awards, Incentive Awards and Other Equity-Based Awards may be granted under this Plan, as amended and restated herein, on and after the date that this Plan, as amended and restated herein, is approved by a majority of the votes cast by the Company’s stockholders, voting either in person or by proxy, at a duly held stockholders’ meeting within twelve months of its adoption by the Board

*** Exercise Your Right to Vote ***Important Notice Regarding the Availability of Proxy Materials for theStockholder Meeting to Be Held on September 28, 2018.BLUEROCK RESIDENTIAL GROWTH REIT, INC.712 FIFTH AVENUE, 9TH FLOORNEW YORK, NEW YORK 10019See the reverse side of this notice to obtain proxy materials and voting instructions.E50603-P12331BLUEROCK RESIDENTIAL GROWTH REIT, INC.You are receiving this communication because you hold shares in the company named above.This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).We encourage you to access and review all of the important information contained in the proxy materials before voting.Meeting InformationMeeting Type: Annual MeetingFor holders as of: August 8, 2018Date: September 28, 2018 Time: 12:00 PMLocation:Warwick HotelWestminster Room (33rd Floor)65 West 54th Street at 6th AvenueNew York, New York 10019

E50604-P12331Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the boxmarked by the arrow (located on the following page) available and follow the instructions.Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before September 14, 2018 to facilitate timely delivery.How to View Online:Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.How to Request and Receive a PAPER or E-MAIL Copy:If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:1) BY INTERNET: www.proxyvote.com2) BY TELEPHONE: 1-800-579-16393) BY E-MAIL*: sendmaterial@proxyvote.com* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.NOTICE OF MEETING PROXY STATEMENT 2017 ANNUAL REPORT TO STOCKHOLDERSProxy Materials Available to VIEW or RECEIVE:XXXX XXXX XXXX XXXXXXXX XXXX XXXX XXXXXXXX XXXX XXXX XXXXBefore You VoteHow to Access the Proxy MaterialsHow To VotePlease Choose One of the Following Voting Methods

Voting Items2. The election of the nominees listed below toserve as Directors until the Annual Meeting ofStockholders to be held in the year 2019 and untiltheir successors are elected and qualified (exceptas marked to the contrary).1. The approval of the amendment and restatement of each of the Second Amended 2014 Individuals Plan and the Second Amended2014 Entities Plan.3. The ratification of BDO USA, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2018.THE BOARD OF DIRECTORS RECOMMENDS AVOTE "FOR" EACH OF THE LISTED PROPOSALS.NOMINEES:01) R. Ramin Kamfar02) Brian D. Bailey03) I. Bobby Majumder04) Romano Tio05) Elizabeth HarrisonE50605-P12331

E50606-P12331

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY E50406-P12331 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. BLUEROCK RESIDENTIAL GROWTH REIT, INC. 712 FIFTH AVENUE, 9TH FLOOR NEW YORK, NEW YORK 10019 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. IN PERSON You may vote the shares in person by attending the Annual Meeting. 2. The election of the nominees listed below to serve as Directors until the Annual Meeting of Stockholders to be held in the year 2019 and until their successors are elected and qualified (except as marked to the contrary). 1. The approval of the amendment and restatement of each of the Second Amended 2014 Individuals Plan and the Second Amended 2014 Entities Plan. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2017 Annual Report to Stockholders. Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. 3. The ratification of BDO USA, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2018. 01) R. Ramin Kamfar 02) Brian D. Bailey 03) I. Bobby Majumder 04) Romano Tio 05) Elizabeth Harrison THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS. NOMINEES: For address changes and/or comments, please check this box and write them on the back where indicated. BLUEROCK RESIDENTIAL GROWTH REIT, INC.

E50407-P12331 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Meeting, Proxy Statement and 2017 Annual Report to Stockholders are available at www.bluerockresidential.com. BLUEROCK RESIDENTIAL GROWTH REIT, INC. 712 Fifth Avenue, 9th Floor New York, New York 10019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints R. Ramin Kamfar and Jordan B. Ruddy, and each with full power of substitution to represent and vote as designated on the reverse side, all the shares of Class A Common Stock and Class C Common Stock of Bluerock Residential Growth REIT, Inc. held of record by the undersigned as of August 8, 2018 at the Annual Meeting of Stockholders to be held at the Warwick Hotel located at 65 West 54th Street at 6th Avenue, New York, New York 10019, in the Westminster Room (33rd Floor), on September 28, 2018, or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. (Continued and to be signed on the reverse side.) Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)